                                                                     EXHIBIT 4.2

================================================================================


                                CREDIT AGREEMENT



                            dated as of May 30, 1997



                                     among



                         CAREER EDUCATION CORPORATION,
                                  as Borrower,


                           THE LENDERS NAMED HEREIN,



                                      and



                             LASALLE NATIONAL BANK,


                                    as Agent


================================================================================

The following Table of Contents has been inserted for convenience only and does not constitute a part of this Agreement.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS..................   2
     1.1   Certain Defined Terms..............................   2
           ---------------------
     1.2   Other Definitional Provisions......................  23
           -----------------------------
     1.3   Accounting and Financial Determinations............  23
           ---------------------------------------

SECTION 2.  THE COMMITMENTS...................................  24
     2.1   Term Loan Commitment...............................  24
           --------------------
     2.2   Revolving Loan Commitment..........................  24
           -------------------------
     2.3   Increase of Commitments............................  24
           -----------------------
     2.4   Automatic Reduction of Revolving Loan Commitments..  26
           -------------------------------------------------
     2.5   LC Commitment......................................  26
           -------------
     2.6   Commitments and Other Terms........................  27
           ---------------------------

SECTION 3.  THE LOANS.........................................  27
     3.1   Various Types of Loans.............................  27
           ----------------------
     3.2   Notice of Borrowing................................  27
           -------------------
     3.3   Funding............................................  28
           -------
     3.4   Funding Reliance...................................  28
           ----------------
     3.5   Conversion and Continuation of Loans...............  28
           ------------------------------------
     3.6   Repayment of Term Loans; Notes.....................  30
           ------------------------------
     3.7   Repayment of Revolving Loans; Notes................  30
           -----------------------------------
     3.8   Recordkeeping......................................  30
           -------------

SECTION 4.  THE LETTERS OF CREDIT.............................  30
     4.1   Request for Issuance of Letters of Credit..........  30
           -----------------------------------------
     4.2   Expiration and other Terms.........................  31
           --------------------------
     4.3   Participation......................................  31
           -------------
     4.4   Notification of Demand for Payment.................  31
           ----------------------------------
     4.5   Funding by Agent...................................  31
           ----------------
     4.6   Funding By Lenders.................................  31
           ------------------
     4.7   Non-Conforming Demand For Payment..................  32
           ---------------------------------
     4.8   Return of Funds Related to Non-Conforming Demand...  32
           ------------------------------------------------
     4.9   Return of Letter of Credit.........................  32
           --------------------------
     4.10  Reimbursement Agreement of the Borrower............  32
           ---------------------------------------
     4.11  Obligation to Reimburse for or Participate in
           ---------------------------------------------
            Letter of Credit Payments.........................  33
            -------------------------
     4.12  Mandatory Payment to Agent of LC Obligations.......  34
           --------------------------------------------

SECTION 5.  INTEREST AND FEES, ETC............................  34
     5.1   Interest Rates.....................................  34
           --------------

                                                              PAGE
                                                              ----
     5.2   Default Interest Rate..............................  35
           ---------------------
     5.3   Interest Payment Dates.............................  35
           ----------------------
     5.4   Interest Periods...................................  35
           ----------------
     5.5   Setting and Notice of Rates........................  36
           ---------------------------
     5.6   Computation of Interest............................  36
           -----------------------
     5.7   Fees...............................................  36
           ----

SECTION 6.  REDUCTION OR TERMINATION OF THE COMMITMENTS;
             PAYMENTS AND PREPAYMENTS.........................  38
     6.1   Voluntary Reduction or Termination of the Revolving

            Loan Commitments..................................  38

     6.2   Voluntary Reduction of the LC Commitments..........  38
           -----------------------------------------
     6.3   Voluntary Prepayments..............................  38
           ---------------------
     6.4   Mandatory Prepayments..............................  39
           ---------------------
     6.5   Making of Payments.................................  40
           ------------------
     6.6   Due Date Extension.................................  41
           ------------------
     6.7   Sharing of Payments................................  41
           -------------------
     6.8   Setoff.............................................  42
           ------
     6.9   Net Payments.......................................  42
           ------------

SECTION 7.  CHANGES IN CIRCUMSTANCES..........................  43
     7.1   Increased Costs....................................  43
           ---------------
     7.2   Change in Rate of Return...........................  44
           ------------------------
     7.3   Basis for Determining Interest Rate Inadequate or
           -------------------------------------------------
           Unfair.............................................  45
           ------
     7.4   Changes in Law Rendering Certain Loans Unlawful....  45
           -----------------------------------------------
     7.5   Funding Losses.....................................  46
           --------------
     7.6   Right of Lenders to Fund Through Other Offices.....  46
           ----------------------------------------------
     7.7   Discretion of Lenders as to Manner of Funding......  46
           ---------------------------------------------
     7.8   Conclusiveness of Statements; Survival of
           -----------------------------------------
            Provisions........................................  47
            ----------

SECTION 8.  COLLATERAL AND OTHER SECURITY.....................  47
     8.1   Security Documents.................................  47
           ------------------
     8.2   Further Assurances.................................  47
           ------------------

SECTION 9.  REPRESENTATIONS AND WARRANTIES....................  48
     9.1   Organization, etc..................................  48
           -----------------
     9.2   Authorization......................................  48
           -------------
     9.3   No Conflict........................................  48
           -----------
     9.4   Governmental Consents..............................  49
           ---------------------
     9.5   Validity...........................................  49
           --------
     9.6   Financial Statements...............................  49
           --------------------
     9.7   Material Adverse Change............................  49
           -----------------------
     9.8   Litigation and Contingent Obligations..............  49
           -------------------------------------
     9.9   Liens..............................................  50
           -----
     9.10  Subsidiaries.......................................  50
           ------------

                                                              PAGE
                                                              ----
     9.11  Pension and Welfare Plans..........................  50
           -------------------------
     9.12  Investment Company Act.............................  51
           ----------------------
     9.13  Public Utility Holding Company Act.................  51
           ----------------------------------
     9.14  Margin Regulation..................................  51
           -----------------
     9.15  Collateral.........................................  51
           ----------
     9.16  Taxes..............................................  51
           -----
     9.17  Accuracy of Information............................  52
           -----------------------
     9.18  Environmental Warranties...........................  52
           ------------------------
     9.19  Proceeds...........................................  53
           --------
     9.20  Insurance..........................................  54
           ---------
     9.21  Securities Laws....................................  54
           ---------------
     9.22  Governmental Authorizations........................  54
           ---------------------------
     9.23  Stock Purchase Transaction.........................  54
           --------------------------
     9.24  Representations in Other Agreements True and
           --------------------------------------------
           Correct............................................  55
           -------
     9.25  Business Locations; Trade Names....................  55
           -------------------------------
     9.26  Solvency...........................................  55
           --------
     9.27  Title IV Compliance................................  55
           -------------------
     9.28  No Burdensome Restrictions.........................  57
           --------------------------
     9.29  Copyrights, Patents, Trademarks and Licenses, etc..  57
           -------------------------------------------------
     9.30  Title to Assets; Leases............................  58
           -----------------------
     9.31  Labor Disputes.....................................  58
           --------------

SECTION 10.  AFFIRMATIVE COVENANTS............................  58
     10.1  Reports, Certificates and Other Information........  58
           -------------------------------------------
     10.2  Corporate Existence; Foreign Qualification.........  63
           ------------------------------------------
     10.3  Books, Records and Inspections.....................  63
           ------------------------------
     10.4  Insurance..........................................  64
           ---------
     10.5  Taxes and Liabilities..............................  64
           ---------------------
     10.6  Pension Plans and Welfare Plans....................  64
           -------------------------------
     10.7  Compliance with Laws...............................  64
           --------------------
     10.8  Title IV Compliance................................  64
           -------------------
     10.9  Maintenance of Permits.............................  67
           ----------------------
     10.10 Environmental Compliance...........................  67
           ------------------------

SECTION 11.  NEGATIVE COVENANTS...............................  67
     11.1  Limitation on Indebtedness.........................  67
           --------------------------
     11.2  Liens..............................................  69
           -----
     11.3  Consolidation, Merger, etc.........................  69
           --------------------------
     11.4  Asset Disposition, etc.............................  70
           ----------------------
     11.5  Dividends, etc.....................................  70
           --------------
     11.6  Investments........................................  71
           -----------
     11.7  Rental Obligations.................................  71
           ------------------
     11.8  Subordinated Debt..................................  71
           -----------------
     11.9  Take or Pay Contracts..............................  72
           ---------------------
     11.10 Regulations G and U................................  72
           -------------------
     11.11 Subsidiaries.......................................  72
           ------------
     11.12 Other Agreements...................................  73
           ----------------

                                                              PAGE
                                                              ----
     11.13 Business Activities................................  73
           -------------------
     11.14 Change of Location or Name.........................  73
           --------------------------
     11.15 Transactions with Affiliates.......................  74
           ----------------------------
     11.16 Bank Accounts......................................  74
           -------------
     11.17 Limitation on Sales and Leasebacks.................  74
           ----------------------------------
     11.18 Modification of Certain Documents..................  74
           ---------------------------------

SECTION 12.  FINANCIAL COVENANTS..............................  75
     12.1  Minimum Fixed Charge Coverage Ratio................  75
           -----------------------------------
     12.2  Minimum Interest Coverage..........................  75
           -------------------------
     12.3  Maximum Leverage Ratio.............................  75
           ----------------------
     12.4  Maximum Capital Expenditures.......................  75
           ----------------------------
     12.5  Minimum Tangible Net Worth.........................  75
           --------------------------

SECTION 13.  CONDITIONS.......................................  76
     13.1  Initial Borrowing..................................  76
           -----------------
     13.2  Conditions of each Letter of Credit................  78
           -----------------------------------
     13.3  All Loans and Letters of Credit....................  78
           -------------------------------
     13.4  Loans for Stock Purchase Transactions..............  79
           -------------------------------------
     13.5  Loans for Permitted Acquisitions...................  79
           --------------------------------

SECTION 14.  EVENTS OF DEFAULT AND THEIR EFFECT...............  80
     14.1  Events of Default..................................  80
           -----------------
     14.2  Effect of Event of Default.........................  83
           --------------------------

SECTION 15.  THE AGENT........................................  83
     15.1  Authorization and Action...........................  83
           ------------------------
     15.2  Liability of the Agent.............................  83
           ----------------------
     15.3  LaSalle and Affiliates.............................  84
           ----------------------
     15.4  Lender Credit Decision.............................  84
           ----------------------
     15.5  Indemnification....................................  85
           ---------------
     15.6  Successor Agent....................................  85
           ---------------
     15.7  Collateral Matters.................................  86
           ------------------

SECTION 16.  ASSIGNMENTS AND PARTICIPATIONS...................  86
     16.1  Assignments........................................  86
           -----------
     16.2  Participations.....................................  88
           --------------
     16.3  Disclosure of Information..........................  88
           -------------------------
     16.4  Foreign Transferees................................  89
           -------------------

SECTION 17.  MISCELLANEOUS....................................  89
     17.1  Waivers and Amendments.............................  89
           ----------------------
     17.2  Notices............................................  90
           -------
     17.3  Regulation U.......................................  91
           ------------

                                                              PAGE
                                                              ----
     17.4  Payment of Costs and Expenses......................  91
           -----------------------------
     17.5  Indemnity..........................................  92
           ---------
     17.6  Subsidiary References..............................  92
           ---------------------
     17.7  Captions...........................................  92
           --------
     17.8  Governing Law......................................  92
           -------------
     17.9  Counterparts.......................................  92
           ------------
     17.10 SUBMISSION TO JURISDICTION; WAIVER OF VENUE.......   93
           -------------------------------------------
     17.11 Service of Process................................   93
           ------------------
     17.12 WAIVER OF JURY TRIAL..............................   94
           --------------------
     17.13 Successors and Assigns............................   94
           ----------------------

                             SCHEDULES AND EXHIBITS


SCHEDULES
---------

SCHEDULE 2.1        Schedule of Lenders and Percentages
SCHEDULE 9.1        Stockholders
SCHEDULE 9.8        Material Litigation
SCHEDULE 9.10       Subsidiaries
SCHEDULE 9.11       ERISA
SCHEDULE 9.15       Collateral
SCHEDULE 9.18       Environmental Warranties
SCHEDULE 9.20       Insurance
SCHEDULE 9.25       Business Locations; Trade Names
SCHEDULE 9.27(c)    Title IV Compliance Information
SCHEDULE 9.27(f)    Title IV Compliance Disclosure
SCHEDULE 9.27(g)    Cohort Default Rate
SCHEDULE 9.28       Intellectual Property
SCHEDULE 9.30       Material Leases
SCHEDULE 11.1       Indebtedness
SCHEDULE 11.2       Liens
SCHEDULE 11.6       Investments
SCHEDULE 11.12      Subsidiaries
SCHEDULE 11.16      Bank Accounts


EXHIBITS
--------

EXHIBIT A      Form of Term Note
EXHIBIT B      Form of Revolving Note
EXHIBIT C      Form of Borrowing Request
EXHIBIT D      Form of Continuation/Conversion Notice
EXHIBIT E      Form of LC Application
EXHIBIT F      Form of Security Agreement
EXHIBIT G      Form of Borrower Pledge Agreement
EXHIBIT H      Form of Gibbs Pledge Agreement
EXHIBIT I      Form of Collateral Assignment of Lease(s)
EXHIBIT J      Form of Subsidiary Guaranty
EXHIBIT K-1    Form of Borrower Officer's Certificate
EXHIBIT K-2    Form of Subsidiary Officer's Certificate
EXHIBIT L      Form of Borrower Trademark Security Agreement
EXHIBIT M      Form of Subordination Agreement
EXHIBIT N      Form of Borrower Solvency Certificate
EXHIBIT O      Form of Compliance Certificate
EXHIBIT P      Form of Landlord Waiver and Estoppel Certificate
EXHIBIT Q      Form of Excess Cash Flow Certificate
EXHIBIT R      Form of Gibbs Acquisition Agreement
EXHIBIT S-1    [RESERVED]
EXHIBIT S-2    [RESERVED]
EXHIBIT T      Form of Opinion of D'Ancona & Pflaum, counsel to the Borrower and its Subsidiaries

EXHIBIT U      Form of Assignment Agreement
EXHIBIT V      Form of Financing Request
EXHIBIT W-1    Form of Step-up Lender Confirmation
EXHIBIT W-2    Form of New Lender Confirmation
EXHIBIT X      [RESERVED]
EXHIBIT Y      Form of Post-Closing Agreement

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of May 30, 1997, is made by and among CAREER EDUCATION CORPORATION, a Delaware corporation (the "Borrower"), the lenders party hereto (herein, together with any Eligible Assignees thereof, collectively called the "Lenders", and each individually called a "Lender"), and LASALLE NATIONAL BANK ("LaSalle"), as agent for the Lenders (herein, in such capacity, together with any successor thereto in such capacity, called the "Agent").

                                   Background
                                   ----------

     1. The Borrower and K-III Prime Corporation, Inc., a Delaware corporation, entered into a Stock Sale Agreement, dated as of April 7, 1997 (as the same may be amended or modified in accordance with the Agreement, the "Gibbs Acquisition Agreement"), a copy of which is attached hereto as Exhibit R,
                                                               ---------
pursuant to which the Borrower will acquire all of the outstanding capital stock of The Katharine Gibbs Schools, Inc., a Delaware corporation ("Gibbs").

     2. IAMD Acquisition I, Ltd., a Delaware corporation and a wholly owned Subsidiary (as hereinafter defined) of the Borrower ("IAMD Acquisition") and the shareholders of IAMD Limited, an Illinois Corporation ("IAMD (U.S.)"), are currently negotiating a Stock Purchase Agreement (the "IAMD (U.S.) Acquisition Agreement"), pursuant to which IAMD Acquisition will acquire all of the outstanding capital stock of IAMD (U.S.). The Borrower and the shareholders of International Academy of Merchandising and Design (Canada), Ltd., an Ontario corporation ("IAMD (Canada)") are currently negotiating a Stock Purchase Agreement (the "IAMD (Canada) Acquisition Agreement"), pursuant to which the Borrower will acquire all of the outstanding capital stock of IAMD (Canada).
The IAMD (U.S.) Acquisition Agreement and the IAMD (Canada) Acquisition Agreement are collectively referred to herein as the "IAMD Acquisition Agreements."

     3. In connection with the transactions contemplated by the Gibbs Acquisition Agreement and the IAMD Acquisition Agreements (collectively, the "Stock Purchase Transactions"), the Borrower desires to obtain Commitments (as hereinafter defined) from the Lenders pursuant to which Loans (as hereinafter defined) will be made and/or Letters of Credit (as hereinafter defined) issued for the account of the Borrower.

     4. (a) simultaneously with the closing under this Agreement, the Borrower will issue at least $15,000,000 of equity securities to Heller, Electra (each as hereinafter defined) and certain other stockholders of the Borrower in the form of preferred stock and common stock purchase warrants, and (b) upon the closing of the transactions contemplated by the IAMD Acquisition Agreements, the Borrower will issue at least an additional $5,500,000 (a portion of which may have previously been issued under clause (a)) of equity securities to Heller, Electra and certain other stockholders of the Borrower in the form of preferred stock and common stock purchase warrants, the proceeds referred to in the foregoing clauses (a) and (b) of which, together with the proceeds of the Loans, shall be
-------------------
used to (i) finance the Stock Purchase Transactions (including the payment of expenses incident thereto); provided that the purchase price of Gibbs shall not exceed $27,000,000 and the aggregate purchase price of IAMD (U.S) and IAMD (Canada) shall not exceed $18,000,000, (ii) to finance Permitted Acquisitions (as hereinafter defined) in addition to the Stock Purchase Transactions in an amount not to exceed $20,000,000, (iii) to pay (or in the case of letters of credit issued under the Provident Bank Credit Agreement (as hereinafter defined), to back up such letters of credit with Letters of Credit (as hereinafter defined) issued under this Agreement) the Indebtedness to be Refinanced (as hereinafter defined) and (iv) to provide general working capital.

     5. The Lenders are willing to make the Loans and issue, or participate in the issuance of, the Letters of Credit, all subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                 SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1   Certain Defined Terms.  As used in this Agreement, the
                   ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ABN AMRO" ABN AMRO a banking holding company organized under the laws of the Netherlands.

     "Acquired Person" shall mean any Person acquired or the Person holding the assets acquired upon the consummation of an Acquisition permitted by the terms of this Agreement.

     "Accrediting Body" shall mean, with respect to any Educational Institution, any entity or organization, whether governmental, government-chartered, inter-governmental, private or quasi-private, which engages in granting or withholding licensing, accreditation or similar approval for such Educational

Institution, in accordance with standards relating to the performance, operation, financial condition and/or academic standing of private post-secondary schools, including, without limitation, as applicable, the Accrediting Commission of Career Schools and Colleges of Technology and the Accrediting Council for Independent Colleges and Schools and the Western Association of Schools and Colleges.

     "Acquisition" shall mean any transaction or series of transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition (in one or a series of related transactions) of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition (in one or a series of related transactions) of in excess of 50% of the capital stock, partnership interests, membership interests or other equity securities of any Person, or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination of the Borrower or one of its Subsidiaries with another Person (other than a Person that is a Subsidiary of the Borrower immediately prior to such merger or consolidation); provided that the Borrower or such Subsidiary, as the case may
                -------- ----
be, is the surviving entity (unless otherwise consented to by the Agent), in each case subject to and to the extent permitted by the terms of this Agreement.

     "Affected Lender" - see Section 7.4.
                             -----------

     "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any commitment with responsibility for administering, any Pension Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, membership interests, by contract, or otherwise.

     "Agent" shall mean LaSalle in its capacity as agent for the Lenders hereunder, and any successor agent in accordance with the terms of Section 15.6.
                                                                   ------------

     "Agreement" shall mean this Credit Agreement, as hereafter amended, modified, restated, refinanced, refunded or renewed from time to time in whole or in part.

     "Applicable Base Rate Margin" - see Section 5.1.
                                         -----------

     "Applicable LIBOR Rate Margin" - see Section 5.1.
                                          -----------

     "Assignment Agreement" - see Section 16.1.
                                  ------------

     "Base Rate" shall mean, for any day, a fluctuating rate of interest per annum equal to the greater of (a) the rate of interest in effect for such day as publicly announced from time to time by LaSalle in Chicago, Illinois, as its "prime rate", or (b) a rate of interest per annum (rounded upward to the next higher 1/16th of 1% if not already an integral multiple of 1/16th of 1%) equal to the Federal Funds Rate in effect at the commencement of business on such day plus 1/2% per annum. The "prime rate" is a rate of interest set by LaSalle based upon various factors including LaSalle's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. If for any reason the Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Rate for any reason (including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof), the Base Rate shall be determined in accordance with clause (a) of this definition until the circumstances giving rise to such
----------
inability no longer exist.

     "Base Rate Loan" shall mean any Loan which bears interest at or by reference to the Base Rate.

     "Beneficiary" shall mean the beneficiary under any Letter of Credit.

     "Borrower" - see Preamble.

     "Borrower Pledge Agreement" - see Section 8.1.
                                       -----------

     "Borrower Trademark Security Agreement" shall mean that certain Borrower Trademark Security Agreement, dated as of the date hereof, among the Borrower and the Agent, substantially in the form of Exhibit L, as the same may be
                                            ---------
amended or modified from time to time in whole or in part.

     "Borrowing" shall mean a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Lenders pursuant to Section 2, and with
                                                         ---------
respect to LIBOR Rate Loans, having the same Interest Period. A Borrowing may be a Base Rate Borrowing or a LIBOR Rate Borrowing.

     "Borrowing Request" - see Section 3.2.
                               -----------

     "Business Day" shall mean: (a) in the case of a Business Day which relates to a LIBOR Rate Loan, any day of the year on which banks are open for business in Chicago, Illinois and on which dealings are carried on in the London eurodollar market; and (b) in the case of a Business Day which relates to a Base Rate Loan, any day of the year on which banks are open for business in Chicago, Illinois.

     "Capitalized Lease Liabilities" shall mean, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalents" shall mean (a) securities with maturities of three (3) months or less from the date of acquisition issued and fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements of any Lender or any other commercial bank organized under the laws of the United States or any state thereof having capital and surplus and undivided profits aggregating at least $250,000,000 and whose unsecured long-term debt obligations are rated at least A-1 by S&P or A3 by Moody's having maturities of three (3) months or less from the date of acquisition, and (c) commercial paper rated at least A-1 by S&P or P-1 by Moody's.

     "CEC Management" shall mean CEC Management, Inc., an Illinois corporation.

     "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

     "CERCLIS" shall mean the Comprehensive Environmental Response Compensation Liability Information System List.

     "C.F.R." shall mean the Code of Federal Regulations.

     "Change in Control" shall mean the time at which (a) any Person (including a Person's Affiliates and associates) or group (as that term is understood under
Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder), other than the Control Group, has become the beneficial owner of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of the Borrower greater than twenty-five percent (25%), (b) the Control Group no longer has the ability to control the appointment or election of a majority of the directors of the Borrower, (c) there shall occur a sale by Heller of more than fifty percent (50%) of its capital stock of the Borrower held on the Closing Date (after giving effect to the Equity Purchase Transaction), (d) there shall be consummated any consolidation or merger of the Borrower or any of its Subsidiaries pursuant to which the Borrower's or such Subsidiary's common stock (or other capital stock) would be converted into cash, securities or other property, other than a merger or consolidation of the Borrower or such Subsidiary in which the holders of such common stock (or such other capital stock) immediately prior to the merger have the same proportionate ownership, directly or indirectly, of common stock of the surviving corporation immediately after the merger as they had of the Borrower's or such Subsidiary's common stock immediately prior to such merger, (e) all or substantially all of the Borrower's or any of its Subsidiary's assets shall be sold, leased, conveyed or otherwise disposed of as an entirety or substantially as an entirety to any Person (including an Affiliate or associate of the Borrower or its Subsidiaries) in one or a series of transactions, (f) Jack M. Larson shall cease to perform his duties as President and CEO of the Borrower, unless within one hundred and twenty (120) days thereafter, a replacement for him acceptable to the Agent (in its reasonable judgment) is found, unless the Borrower is diligently pursuing appointment of a replacement chief executive officer, but in any event such replacement is appointed within 150 days, or (g) the Borrower ceases to own free and clear of all Liens (other than Permitted Liens), at least 100% of the outstanding shares of voting stock of any of its Subsidiaries existing on the Closing Date on a fully diluted basis and, with respect to any Subsidiary created or acquired after the Closing Date, at least 66-2/3% of the outstanding shares of voting stock of such Subsidiary on a fully diluted basis, except in connection with a disposition permitted by Section 11.3.
                                           ------------

     "Charges" - see Section 6.9.
                     -----------

     "Closing Date" shall mean the date that the initial Loans are made under this Agreement after satisfaction of the conditions precedent set forth in
Section 13.
----------

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral" shall mean all of the collateral security described or provided for in Section 8 together with all property and/or rights on or in
                ---------
which a Lien is now or hereafter granted by any Person to the Agent (or to any agent, trustee or other party acting on behalf of the Agent), for the benefit of the Lenders, pursuant to the Security Agreement, the Borrower Trademark Security Agreement, the Borrower Pledge Agreement, the Gibbs

Pledge Agreement, the Fee Mortgages, the Collateral Assignment of Lease(s) or any other instruments or documents provided for herein or delivered hereunder or in connection herewith or therewith.

     "Collateral Assignment of Lease(s)" shall mean the Collateral Assignment of Leases, substantially in the form of Exhibit I, as the same may be amended or
                                     ---------
modified from time to time.

     "Commitment Fee" - see Section 5.7(a).
                            --------------

     "Commitment Increase" - see Section 2.3.
                                 -----------

     "Commitment Increase Closing Items" - see Section 2.3.
                                               -----------

     "Commitment Increase Date" - see Section 2.3.
                                      -----------

     "Commitments" - see Section 2.6.
                         -----------

     "Compliance Certificate" - see Section 10.1.4.
                                    --------------

     "Compliance Reports" - see Section 9.27(f).
                                ---------------

     "Consolidated Capital Expenditures" shall mean, for any period, the capital expenditures of the Borrower and its Subsidiaries for such period, as the same are (or would in accordance with GAAP be) set forth in the consolidated statement of changes in financial position of the Borrower and its Subsidiaries for such period, and including in any event the amount of any Investment during such period pursuant to Sections 11.6(d) and 11.6(e).
                        ----------------     -------

     "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus (a) Consolidated Interest Expense for such period, plus
(b) the aggregate amounts deducted in determining Consolidated Net Income in respect of (i) cash Income Taxes paid, (ii) depreciation and amortization, and
(iii) interest income, less (c) any Non-Recurring Items.

     "Consolidated Interest Expense" shall mean, for any period, the aggregate interest expense (net of interest income) of the Borrower and its Subsidiaries for such period including, without limitation, (a) the portion of any obligation under Capital Leases allocable to interest expense in accordance with GAAP, and
(b) the portion of any debt discount that shall be amortized in such period.

     "Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period.

     "Consolidated Tangible Net Worth" shall mean the consolidated net worth of the Borrower and its Subsidiaries after subtracting therefrom the aggregate amount of any assets of the Borrower and its Subsidiaries, constituting goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names and any other general intangibles as defined in GAAP.

     "Contingent Obligation" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" - see Section 3.5.
                                            -----------

     "Control Group" shall mean, the Borrower, the Management Stockholders, Heller, Electra and Affiliates thereof.

     "Controlled Group" shall mean all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under section 414(b) or section 414(c) of the Code or section 4001 of ERISA. For purposes of this definition, the term Borrower shall be deemed to include any and all Subsidiaries of the Borrower.

     "Default" shall mean any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disposition" - see Section 6.4(b).
                         --------------

     "DOE" shall mean the United States Department of Education and any successor agency administering federal student financial assistance under Title IV.

     "Dollars" and the sign "$" shall mean lawful money of the United States of America.

     "EAI" shall mean Electra Associates, Inc., a Delaware corporation.

     "Educational Institution" shall mean each of the Subsidiaries of the Borrower (other than CEC Management, IAMD Acquisition and Market Direct) and any other Acquired Person acquired after the Effective Date pursuant to a Permitted Acquisition, in each case, which constitutes an Eligible Facility and satisfies clauses (c)-(e) of the definition of Permitted Acquisition.
---------------

     "Effective Date" shall mean the date of this Agreement as set forth in the Preamble.

     "EIT" shall mean Electra Investment Trust P.L.C., a corporation formed under the laws of England and Wales.

     "Electra" shall mean, collectively, EIT and EAI.

     "Electra Permitted Cash Dividends" shall mean scheduled cash dividends required to be paid by the Borrower to Electra with respect to the Borrower's Series C Preferred Stock in an amount not to exceed $500,000 per year or such lesser proportionate amount reflecting any reduction in the number of shares of the Borrower's Series C Preferred Stock owned by Electra after the Closing Date.

     "Eligible Assignee" shall mean any bank (including, without limitation, any Federal Reserve Bank), insurance company, pension fund, mutual fund, investment fund, other financial institution.

     "Eligible Facility" shall mean a vocational or similar educational institution.

     "Environmental Laws" shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

     "Equity Purchase Documents" shall mean, the stock purchase agreements, the subscription agreements, the stockholders' agreement(s), the registration rights agreements, the applicable certificate of designations, the stock certificates, the warrants, and the other agreements and instruments executed and delivered in connection with any Equity Purchase Transaction, as in effect on the Closing Date, or as the same may be amended or modified in accordance with the Agreement.

     "Equity Purchase Transaction" shall mean, collectively, (a) the purchase by certain stockholders of the Borrower of Series A Preferred Stock of the Borrower on January 31, 1994, (b) the purchase by Heller of Series A Preferred Stock on June 20, 1994, (c) the purchase by Electra of shares of Series C Preferred Stock of the Borrower and the issuance of the warrants on July 31, 1995 pursuant to the applicable Equity Purchase Documents, (d) the purchase by Electra, Heller and certain other stockholders of the Borrower of shares of Series D Preferred Stock of the Borrower and the issuance of warrants on February 28, 1997 and (e) the purchase by Electra, Heller and certain other stockholders of the Borrower of shares of Series D Preferred Stock of the Borrower and the issuance of warrants on and/or after the Closing Date.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Eurocurrency Reserve Percentage" shall mean, with respect to any LIBOR Rate Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period, as prescribed by the Federal Reserve Board, for determining the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then-applicable regulation of the Federal Reserve Board which prescribes reserve requirements applicable to "Eurocurrency liabilities," as defined in Regulation D, as applicable to the class of banks of which the Agent is a member. Without limiting the effect of the foregoing, the Eurocurrency Reserve Percentage shall reflect any other reserves required to be maintained by the Agent against (a) any category of liabilities that includes deposits by reference to which the LIBOR Rate (Reserve Adjusted) is to be determined, or (b) any category of extensions of credit or other assets that includes LIBOR Rate Loans. For purposes of this Agreement, any LIBOR Rate Loan hereunder shall be deemed to be "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available to the Agent from time to time under Regulation D.

     "Event of Default" shall mean any of the events described in Section 14.1.
                                                                  ------------

     "Excess Cash Flow" shall mean, with respect to any period, (a) Consolidated EBITDA for such period, less (b) the sum of (i) Consolidated Interest Expense,
(ii) the current portion of any principal or interest paid under this Agreement during such period, (iii) cash Taxes paid during such period, (iv) Consolidated Capital Expenditures made during such period and (v) Electra Permitted Cash Dividends.

     "Federal Funds Rate" shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     "Fee Letter" - see Section 5.7(d).
                        --------------

     "Fee Mortgages" shall mean the Fee Mortgages granted from time to time by the Borrower or its Subsidiaries to the Agent to secure the Loans in form and substance reasonably satisfactory to the Agent in its sole discretion, as the same may be amended or supplemented from time to time in whole or in part.

     "Fiscal Quarter" or "FQ" shall mean any fiscal quarter of a Fiscal Year.

     "Fiscal Year" or "FY" shall mean any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1996 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

     "Fixed Charge Coverage Ratio" shall mean, with respect to any period, the ratio of (a) the sum of (i) Consolidated EBITDA for such period, plus (ii) expenses paid by the Borrower and its Subsidiaries with respect to operating leases during such period, plus (iii) Electra Permitted Cash Dividends paid during such period, minus (iv) to the extent permitted by this Agreement, Capital Expenditures made during such period, to (b) the sum of (i) scheduled principal and interest payments on the Senior Funded Debt during such Period, plus (ii) Consolidated Interest Expense during such period, plus (iii) expenses paid by the Borrower and its Subsidiaries with respect to operating leases during such period.

     "Funded Debt to Consolidated EBITDA Ratio" shall mean the ratio of Senior Funded Debt to Consolidated EBITDA.

     "GAAP" - see Section 1.3.
                  -----------

     "Gibbs" - see the first recital.

     "Gibbs Acquisition Agreement" - see the first recital.

     "Gibbs Pledge Agreement" - see Section 8.1.
                                    -----------

     "Guarantor" shall mean collectively, (or individually each a "Guarantor") Al Collins Graphic Design School, Ltd., Brooks College, Ltd., Allentown Business School, Ltd., Brown Institute, Ltd., Western Culinary Institute, Ltd., School of Computer Technology, Inc., IAMD Acquisition, Gibbs, each a Delaware corporation, Market Direct, CEC Management and any other Subsidiary of the Borrower that becomes a guarantor pursuant to Section 11.11.
                                -------------

     "Hazardous Material" shall mean: (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum product; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Hedging Obligations" shall mean, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements or agreements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Heller" shall mean Heller Equity Capital Corporation, a Delaware corporation and its Affiliates.

     "IAMD Acquisition" - see the second recital.

     "IAMD Acquisition Agreements" - see the second recital.

     "IAMD (Canada)" - see the second recital.

     "IAMD (Canada) Acquisition Agreement" - see the second recital.

     "IAMD (U.S.)" - see the second recital.

     "IAMD (U.S.) Acquisition Agreement" - see the second recital.

     "Income Taxes" shall mean, with respect to any Person, any Taxes in which the base is measured by net income of such Person.

     "Indebtedness" shall mean, with respect to any Person at any date, without duplication: (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments including, without limitation, all obligations comprising Subordinated Debt of such Person; (c) all obligations in respect of letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person; (d) all Capitalized Lease Liabilities of such Person;
(e) all Hedging Obligations of such Person; (f) all obligations of such Person secured by a contractual lien; (g) all trade payables of such Person; (h) all obligations of such Person with respect to operating leases; (i) all other items (exclusive of negative goodwill) which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person; (j) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services and Indebtedness secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements) whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; and (k) and all Contingent Obligations of such Person whether or not in connection with the foregoing.

     "Indebtedness to be Refinanced" shall mean, collectively, (a) all Indebtedness of the Borrower under the Provident Bank Credit Agreement in an aggregate amount of $17,305,506.81, and (b) upon consummation of the IAMD (U.S.) and IAMD (Canada) acquisition, Indebtedness in an aggregate amount of $2,000,000 with the approval of the Agent.

     "Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA for such period, to Consolidated Interest Expense for such period.

     "Interest Payment Date" shall mean, as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and each date such Loan is converted into another Type of Loan and, as to any Base Rate Loan, the last Business Day of each Quarterly Payment Date; provided, however, that if any
                                             --------  -------
Interest Period for a LIBOR Rate Loan exceeds three (3) months, the date that falls three (3) months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

     "Interest Period" - see Section 5.4.
                             -----------

     "Investment" shall mean any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

     "LaSalle" shall mean LaSalle National Bank, a national banking association having its principal place of business at 135 South LaSalle Street, Chicago, Illinois 60603, in its individual capacity.

     "LC Administrative Fees" - see Section 5.7(c).
                                    --------------

     "LC Application" - see Section 4.1.
                            -----------

     "LC Commitment Fee" - see Section 5.7(b).
                               --------------

     "LC Commitments" - see Section 2.5.
                            -----------

     "LC Obligations" shall mean any and all obligations of every description of the Borrower in connection with the Letters of Credit issued pursuant to this Agreement, including without limitation all reimbursement obligations (whether absolute or contingent) under any LC Application, and all obligations in respect of related fees or expenses.

     "Lenders" or "Lender" - see Preamble.

     "Lending Office" shall mean, with respect to any Lender, any office designated by such Lender in its sole discretion beneath its signature hereto (or in an Assignment Agreement) or otherwise from time to time by written notice to the Borrower and the Agent, as a Lending Office for purposes hereunder. A Lender may designate separate Lending Offices for the purposes of making, maintaining or continuing Base Rate Loans or LIBOR Rate Loans and, with respect to LIBOR Rate Loans, such Lending Office may be a foreign branch or an Affiliate of such Lender or such Lender's holding company.

     "Letters of Credit" - see Section 2.5.
                               -----------

     "Leverage Ratio" shall mean, with respect to any period, the ratio of (a) the aggregate of all Senior Funded Debt of the Borrower and its Subsidiaries for such period, to (b) Consolidated EBITDA for such period.

     "Liabilities" shall mean all obligations of the Borrower and/or any of its Subsidiaries to the Lenders and the Agent howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with (a) this Agreement, the Notes, the Letters of Credit or the other Related Documents, or (b) any agreement entered into by the Borrower or any of its Subsidiaries with respect to any Hedging Obligation.

     "LIBOR Rate" shall mean, with respect to any LIBOR Rate Loan for any Interest Period, the rate per annum equal to the average (rounded upward, if necessary, to the next higher 1/16th of 1%) of the respective rates notified to the Agent by ABN AMRO as the rate per annum at which Dollar deposits in immediately available funds are offered to the Lending Office of ABN AMRO used for quoting such LIBOR Rates two Business Days prior to the beginning of such Interest Period by prime banks in the London eurodollar market at their request at approximately 11:00 A.M. (London time), for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the LIBOR Rate Loan of the Agent for such Interest Period.

     "LIBOR Rate Loan" shall mean any Loan which bears interest at a rate determined by reference to the LIBOR Rate (Reserve Adjusted).

     "LIBOR Rate (Reserve Adjusted)" shall mean, with respect to any LIBOR Rate Loan for any Interest Period, a rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) determined pursuant to the following formula:

       LIBOR Rate          =      LIBOR Rate
                                  ----------
     (Reserve Adjusted)           1-Eurocurrency
                                  Reserve Percentage

     "Lien" shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), claim or other priority or preferential arrangement of any kind or nature whatsoever.

     "Litigation" shall mean any litigation, proceeding (including without limitation any governmental proceeding or arbitration proceeding), claim, lawsuit, and/or investigation pending or threatened against or involving the Borrower or any of its Subsidiaries or any of its or their businesses or operations, or the Stock Purchase Transactions.

     "Loans" - see Section 2.6.
                   -----------

     "Management Stockholders" shall mean those stockholders of the Borrower or any of its Subsidiaries who are management employees of the Borrower.

     "Market Direct" shall mean Market Direct, Inc., an Illinois corporation.

     "Material Adverse Change" or "Material Adverse Effect" shall mean any change, event, action, condition or effect which individually or in the aggregate (a) impairs the validity or enforceability of this Agreement, or any Related Document, or (b) subjects any officer of the Borrower or any of its Subsidiaries to criminal liability, or (c) materially and adversely affects the consolidated business, operations, prospects or financial condition of the Borrower or any of its Subsidiaries, taken as a whole, or (d) impairs the ability of the Borrower or any of its Subsidiaries to perform its respective obligations under this Agreement and the Related Documents, or (e) materially adversely affects the perfection or priority of any Lien granted under any Related Document.

     "Material Litigation" or "Material Litigation Development" shall mean any Litigation, or development in any Litigation, as the case may be (a) which involves the Stock Purchase Transactions (other than post-closing purchase price adjustments which could not have a Material Adverse Effect), this Agreement, any Related Document or other transactions contemplated hereby or thereby, or (b) which reasonably could have a Material Adverse Effect.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Net Proceeds" shall mean, with respect to the disposition of any asset by any Person, the aggregate amount of cash and readily marketable Cash Equivalents received by such Person in respect of such disposition minus the sum of (a) reasonable costs and expenses (including costs of discontinuance and Taxes other than Income Taxes) incurred in connection with such disposition and required to be paid in cash, (b) the estimated Income Tax to be paid by such Person in connection with such disposition. For purposes of this definition, and (c) any reserves required in accordance with GAAP relating to any liabilities assumed or incurred by the Borrower in connection with any transaction resulting in Net Proceeds under Section 6.4(b) or 6.4(c), the Net Proceeds received by any Person
               --------------    ------
in respect of any disposition shall include such Cash Equivalents as may be received ("subsequent cash proceeds") by such Person at any time or from time to time in connection with the sale, transfer, lease or other disposition, or otherwise in respect of, any consideration other than cash or readily marketable Cash Equivalents received by such Person in respect of such disposition, less the estimated Taxes and Income Tax to be paid in connection with the receipt of such subsequent cash proceeds that were not theretofore deducted in computing Net Proceeds.

     "Non-Recurring Items" shall mean any of the following items of gain or loss to the extent reflected in the determination of Consolidated Net Income for any period: (a) extraordinary gains and losses under GAAP, and/or amortization of fees and expenses incurred in connection with the Transaction in an aggregate amount and (b) write-downs or write-offs of assets.

     "Notes" shall mean, collectively, the Term Notes and the Revolving Notes, together with any promissory note issued and accepted by any Lender in replacement of or substitution for any Term Note or Revolving Note.

     "New Lender" - see Section 2.3.
                        -----------

     "Pension Plan" shall mean a "pension plan," as such term is defined in section 3(2) of ERISA (including a multiemployer plan as defined in section 4001(a)(3) of ERISA), to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding six years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA. For purposes of this definition, the term Borrower shall be deemed to include any and all Subsidiaries of the Borrower.

     "Percentage" shall mean, relative to any Lender, the percentage set forth opposite such Lender's name on Schedule 2.1 (or set forth in an Assignment
                               ------------
Agreement), as such Percentage may be adjusted from time to time pursuant
Section 2.3 or pursuant to Assignment Agreement(s) executed by such Lender and
-----------
its Eligible Assignee and delivered pursuant to Section 16.1.
                                                ------------

     "Permitted Acquisition" shall mean an Acquisition on or after the Effective Date which meets all of the following requirements:

          (a) neither the Person being acquired nor its board of directors shall have (i) announced that it will oppose such Acquisition or (ii) commenced any litigation which alleges that such Acquisition or any other acquisition involving the Borrower or any of its Subsidiaries violates, or will violate, any applicable law;

          (b) the Person being acquired is an Eligible Facility or a holding company therefor and must demonstrate positive Consolidated EBITDA for the 12 month period immediately prior to the Acquisition;

          (c) prior to its Acquisition by the Borrower or any of its Subsidiaries, the Eligible Facility is and, subject to receipt of approval of the Acquisition by the DOE and/or each other applicable Accrediting Body, will be accredited by each applicable Accrediting Body, if any, and offers primarily associate and/or bachelor degree programs or certificate programs;

          (d) prior to its Acquisition by the Borrower or any of its Subsidiaries, the Eligible Facility, if applicable, is eligible, and after DOE review and approval of the change of control pursuant to the Acquisition, if applicable, will be eligible, for participation in Title IV Programs;

          (e) the Acquisition of the Eligible Facility meets all conditions to change of ownership under Title IV, if applicable;

          (f) the Borrower shall have given the Agent and the Lenders at least 45 days prior notice of such Acquisition (it being understood that the Borrower and/or such Subsidiary making such Acquisition shall promptly provide such information as the Agent or any Lender may reasonably request regarding such Acquisition);

          (g) immediately prior to and after giving effect to such Acquisition (and the incurrence or assumption of any Indebtedness in connection therewith), the Borrower will be in pro forma compliance with each of the financial covenants set forth in Section 12, assuming for purposes of
                                      ----------
     calculating Consolidated Net Income and related items, that such Acquisition had occurred one year prior to the last day of the most recently-ended Fiscal Quarter for which the Borrower has delivered financial statements pursuant to Section 10.1.1 or 10.1.2;
                                              ------    ------

          (h) if the total consideration (including without limitation consideration in the form of cash, stock, assumed liabilities, non-compete payments or other payments), to be paid to acquire such Acquired Person is greater than or equal to $2,500,000, the Borrower shall have received the prior written consent of the Required Lenders; and

          (i) the Agent shall have received (and the Borrower or the applicable Subsidiary of the Borrower shall cause the duly authorized officers of such Acquired Person to duly execute and deliver to the Agent on behalf of such Acquired Person, to the extent applicable): (i) a guaranty agreement guaranteeing payment of the Liabilities; (ii) a security agreement granting to the Agent, for the benefit of the Lenders, a first priority perfected security interest in all presently owned and hereafter acquired tangible and intangible personal property (including, without limitation, all inventory, accounts, equipment, and general intangibles), fixtures and real estate (whether owned or leased) of such Acquired Person to secure payment of the Liabilities; (iii) a pledge agreement granting to the Agent, for the benefit of the Lenders, a first priority perfected pledge of all outstanding capital stock of such Acquired Person and all currently existing and hereafter created, acquired or organized Subsidiaries of such Acquired Person to secure payment of the Liabilities; (iv) mortgages (fee and/or leasehold), deeds of trust and any other documents necessary to grant in favor of the Agent, for the benefit of the Lenders, a first priority lien on any real estate (whether owned or, if material and necessary to the business of such Acquired Person in the sole reasonable discretion of the Agent, leased) of such Acquired Person to secure payment of the Liabilities; and (v) any and all other agreements, financing statements, mortgages, deeds of trust and other documents necessary to create a first priority perfected security interest in favor of the Agent, for the benefit of the Lenders, in all presently owned and thereafter acquired tangible and intangible personal property (including without limitation all inventory, accounts, equipment and general intangibles), fixtures and real estate (whether owned or leased) of such Acquired Person. All guaranty agreements, security agreements, pledge agreements and such other documents shall be in the form prescribed by the Agent and acceptable to the Required Lenders.

     "Permitted Liens" - see Section 11.2.
                             ------------

     "Person" shall mean an individual, a corporation, a partnership, a sole proprietorship, a limited liability company or partnership, a joint venture, an association, a trust or any other entity or organization, including a government (whether federal, state, county, city, municipal or otherwise, including without limitation, any political subdivision or an agency or instrumentality thereof).

     "Post-Closing Agreement" shall mean the Post-Closing Agreement in the form of Exhibit Y attached hereto, as the same may be amended or modified.
   ---------

     "Process Agent" - see Section 17.11.
                           -------------

     "Qualification" shall mean, with respect to any certificate covering financial statements, a qualification to such certificate (such as a "subject to" or "except for" statement therein) (a) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (b) as to the capability of the Person whose financial statements are certified to continue operations as a going concern, or (c) which could be eliminated by changes in financial statements or notes thereto covered by such certificate (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would occasion a Default; provided that
                                                                 -------- ----
neither of the following shall constitute a Qualification: (i) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being certified have concurred, or (ii) a qualification relating to the outcome or disposition of threatened Litigation, pending Litigation being contested in good faith, pending or threatened claims or contingencies which cannot be determined with sufficient certainty to permit such financial statements to be qualified.

     "Provident Bank Credit Agreement" shall mean that certain Credit Agreement dated as of July 31, 1995, as amended, waived or modified, by and among the Borrower, as the borrower, Al Collins Graphic Design, Ltd., Brooks College, Ltd., BI Acquisition, Ltd., CEC Management as subsidiaries, The Provident Bank, as agent, and the various lenders party thereto, as amended or modified as of the date hereof.

     "Quarterly Payment Date" shall mean the last day of each March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

     "Related Documents" shall mean the Notes, the LC Applications, the Letters of Credit, the Security Agreement, the Borrower Trademark Security Agreement, the Subsidiary Guaranty, the Fee Mortgages, the Collateral Assignment of Lease(s), the Borrower Pledge Agreement, the Gibbs Pledge Agreement, the Subordination Agreement and any and all other documents or instruments furnished or required to be furnished pursuant to Section 8 or Section 13, as the same may
                                        ---------    ----------
be amended or modified from time to time in whole or in part.

     "Release" shall mean a "release," as such term is defined in CERCLA.

     "Reportable Event" shall have the meaning assigned to such term in ERISA.

     "Required Lenders" shall mean Lenders having at least 66-2/3% or more of the Commitments, or if the Commitments have terminated or expired, 66-2/3% of the aggregate Loans and LC Obligations outstanding at such time.

     "Responsible Officer" shall mean, in the case of the Borrower or any of its Subsidiaries, any of the following officers of such Person: the president, the chief financial officer, the secretary, the treasurer or any vice president.
If any of the titles of the preceding officers are changed after the date hereof, the term "Responsible Officer" shall thereafter mean any officer performing substantially the same functions as are presently performed by one or more of the officers listed in the first sentence of this definition.

     "Revolving Loan(s)" - see Section 2.2.
                               -----------

     "Revolving Loan Commitment(s)" - see Section 2.2.
                                          -----------

     "Revolving Note" shall mean a promissory note, substantially in the form of Exhibit B with blanks appropriately completed in conformity
               ---------
herewith, evidencing the Revolving Loans of any Lender.

     "Revolving Loan Termination Date" shall mean the earlier of (a) May 30, 2002, or (b) the date of termination in whole of the Revolving Loan Commitments pursuant to Sections 6.1, 6.2 and/or 14.2.
            ------------  ---        ----

     "S&P" shall mean Standard & Poor's, a Division of the McGraw Hill
Companies.

     "Security Agreement" - see Section 8.1.
                                -----------

     "Senior Funded Debt" shall mean Indebtedness as set forth in clauses (a)-
                                                                  -----------
(e) of the definition of Indebtedness.
---

     "Solvent", as to any Person on a particular date, shall mean that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of any contingent liability at any time, it is intended that such liability will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Step-up Lender" - see Section 2.3.
                            -----------

     "Stock Purchase Transactions" - see third recital.

     "Subordinated Debt" shall mean Indebtedness having payment terms and other terms, and subordinated in form and substance, satisfactory to the Required Lenders.

     "Subordination Agreement" shall mean a subordination agreement among the Agent, Heller and Electra substantially the form of Exhibit M.
                                                    ---------

     "Subsidiary" shall mean, as to any Person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association or other unincorporated organization (other than a limited partnership in which such Person acts solely as a limited partner) of which or in which such Person and such Person's Subsidiaries own directly or indirectly an aggregate of more than 50% of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a corporation, (b) the capital interest or partnership interest, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest, if it is a trust, association or other unincorporated organization.

     "Subsidiary Guaranty" - see Section 8.1
                                 -----------

     "Taxes" shall mean all taxes of any nature whatsoever and however denominated, including, without limitation, excise, import, governmental fees, duties and all other charges, as well as additions to tax, penalties and interest thereon, imposed by any government or instrumentality, whether federal, state, local, foreign or other.

     "Term Loan Commitments" - see Section 2.1.
                                   -----------

     "Term Loan Termination Date" shall mean the earlier of (a) May 30, 2002, or
(b) the date of termination in whole of the Term Loan Commitments pursuant to Sections 6.1, 6.2, 6.4 and/or 14.2.
------------  ---  ---        ----

     "Term Loans" - see Section 2.1.
                        -----------

     "Term Note" shall mean a promissory note, substantially in the form of Exhibit A with blanks appropriately completed in conformity herewith, evidencing
---------
the Term Loans of any Lender.

     "Title IV" shall mean Chapter 28, Subchapter IV of the Higher Education Act of 1965, as amended, 20 U.S.C.A. (S)1070, and any amendments or successor statutes thereto.

     "Title IV Programs" shall mean the Title IV Programs as defined in Section 668.1(c) of 34 C.F.R.

     "Transferee" - see Section 16.3.
                        ------------

     "Type of Loan or Borrowing" - see Section 3.1.  The various Types of Loans
                                       -----------
or Borrowings under this Agreement are as follows: Base Rate Loans or Borrowings and LIBOR Rate Loans or Borrowings.

     "UCC" shall mean the Uniform Commercial Code or comparable statute or any successor statutes thereto, as in effect from time to time in the relevant jurisdiction.

     "Welfare Plan" shall mean a "welfare plan," as such term is defined in section 3(1) of ERISA.

     SECTION  1.2  Other Definitional Provisions.
                   -----------------------------

          (a) All terms defined in this Agreement shall have the above-defined meanings when used in any Related Document, or any certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall clearly otherwise require.

          (b) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (c) The words "amended or modified" when used in this Agreement or any Related Document shall mean with respect to this Agreement or any Related Document such document as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed.

          (d) In the computation of periods of time in this Agreement from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

          (e) This Agreement and the Related Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and its Subsidiaries and the other parties, and are the products of all such Persons. Accordingly, they shall not be construed against the Agent or the Lenders merely because of the Agent's or Lenders' involvement in their preparation.

     SECTION 1.3   Accounting and Financial Determinations.  For purposes of
                   ---------------------------------------
this Agreement, unless otherwise specified, all accounting terms used herein or in any Related Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 9.6, as such
                                                       -----------
principles are modified from time to time in order to comply with

DOE and Title IV standards of accounting; provided that prior to giving effect to any modification of such principles for purposes of this Agreement, Borrower agrees to negotiate in good faith any such changes to the financial covenants set forth in Section 12 and the definitions related thereto to the extent the Agent deems necessary, in its sole discretion, so that such covenants reflect the financial condition of the Borrower and its Subsidiaries as nearly as possible to that provided by such covenants immediately prior to the proposed modification of such principles.


                          SECTION 2.  THE COMMITMENTS

     Subject to the terms and conditions of this Agreement and relying on the representations and warranties herein set forth:

     SECTION 2.1   Term Loan Commitment.  Each of the Lenders, severally and for
                   --------------------
itself alone, agrees to make a loan (herein collectively called "Term Loans" and individually called a "Term Loan") to the Borrower on or before the Term Loan Termination Date in such Lender's Percentage of such aggregate amount as the Borrower may request from all Lenders. Subject to Section 2.3, the aggregate
                                                   -----------
principal amount of the Term Loan which any Lender shall be committed to make to the Borrower shall not exceed the amount with respect to Term Loans set opposite such Lender's name on Schedule 2.1 and the aggregate principal amount of the
                      ------------
Term Loans which all Lenders shall be committed to make to the Borrower shall not exceed $12,500,000. Each Lender's Term Loan shall be disbursed in a single takedown as of the borrowing date of the initial Term Loan. Once repaid no Term Loan may thereafter be reborrowed. The foregoing commitment of each Lender is herein called its "Term Loan Commitment" and for all Lenders the "Term Loan Commitments."

     SECTION 2.2   Revolving Loan Commitment.  Each of the Lenders, severally
                   -------------------------
and for itself alone, agrees to make loans (herein collectively called "Revolving Loans" and individually called a "Revolving Loan") to the Borrower on a revolving basis from time to time before the Revolving Loan Termination Date in such Lender's Percentage of such aggregate amounts as the Borrower may from time to time request from all Lenders. Subject to Section 2.3, the aggregate
                                                   -----------
principal amount of Revolving Loans which any Lender shall be committed to have outstanding to the Borrower, when added to the amount of such Lender's participation in the Letters of Credit issued and outstanding pursuant to
Section 2.5 or drawn and not reimbursed pursuant to Section 4.10, shall not at
-----------                                         ------------
any one time exceed the amount with respect to Revolving Loans set opposite such Lender's name on Schedule 2.1 hereto. Subject to Section 2.3, the aggregate
                 ------------                     -----------
principal amount of Revolving Loans which all Lenders shall be committed to have outstanding hereunder to the Borrower, when added to the aggregate amount of Letters of

Credit issued and outstanding pursuant to Section 2.5 or drawn and not
                                          -----------
reimbursed pursuant to Section 4.10, shall not at any one time exceed
                       ------------
$37,500,000. The foregoing commitment of each Lender is herein called its "Revolving Loan Commitment" and collectively the "Revolving Loan Commitments."

     SECTION 2.3   Increase of Commitments.  The Borrower has requested that the
                   -----------------------
aggregate Term Loan Commitments and Revolving Loan Commitments be increased pro rata by an aggregate maximum principal amount of $10,000,000 ($7,500,000 with respect to the Revolving Loan Commitments and $2,500,000 with respect to the Term Loan Commitments) (the amount of such increase called the "Commitment Increase"). For a period of 120 days after the Closing Date, the Agent shall use its best commercially reasonable efforts to syndicate the Commitment Increase through the increase of the Term Loan Commitments and Revolving Loan Commitments of Lenders (each such Lender which is willing to increase its Commitment being a "Step-up Lender") and/or by the addition of one or more new lenders agreed to by the Borrower whose approval shall not be unreasonably withheld or delayed (a "New Lender"). Any such Commitment Increase shall be effective as of the date the Agent completes such syndication, whereupon it shall promptly give written notice thereof to the Borrower, the Lenders, the Step-up Lenders and the New Lenders, as the case may be, and shall be effective as of the day after such notice is given (the "Commitment Increase Date"); provided, however, that:
--------  -------  ----

          (a) such notice of Commitment Increase shall specify as to each Step-Up Lender and/or New Lender, the amount of the Commitment of such Lender after giving effect to such Commitment Increase;

          (b) it shall be in each Lender's sole discretion whether to increase its Commitment hereunder in connection with the proposed Commitment Increase;

          (c) the Borrower may not propose any more Commitment Increases other than the one reflected in the first sentence of this Section 2.3;
                                                          -----------

          (d)  the minimum proposed Commitment Increase shall be $10,000,000;

          (e) in no event shall the aggregate Term Loan Commitments and Revolving Loan Commitments (after giving effect to such Commitment Increase) exceed $15,000,000 and $45,000,000, respectively;

          (f) no Commitment Increase shall be permitted at any time the Commitments shall have been reduced or terminated; and

          (g) no Default or Event of Default shall have occurred and be continuing on such Commitment Increase Date.

If by 10:00 A.M., Chicago time, on the proposed Commitment Increase Date, the Agent shall have received to the satisfaction of the Agent each of the following (the "Commitment Increase Closing Items"):

          (x) from each Step-Up Lender and/or New Lender, as applicable, a duly executed confirmation of Step-Up Commitment and/or New Lender Commitment, such confirmation to be substantially in the form of Exhibit W-1 or W-2, as
                                                          -----------    ---
     applicable, and to be completed to reflect the amount of the Commitment of such Lender as specified in the Agent's notice of Commitment Increase, and

          (y) for each Step-up Lender and/or New Lender, as applicable, the items provided for in Section 13 as may be requested by such Lender
                           ----------
     including, in the case of a Step-up Lender, a replacement Note and, in the case of a New Lender, a new Note to reflect the principal amount of such Lenders increased or new Commitment, as the case may be, and applicable fees provided for in the Fee Letter.

then the Commitment Increase specified by the Agent in its notice of Commitment Increase shall become effective on the Commitment Increase Date, whereupon each New Lender (if any) shall automatically become a party to this Agreement, be bound by the provisions hereof and be included in the definition of "Lender" and "Lenders" hereunder. Upon the effectiveness of such Commitment Increase, the Agent shall promptly notify the Lenders (including any New Lenders) and the Borrower of the occurrence of such Commitment Increase, and the Agent shall promptly distribute a revised Schedule 2.1 giving effect to such Commitment
                              ------------
Increase. In the event that by 10:00 A.M., Chicago time, on the Commitment Increase Date the Agent shall not have received from the Borrower or any of its Subsidiaries each of the Commitment Increase Closing Items required to be provided by the Borrower or any of its Subsidiaries, or the Borrower by notice to the Agent prior to the Commitment Increase Date shall have withdrawn its notice of Commitment Increase, then the Borrower's notice of Commitment Increase shall be deemed to have been rescinded, whereupon any Commitment Increase Closing Items delivered to the Agent in respect thereof shall be deemed to be of no effect and all the rights and obligations of the parties shall continue as if no such notice had been given (it being understood that the Borrower may not thereafter propose any Commitment Increase).

     SECTION 2.4   Automatic Reduction of Revolving Loan Commitments.   The
                   -------------------------------------------------
aggregate amount of the Revolving Loan

Commitment shall automatically and permanently be reduced by $5,000,000 on the fourth anniversary of the Closing Date. The Borrower agrees to make any payment required under Section 6.4(a) in connection with any such reduction.
               --------------

     SECTION 2.5   LC Commitment.  LaSalle, as Agent, agrees for itself and the
                   -------------
Lenders to issue from time to time before the Revolving Loan Termination Date such standby letters of credit (such letters of credit being herein collectively called "Letters of Credit" and individually a "Letter of Credit") as the Borrower or any Guarantor may request, it being understood that, pursuant to
Section 4.3, concurrently with the issuance of each such Letter of Credit, each
-----------
Lender shall be deemed to have automatically purchased from the Agent a participation in such Letter of Credit. The aggregate amount of all Letters of Credit issued and outstanding pursuant to this Section 2.5 or drawn and not
                                               -----------
reimbursed pursuant to Section 4.10 shall not at any one time exceed $10,000,000
                       ------------
(or such reduced amount as may be fixed by the Borrower pursuant to Section
                                                                    -------
6.2).  The foregoing commitment of each Lender is herein called its "LC
----
Commitment" and collectively the "LC Commitments."

     SECTION 2.6   Commitments and Other Terms.  The Term Loans and the
                   ---------------------------
Revolving Loans are herein sometimes individually called a "Loan" and collectively called "Loans." The Term Loan Commitments, the Revolving Loan Commitments, and the LC Commitments are herein sometimes collectively called the "Commitments" and individually as to each Lender called a "Commitment."


                             SECTION 3.  THE LOANS

     SECTION 3.1   Various Types of Loans.  Each Loan shall be either a Base
                   ----------------------
Rate Loan or a LIBOR Rate Loan (each being herein called a "Type" of Loan) as the Borrower shall specify in the related Borrowing Request or Continuation/Conversion Notice pursuant to Section 3.2 or Section 3.5. Base
                                           -----------    -----------
Rate Loans and LIBOR Rate Loans may be outstanding at the same time, provided that (a) in the case of LIBOR Rate Loans, not more than five different Interest Periods shall be outstanding at any one time for all such Loans, and (b) the Borrower shall specify Loans and Interest Periods such that no payment or prepayment of any principal on any Loan shall result in a break-up of any Interest Period.

     SECTION 3.2   Notice of Borrowing.  The Borrower shall give an irrevocable
                   -------------------
notice (herein called a "Borrowing Request") to the Agent of each proposed Borrowing by 10:00 A.M., Chicago time, in the case of a Base Rate Borrowing, on the proposed date of such Borrowing, and in the case of a LIBOR Rate Borrowing, at least three (3) Business Days' prior to the proposed date of such

Borrowing. Each Borrowing Request shall be effective upon receipt by the Agent, shall be in writing (or by telephone to be promptly confirmed in writing) by the Borrower, substantially in the form of Exhibit C, and shall specify the date,
                                       ---------
amount and Type of Borrowing, and in the case of a LIBOR Rate Borrowing, the initial Interest Period for such Borrowing. Notwithstanding the foregoing, the Borrower may revoke any Borrowing Request prior to the funding of the Borrowing so requested; provided that Borrower shall pay all reasonable costs incurred by the Lenders as a result thereof, on demand of the Agent or such Lender (together with a written calculation in reasonable detail showing such costs).

     SECTION 3.3   Funding.  Promptly upon receipt of a Borrowing Request, the
                   -------
Agent shall advise each Lender thereof. Not later than 2:00 P.M., Chicago time, on the date of a proposed Borrowing, each Lender shall provide the Agent at the Office of the Agent in Chicago with immediately available funds covering such Lender's Percentage of the Borrowing, and subject to receipt by the Agent of the documents required under Section 13 with respect to such Borrowing, the Agent
                         ----------
shall pay over such funds to the Borrower on the requested Borrowing date. Each Borrowing involving Loans of the same Type shall be on a Business Day and, in the case of Base Rate Loans, shall be in an aggregate principal amount of at least $1,000,000 or any larger integral multiple of $250,000 in excess thereof and, in the case of LIBOR Rate Loans shall be in an aggregate amount of at least $2,500,000 or any larger integral multiple of $500,000 in excess thereof. All Borrowings shall be pro rata among the Lenders in accordance with their respective Commitments.

     SECTION 3.4   Funding Reliance.  Unless the Agent shall have been notified
                   ----------------
by telephone, confirmed in writing, by any Lender by 2:00 P.M., Chicago time, on the day of the proposed Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume, subject to the satisfactory fulfillment by the Borrower of the conditions precedent set forth in Section 13,
                                                                     ----------
that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION 3.5   Conversion and Continuation of Loans.  The Borrower may, by
                   ------------------------------------
delivery to the Agent of a Continuation/Conversion Notice (herein called a

"Continuation/Conversion Notice"), in the form of Exhibit D attached hereto with
                                                  ---------
appropriate insertions, before 10:00 A.M., Chicago time, three (3) Business Days prior to conversion or continuation, convert or continue Loans as follows: (a) convert Base Rate Loans into LIBOR Rate Loans, (b) convert LIBOR Rate Loans into Base Rate Loans, and (c) continue any such Loan into a subsequent Interest Period of the same duration or of any other duration permitted hereunder, subject to the following:

          (i) the Interest Period applicable to any LIBOR Rate Loan resulting from a conversion shall be specified by the Borrower in the Continuation/ Conversion Notice delivered pursuant to this Section; provided, however, that if no such Interest Period shall be specified,
     --------  -------
     the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given timely notice to continue any Loan into a subsequent Interest Period and shall not otherwise have given notice to convert such Loan, such Loan, unless repaid pursuant to the terms hereof, shall automatically be converted into a Base Rate Loan;

          (ii) if less than all Loans at the time outstanding shall be converted or continued, such conversion or continuation shall be made pro rata among the Lenders, as applicable, in accordance with the respective principal amounts of Loans of such Type (and have the same Interest Period) held by such Lenders immediately prior to such conversion or continuation;

          (iii) in the case of a conversion or continuation of less than all Loans, the aggregate principal amount of such Loans converted or continued shall not be less than 2,500,000 or any larger integral multiple of $500,000 in excess thereof;

          (iv) if any LIBOR Rate Loan is converted at a time other than the last day of an Interest Period applicable thereto, the Borrower shall at the time of conversion pay any loss or expense (including, without limitation, breakage losses and expenses) associated therewith pursuant to Section 7.5;
                 -----------

          (v) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into, or continued as, a LIBOR Rate Loan;

          (vi) any portion of a LIBOR Rate Loan required to be paid on any principal payment date occurring in less than one month after the end of the then-current

     Interest Period applicable to such Loan shall be automatically converted at the end of such Interest Period into a Base Rate Loan;

          (vii) no Interest Period for any Term Loan shall extend beyond the Term Loan Termination Date and no Interest Period for any Revolving Loan shall extend beyond the Revolving Loan Termination Date; and

          (viii) no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans or LIBOR Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

Notwithstanding the foregoing, so long as any Default shall exist, no Loans shall be converted to or continued as LIBOR Rate Loans.

     SECTION 3.6   Repayment of Term Loans; Notes.  Subject to prepayment
                   ------------------------------
pursuant to Section 6.4, the Term Loans of the Lenders shall be payable (and the
            -----------
Borrower agrees to pay such Term Loans) in equal principal installments of Six Hundred Twenty-Five Thousand Dollars ($625,000) on each Quarterly Payment Date, commencing on September 30, 1997; provided that such amount shall be increased to Seven Hundred Fifty Thousand Dollars ($750,000) (or such lesser porportionate amount to the extent the Term Loan Commitment is increased by an amount less than $2,500,000 on the Commitment Increase Date) after the Commitment Increase Date, and a final principal installment payable on the Term Loan Termination Date sufficient to pay the outstanding principal amount of the Term Loans in full. Subject to Section 2.3, the Term Loan of each Lender shall be evidenced
                  -----------
by a Term Note payable to the order of such Lender in the original principal amount equal to such Lender's Term Loan Commitment (assuming for such purposes that the Commitment Increase Date has not occurred).

     SECTION 3.7   Repayment of Revolving Loans; Notes.  The Revolving Loans of
                   -----------------------------------
each Lender shall be payable (and the Borrower agrees to pay such Revolving Loans) on the Revolving Loan Termination Date. Subject to Section 2.3, the
                                                           -----------
Revolving Loans of each Lender shall be evidenced by a Revolving Note, payable to the order of such Lender in the principal amount of the Revolving Loan Commitment of such Lender (or, if less, in the aggregate unpaid principal amount of all of such Lender's Revolving Loans hereunder outstanding on the Revolving Loan Termination Date).

     SECTION 3.8   Recordkeeping.  Each Lender shall record in its records, or
                   -------------
at its option on the schedule attached to its relevant

Note, the date and amount of each Loan made by such Lender, each repayment or conversion thereof, and in the case of each LIBOR Rate Loan the dates on which each Interest Period for such Loan shall begin and end. The information so recorded shall be conclusive absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any Note to repay the principal amount of the Loans together with all interest accrued thereon.


                       SECTION 4.  THE LETTERS OF CREDIT

     SECTION 4.1   Request for Issuance of Letters of Credit.  The Agent shall
                   -----------------------------------------
receive from the Borrower or any Guarantor at least five (5) Business Days' prior written notice of a request for issuance of each Letter of Credit, each such request to be accompanied by an application substantially in the form of Exhibit E (an "LC Application") duly executed by the Borrower and in all
---------
respects in form and substance reasonably satisfactory to the Agent, together with such other documentation as the Agent may reasonably request in support thereof. The Agent shall promptly notify each Lender of any request from the Borrower that such Letter of Credit be issued.

     SECTION 4.2   Expiration and other Terms.  Each Letter of Credit shall
                   --------------------------
expire on or before the Revolving Loan Termination Date.

     SECTION 4.3   Participation.  Concurrently with the issuance of each Letter
                   -------------
of Credit, the Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have automatically purchased and received from the Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Percentage, in such Letter of Credit and the Borrower's related LC Obligations and any security therefor.

     SECTION 4.4   Notification of Demand for Payment.  The Agent shall promptly
                   ----------------------------------
notify the Borrower and each Lender of the amount of each demand for payment under a Letter of Credit and of the date on which such payment is to be made.

     SECTION 4.5   Funding by Agent.  With respect to each demand for payment
                   ----------------
pursuant to a Letter of Credit, the Agent shall, promptly following its receipt thereof, examine all documents purporting to represent such demand to ascertain that the same appear on their face to be in conformity with the terms and conditions of such Letter of Credit. If the Agent determines (in accordance with the standards and practices applicable thereto) that a demand for payment under a Letter of Credit conforms to the terms and conditions of such Letter of Credit, then the Agent shall make payment to the Beneficiary in accordance with the terms of such Letter of Credit.

     SECTION 4.6   Funding By Lenders.  Not later than 11:00 A.M., Chicago time,
                   ------------------
on each date on which payment is to be made under a Letter of Credit, each Lender shall make available to the Agent, in Dollars and in same day funds, such Lender's Percentage of the amount of such payment. If and to the extent any Lender shall not have made such amount available to the Agent on any such date, such Lender agrees (without limitation to any rights or remedies then available to any party with respect to such failure to make payments) to pay interest on such amount to the Agent for the account of the Agent forthwith on demand for each day from the date on which such payment was to be made to the date such amount is made available to the Agent. Such interest shall be determined at a rate per annum equal to the Federal Funds Rate from time to time in effect, based upon a year of 360 days. Any Lender's failure to make available to the Agent its Percentage of any payment under a Letter of Credit shall not relieve any other Lender of its obligation to make available to the Agent its Percentage of such payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent such other Lender's Percentage of any such payment.

     SECTION 4.7   Non-Conforming Demand For Payment.  If, after examination of
                   ---------------------------------
a demand for payment under a Letter of Credit, the Agent shall have determined that such demand does not conform to the terms and conditions of such Letter of Credit, then the Agent shall, as soon as reasonably practicable, give notice to the related Beneficiary and to the Borrower to the effect that demand was not in accordance with the terms and conditions of such Letter of Credit, stating the reasons therefor and that the relevant document is being held at the disposal of the Beneficiary or is being returned to the Beneficiary, as the Agent may elect. The Beneficiary may attempt to correct any such non-conforming demand for payment under such Letter of Credit if, and to the extent that, the Beneficiary is entitled (without regard to the provisions of this sentence) and able to do so.

     SECTION 4.8   Return of Funds Related to Non-Conforming Demand.  If the
                   ------------------------------------------------
Agent does not disburse funds to the Beneficiary for any reason after having received such funds from any Lender pursuant to Section 4.6, the Agent shall
                                                -----------
return such funds to such Lender on the next following Business Day together with interest on such funds from the date on which the Agent received such funds to the day on which the Agent so returns such funds at the Federal Funds Rate for each such day, based upon a year of 360 days.

     SECTION 4.9   Return of Letter of Credit.  With respect to
                   --------------------------
each Letter of Credit, the Agent shall have the right; provided the Agent is not
                                                       --------
then in default under such Letter of Credit by reason of its having wrongfully failed to honor a demand for payment previously made by the Beneficiary under such Letter of Credit, to require the Beneficiary to surrender such Letter of Credit to the Agent on the stated expiration date. The Borrower agrees, if necessary, to use its best efforts to cause the Beneficiary to surrender such Letter of Credit.

     SECTION 4.10  Reimbursement Agreement of the Borrower.  The Borrower hereby
                   ---------------------------------------
unconditionally and irrevocably agrees to reimburse the Agent, immediately upon demand, for each payment made by the Agent in accordance herewith under a Letter of Credit honoring a demand for payment made by the Beneficiary thereunder, with interest on the amount so paid by the Agent from the date paid by the Agent to the date the Agent is reimbursed therefor, at a rate per annum equal to the Base Rate from time to time in effect (but not less than the Base Rate in effect on the date of such payment by the Agent) plus the Applicable Base Rate Margin. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Upon receipt of each payment under this Section
                                                                        -------
4.10, the Agent shall promptly pay to each Lender which previously made the
----
entire payment required under Section 4.6, in Dollars and in the kind of funds
                              -----------
received, an amount equal to such Lender's Percentage of such payment.

     SECTION 4.11  Obligation to Reimburse for or Participate in Letter of
                   -------------------------------------------------------
Credit Payments.  The Borrower's obligation to reimburse the Agent for payments
---------------
made by the Agent under any Letter of Credit honoring a demand for payment by the Beneficiary thereunder, and each Lender's obligation to participate in and make available to the Agent its Percentage of such payments in accordance with this Agreement, shall be irrevocable, absolute and unconditional under any and all circumstances including, without limitation, any of the following circumstances:

          (a) any lack of legality, validity, regularity or enforceability of this Agreement, any Letter of Credit or any other Related Document;

          (b) the existence of any claim, setoff, defense or other right which the Borrower may have or have had at any time against any Beneficiary, the Agent, any Lender, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting) or any other Person, whether in connection with this Agreement, any Letter of Credit, any other Related Document, the transactions contemplated herein or therein or any unrelated transactions (including any underlying transaction between the Borrower and the Beneficiary of any Letter of Credit);

          (c) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (d) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Related Documents;

          (e) payment by the Agent under any Letter of Credit against presentation of a draft or certificate or other document that does not comply with the terms of such Letter of Credit; or

          (f)  the occurrence of any Default or Event of Default;

provided, however, that the Borrower shall not be obligated to reimburse the Agent for, and no Lender shall be obligated to participate in, any wrongful payment made by the Agent under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Agent or any of its officers, employees or agents as finally judicially determined by a court of competent jurisdiction.

     SECTION 4.12  Mandatory Payment to Agent of LC Obligations. The Borrower
                   --------------------------------------------
agrees that, on any termination of the LC Commitments pursuant to Section 6.2 or
                                                                  -----------
Section 14.2, it will pay to the Agent in Dollars and in same day funds an
------------
amount equal to the principal amount of all LC Obligations under any LC Application, whether or not the related Letter of Credit has been drawn (which amount shall be retained by the Agent in a separate collateral account as security for the LC Obligations and the other Liabilities) plus the then aggregate accrued amount of unpaid fees arising under Sections 5.7(b) and
                                                      ---------------
5.7(c).
------

                      SECTION 5.  INTEREST AND FEES, ETC.

     SECTION 5.1   Interest Rates.  With respect to each Loan, the Borrower
                   --------------
hereby promises to pay interest on the unpaid principal amount thereof for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

          (a) At all times while such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate from time to time in effect, plus the Applicable Base Rate Margin (as hereinafter defined); and

          (b) At all times while such Loan is a LIBOR Rate Loan, for each Interest Period, at a rate per annum equal to the LIBOR Rate (Reserve Adjusted) applicable to such Interest Period, plus the Applicable LIBOR Rate Margin, (as hereinafter defined).

     For purposes hereof, the Applicable Base Rate Margin and the Applicable LIBOR Rate Margin shall be determined based on the Funded Debt to Consolidated EBITDA Ratio as follows:

--------------------------------------------------------------
    Funded Debt to      Applicable Base   Applicable LIBOR
 Consolidated EBITDA      Rate Margin        Rate Margin
 Ratio
--------------------------------------------------------------
    greater than             .75%              2.00%
     3.01:1.00
--------------------------------------------------------------
    2.51:1.00 -              .50%              1.75%
     3.00:1.00
--------------------------------------------------------------
    2.01:1.00 -              .25%              1.50%
     2.50:1.00
--------------------------------------------------------------
     less than                 0%              1.25%
     2.01:1.00
--------------------------------------------------------------

     Any adjustment in the Applicable Base Rate Margin or the Applicable LIBOR Rate Margin as a result of a change in the Funded Debt to Consolidated EBITDA Ratio shall be effective upon receipt by the Agent of a Compliance Certificate pursuant to Section 10.1.4 setting forth the calculation of the Funded Debt to
            --------------
Consolidated EBITDA Ratio and the financial statements required to be delivered in connection therewith; provided that, notwithstanding the foregoing, the
                         -------- ----
Applicable Base Rate Margin and the Applicable LIBOR Rate Margin for the period commencing on the Closing Date through September 30, 1997 shall be .75% per annum and 2.00% per annum, respectively; and provided, further, that in no event
                                             --------  -------  ----
will the Applicable Base Rate Margin or the Applicable LIBOR Rate Margin be reduced at any time when a Default has occurred and is continuing. Any increase in the Applicable Base Rate Margin or the Applicable LIBOR Rate Margin shall be effective retroactively to the date that any Compliance Certificate should have been delivered to the Lenders pursuant to Section 10.1.4.
                                          --------------

     SECTION 5.2   Default Interest Rate.  Notwithstanding the provisions of
                   ---------------------
Section 5.1, in the event that any Default or Event of Default shall occur
-----------
hereunder, the Borrower hereby promises to pay interest on the unpaid principal amount of the Loans for the period commencing on the date of such Default or Event of Default until such Default or Event of Default is cured or waived by the Lenders in accordance with this Agreement at a rate per annum equal to the applicable rate(s) otherwise in effect with respect to such Loans, plus 2.00% per annum.

     SECTION 5.3   Interest Payment Dates.  Accrued interest on each Loan shall
                   ----------------------
be payable on each Interest Payment Date and at maturity, commencing with the first of such dates to occur after the date hereof. After maturity, accrued interest on all Loans shall be payable on demand.

     SECTION 5.4   Interest Periods.  Each "Interest Period" for a LIBOR Rate
                   ----------------
Loan shall commence on the date such LIBOR Rate Loan was made, continued or converted from a Loan of a different Type, or on the expiration of the immediately preceding Interest Period for such LIBOR Rate Loan, and shall end on the date which is 1, 2, 3 or 6 months thereafter, as the Borrower may specify pursuant to Section 3.2 or Section 3.5 hereof.
            -----------    -----------

     SECTION 5.5   Setting and Notice of Rates.  The applicable LIBOR Rate
                   ---------------------------
(Reserve Adjusted) for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Borrower and each Lender. Each determination of the applicable LIBOR Rate (Reserve Adjusted) by the Agent shall be conclusive and binding upon the parties hereto, in the absence of manifest error. If ABN AMRO does not furnish a timely quotation, the provisions of Section 7.3 shall apply. If the Agent is unable to determine such
              -----------
a rate, the provisions of Section 7.2 shall apply.  The Agent shall, upon
                          -----------
written request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the computations used by the Agent in determining any applicable LIBOR Rate (Reserve Adjusted) hereunder.

     SECTION 5.6   Computation of Interest.  Interest on all Loans and LC
                   -----------------------
Obligations shall be computed for the actual number of days elapsed on the basis of a 360-day year.

     SECTION 5.7   Fees.  The Borrower agrees to pay the following fees (all
                   ----
such fees being non-refundable):

          (a) The Borrower agrees to pay to the Agent, for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Section 13) commencing on the Effective Date
                              ----------
     and continuing to the Revolving Loan Termination Date, a commitment fee (the "Commitment Fee") at the rate set forth in Section 5.7(e) on
                                                         --------------
     such Lender's Percentage of the sum of the average daily unused portion of the Commitments. Such Commitment Fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such Quarterly Payment Date following the Effective Date, and on the Revolving Loan Termination Date.

          (b) The Borrower agrees to pay to the Agent, for the account of each Lender, (i) a Commitment Fee for each Letter of Credit (the "LC Commitment Fee"), from the date of issuance thereof to the earlier to occur of the expiration or termination thereof or the date of payment by the Agent thereunder, at a rate per annum equal to the amount set forth in Section 5.7(e) of the aggregate outstanding undrawn amount of
              --------------
     each such Letter of Credit, such fee to be payable in arrears on each Quarterly Payment Date (or at such other times as the Agent shall reasonably request, for any period prior to such date or time for which such Commitment Fee shall not have been theretofore paid).

          (c) The Borrower agrees to pay, such published fees and other amounts ("LC Administrative Fees") as the Agent shall customarily require in connection with the issuance, negotiation, processing and/or administration of Letters of Credit in similar situations, such fees to be in addition to the fees payable under the Fee Letter, with respect to the issuance and/or negotiation of each Letter of Credit.

          (d) The Borrower agrees to pay to the Agent, for its own account, the fees set forth in that certain fee letter, dated as of April 30, 1997 (the "Fee Letter") from the Agent addressed to and accepted by the Borrower, other than the fees otherwise expressly described herein.

          (e)  For purposes hereof, the Commitment Fee and the LC
     Commitment Fee shall be determined based on the Funded Debt to Consolidated EBITDA Ratio as follows:

----------------------------------------------------------
   Funded Debt to        Applicable      Applicable LC
 Consolidated EBITDA   Commitment Fee   Commitment Fee
        Ratio
----------------------------------------------------------
    greater than           .375%             2.00%
     3.01:1.00
----------------------------------------------------------
    2.51:1.00 -             .25%             1.75%
     3.00:1.00
----------------------------------------------------------
    2.01:1.00 -             .25%             1.50%
     2.50:1.00
----------------------------------------------------------
    less than               .25%             1.25%
    2.01:1.00
----------------------------------------------------------

     Any adjustment in the Commitment Fee or the LC Commitment Fee as a result of a change in the Funded Debt to Consolidated EBITDA Ratio shall be effective upon receipt by the Agent of a Compliance Certificate pursuant to Section 10.1.4
                                                                  --------------
setting forth the calculation of the Funded Debt to Consolidated EBITDA Ratio and the financial statements required to be delivered therewith; provided that,
                                                                 -------- ----
notwithstanding the foregoing, the Commitment Fee and the LC Commitment Fee for the period commencing on the Closing Date and September 30, 1997 thereafter shall be .25% per annum and 2.00% per annum, respectively; and provided,
                                                               --------
further, that in no event will the Applicable Commitment Fee or the Applicable
-------  ----
LC Commitment Fee be reduced at any time when a Default has occurred and is continuing. Any increase in the Applicable Commitment Fee or the Applicable LC Commitment Fee shall be effective retroactively to the date that any Compliance Certificate should have been delivered to the Agent pursuant to Section 10.1.4.
                                                                --------------

     All such fees shall be computed for the actual number of days elapsed on the basis of a 360-day year without regard to any Default or Event of Default.


           SECTION 6.  REDUCTION OR TERMINATION OF THE COMMITMENTS;
                           PAYMENTS AND PREPAYMENTS

     SECTION 6.1   Voluntary Reduction or Termination of the Revolving Loan
                   --------------------------------------------------------
Commitments.  The Borrower may from time to time prior to the Revolving Loan
-----------
Termination Date on at least three (3) Business Days' prior written notice received by the Agent (which shall promptly advise each Lender thereof) permanently reduce the amount of the Revolving Loan Commitments (such reduction to be pro rata among the Lenders according to their respective Percentages) to an amount not less than the aggregate unpaid principal amount of the Revolving Loans then outstanding. Any such reduction shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The Borrower may at any time on like notice from the Borrower prior to the Revolving Loan Termination Date terminate the Revolving Loan Commitments upon payment in full of the outstanding principal amount of the Revolving Loans and other obligations of the Borrower hereunder pertaining to the Revolving Loans.

     SECTION 6.2   Voluntary Reduction of the LC Commitments.  The Borrower may,
                   -----------------------------------------
from time to time on at least three (3) Business Days' prior written notice to the Agent, permanently reduce the amount of the LC Commitments to an amount not less than the maximum amount of the Letters of Credit then outstanding or drawn and not reimbursed. The Borrower may at any time on like notice terminate the LC Commitments upon payment to the Agent in accordance with Section 4.12 of all
                                                            ------------
LC Obligations (whether
absolute or contingent) in connection with the Letters of Credit.

     SECTION 6.3   Voluntary Prepayments.  The Borrower may from time to time
                   ---------------------
prepay the Loans in whole or in part, without premium or penalty; provided that
                                                                  --------
(a) the Borrower shall give the Agent (which shall promptly advise each Lender) not less than three (3) Business Days' prior notice thereof, specifying the Loans to be prepaid, and the date and amount of prepayment, (b) unless the fees and costs are paid pursuant to Section 7.5, LIBOR Rate Loans shall be prepaid
                               -----------
only on the last day of the Interest Period relating thereto, (c) each partial prepayment shall be in a principal amount of $1,000,000, or an integral multiple $500,000 in excess thereof, (d) any prepayment of the principal amount of the Loans, or any portion thereof, shall include accrued interest to the date of prepayment, and (e) any prepayment of the Term Loans shall be applied to unpaid installments of the Term Loans in the inverse order of the maturity of such installments.

     SECTION 6.4   Mandatory Prepayments.  The Borrower agrees to make mandatory
                   ---------------------
repayments of the Loans and LC Obligations as follows:

          (a) If, on any date, the aggregate unpaid principal amount of the Revolving Loans plus the aggregate amount of Letters of Credit issued and outstanding or drawn and not reimbursed shall exceed the aggregate Revolving Loan Commitments, the Borrower shall promptly repay the Revolving Loans and/or LC Obligations in an amount equal to such excess.

          (b) If, on any date, the Borrower or any of its Subsidiaries shall sell, assign, lease, transfer, contribute, convey or otherwise dispose of, or grant options, warrants or other rights with respect to, (any of the foregoing being a "Disposition") any of its assets, other than a Disposition permitted under Section 11.4 or a Disposition
                                              ------------
     (or a portion of such a Disposition) in which the aggregate Net Proceeds received by the Borrower and its Subsidiaries during the Fiscal Year in which such Net Proceeds earned do not exceed $250,000 (together with Net Proceeds from all other Dispositions during such year which have not been applied as a prepayment pursuant to this
     Section 6.4(b)), the Borrower shall promptly notify the Agent of such
     --------------
     Disposition, including the amount of Net Proceeds received by the Borrower or any Subsidiary of the Borrower in respect of such Disposition (and the amount and other type of consideration so received) and such Net Proceeds in excess of such $250,000 threshold shall be promptly applied to repay the principal installments of the Term Loans (together with any interest accrued thereon) in the inverse order of maturities. To the extent the Net Proceeds of any such Disposition exceed the amount of the Term Loans then outstanding (together with any interest accrued thereon), or, at the time of such Disposition, the Term Loans shall have been paid in full, such Net Proceeds shall be applied to repay first, any Revolving Loans then outstanding (including interest accrued thereon), second, any LC Obligations then outstanding and due, and third, any remaining Liabilities then due; provided that no such payment with respect to Revolving Loans, LC Obligations and the remaining Liabilities (excluding Term Loans) shall reduce the Commitments.

          (c) If, on any date, the Borrower or any of its Subsidiaries shall sell, issue or grant options, contingent interest rights, warrants or other rights with respect to any of its equity or debt securities (any of the foregoing being a "Sale"), the Borrower shall promptly notify the Agent of such Sale, including the amount of Net Proceeds received by the Borrower or any such Subsidiary in respect of such Sale (and the amount and other type of consideration so received) and an amount equal to at least thirty-five percent (35%) of such Net Proceeds shall be promptly applied after the receipt from time to time of such Net Proceeds to repay outstanding principal of the Term Loans (together with any interest accrued thereon) in the inverse order of their maturities. To the extent the Net Proceeds of any such Sale exceed the amount of the Term Loans then outstanding (together with any interest accrued thereon), or, at the time of such Sale, the Term Loans shall have been paid in full, such Net Proceeds shall be applied to repay first, any Revolving Loans then outstanding (including interest accrued thereon), second, any LC Obligations then outstanding and due, and third, any remaining Liabilities then due; provided that no such payment with respect to Revolving Loans, LC Obligations and the remaining Liabilities (excluding Term Loans) shall reduce the Commitments.

          (d) Commencing April 15, 1999, and annually on such date thereafter, the Borrower agrees to repay the Term Loans in an amount equal to 50% of such Excess Cash Flow for the Fiscal Year most recently ended. Such repayment shall be applied to repay installments of the Term Loans (together with interest accrued) thereon in the inverse order of maturities. To the extent that the amount to be repaid exceeds the principal amount of Term Loans then outstanding (together with any unpaid interest accrued thereon) or, at the time of such repayment, the Term Loans shall have been paid in full, the proceeds of such Excess Cash Flow shall be applied to repay first, any Revolving Loans then outstanding (including interest accrued thereon), second, any LC Obligations then outstanding and due, and third, any remaining Liabilities then due; provided that no such payment with respect to Revolving Loans, LC Obligations and the remaining Liabilities (excluding Term Loans) shall reduce the Commitments.

     SECTION 6.5   Making of Payments.  Except as otherwise provided, all
                   ------------------
payments (including those made pursuant to Section 5.7, Section 6.3 or Section
                                           -----------  -----------    -------
6.4) in respect of the Loans or the Letters of Credit shall be made by the
---
Borrower to the Agent in immediately available funds for the account of the Lenders pro rata according to their respective Percentages of the unpaid principal amount of the Loans or LC Obligations held by them. All payments of fees pursuant to Section 5.7 (other than any such fee payable for the Agent's
                 -----------
sole account) shall be made by the Borrower to the Agent for the account of the Lenders, pro rata according to their respective Percentages. All such payments shall be made to the Agent at its office in Chicago, not later than 12:30 P.M., Chicago time, on the date due, and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit to each Lender its pro rata share (based on its Percentage) of all such payments received in collected funds by the Agent for the account of such Lender. All payments under Sections 7.1, 7.2 and 7.5 shall
                                                ------------  ---     ---
be made by the Borrower directly to the Lender or Lenders entitled thereto. All payments under Sections 5.7(d) and 15.5 shall be made directly to, and for the
               ---------------     ----
sole account of, the Agent.

     SECTION 6.6   Due Date Extension.  If any payment provided for hereunder
                   ------------------
falls due on a Saturday, Sunday or other day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue and be payable for the period of such extension.

     SECTION 6.7   Sharing of Payments.  (a) If any Lender shall obtain any
                   -------------------
payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of any Loan or LC Obligation (other than pursuant to the terms of Section 7) in excess of its pro rata share (based on
                         ---------
its Percentage) of payments and other recoveries obtained by all Lenders of Loans or LC Obligations on account of principal of and interest and fees with respect to Loans or reimbursement or fees with respect to LC Obligations then held by them, such Lender shall purchase from the other Lenders such participation in the Loans and LC Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the
                           --------  -------
excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (i) the amount of such selling Lender's required repayment to the purchasing Lender to (ii the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

     (b) The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to Section 6.7(a) may, to the fullest extent permitted
                           --------------
by law, exercise all its rights of payment (including pursuant to Section 6.8)
                                                                  -----------
with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect to such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery of such secured claim.

     SECTION 6.8   Setoff.  Each Lender shall, upon the occurrence of any Event
                   ------
of Default described in Section 14.1 or, with the consent of the Required
                        ------------
Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Liabilities owing to it (whether or not then due), and (as security for such Liabilities) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender. Any such appropriation and application shall be subject to the provisions of Section 6.7. Each Lender agrees promptly to notify the Borrower
              -----------
and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the
--------  -------  ----
validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION 6.9   Net Payments.  All payments by the Borrower of principal of,
                   ------------
and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, stamp or other Taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than Income Taxes (such non-excluded items being called "Charges"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Charges pursuant to any applicable law, rule or regulation, then the Borrower will:

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Agent an official receipt or other documentation reasonably satisfactory to the Agent evidencing such payment to such authority; and

          (c) pay to the Agent, for the account of the Lenders, such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Upon the request of the Borrower or the Agent, each Lender that is organized under the laws of a jurisdiction other than the U.S. shall, prior to the due date of any payments under the Loans or LC Obligations, execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each calendar year, a United States Internal Revenue Service Form 4224 or Form 1001, as may be applicable (or any successor form), appropriately completed. Without prejudice to the survival of any other agreement of the Borrower hereunder or any other document, the agreements of the Borrower contained in this Section shall survive satisfaction of the Liabilities and termination of this Agreement.


                     SECTION 7.  CHANGES IN CIRCUMSTANCES

     SECTION 7.1   Increased Costs.  If (a) Regulation D of the Board of
                   ---------------
Governors of the Federal Reserve System, or (b) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) with any request or directive (whether or not having the force of law) or any such authority, central bank or comparable agency,

          (i) shall subject any Lender (or any Lending Office of such Lender) to any tax (other than Income Taxes), duty or other charge with respect to its Loans or its LC Obligations or its obligation to make Loans, or issue or participate in the issuance of Letters of Credit or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Loans, LC Obligations or any other amounts due under this Agreement in respect of its Loans or its obligation to make Loans or its LC Obligations (except for changes in the rate of Income Tax); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section
                                                                 -------
     5), special deposit or similar requirement against assets of, deposits
     -
     with or for the account of, or credit extended by, any Lender (or any Lending Office of such Lender); or

          (iii) shall impose on any Lender (or its Lending Office) any other condition affecting its Loans or its LC Obligations;

and the result of any of the foregoing is to increase the net cost to (or in the case of Regulation D referred to above, to impose a cost on) such Lender (or any Lending Office of such Lender) of making or maintaining any Loan, or any Letter of Credit or participation therein or to reduce the amount of any sum received or receivable by such Lender (or the Lending Office or such Lender) under this Agreement or under its Loans with respect thereto, then within thirty (30) days after demand by such Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand); provided that such Lender makes the same demand on other of its similarly-situated borrowers, if any, the Borrower shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or such reduction.

     SECTION 7.2   Change in Rate of Return.  If, after the date hereof, any
                   ------------------------
change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any person controlling such Lender, and such Lender reasonably determines that the rate of return on its or such controlling person's capital as a consequence of its Commitments, the Loans or the Letters of Credit made by such Lender (or any participating interest therein held by such Lender) is reduced to a level below that which such Lender or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case the Borrower shall, within thirty (30) days after demand (accompanied by the statement described below) by such Lender; provided that such Lender makes the same demand on other of its similarly-situated borrowers, if any, the Borrower shall pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling person for such reduction in rate of return. A written statement of such Lender as to any such additional amount or amounts (including calculations thereof) in reasonable detail shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it shall reasonably deem applicable. Each Lender promptly shall notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 7.2.
                              -----------

     SECTION 7.3   Basis for Determining Interest Rate Inadequate or Unfair.  If
                   --------------------------------------------------------
with respect to any Interest Period:

          (a) the Agent is advised by ABN AMRO that deposits in Dollars (in the applicable amounts) are not being offered to ABN AMRO in the relevant market for such Interest Period, or the Agent otherwise determines (which determination shall be binding and conclusive on all parties) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

          (b)  any Lender advises the Agent that, for reasons described in
     Section 7.1, 7.2 or 7.4, the LIBOR Rate (Reserve Adjusted), as
     -----------  ---    ---
     determined by the Agent, will not adequately and fairly reflect the cost to such Lender of maintaining or funding such Loans for such Interest Period, or that the making or funding of LIBOR Rate Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lender materially and adversely changes such Loans, then, so long as such circumstances shall continue: (i) the Agent shall promptly notify the other parties thereof, (ii no Lender shall be under any obligation to make or convert into LIBOR Rate Loans so affected, and (ii on the last day of the then current Interest Period for Loans of the Type so affected, such Loans shall, unless then repaid in full, automatically convert to Base Rate Loans. If conditions subsequently change so that the foregoing conditions no longer exist, the Agent in the case of clause (a) or such Lender in the case of clause (b) will promptly notify the Borrower and the Lenders thereof, and upon the receipt of such notice, the obligations of all Lenders to make or continue LIBOR Rate Loans shall be reinstated. Notwithstanding the foregoing, the Agent and each Lender shall take any reasonable actions available to it (including designation of a different Lending Office), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this Section 7.3, which
                                                             -----------
will not, in the reasonable judgment of the Agent or such Lender, be disadvantageous to the Agent or such Lender.

     SECTION 7.4   Changes in Law Rendering Certain Loans Unlawful. In the event
                   -----------------------------------------------
that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it unlawful for a Lender or the Lending Office of such Lender ("Affected Lender") to make, maintain or fund LIBOR Rate Loans, then (a) the Affected Lender shall promptly notify each of the other parties hereto, (b) the obligation of all Lenders to make, continue or convert into LIBOR Rate Loans shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (c) on the last day of the current Interest Period for LIBOR Rate Loans (or, in any event, if the Affected Lender so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), LIBOR Rate Loans shall, unless then repaid in full, automatically convert to Base Rate Loans. If conditions subsequently change so that the foregoing conditions no longer exist, such Lender will promptly notify the Borrower and the other Lenders thereof, and upon the receipt of such notice, the obligations of all Lenders to make, convert or continue LIBOR Rate Loans shall be reinstated. Notwithstanding the foregoing, the Agent and each Lender shall take any reasonable actions available to it (including designation of a different Lending Office), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this
Section 7.4, which will not, in the reasonable judgment of the Agent or such
-----------
Lender, be disadvantageous to the Agent or such Lender.

     SECTION 7.5   Funding Losses.  The Borrower hereby agrees that upon demand
                   --------------
by any Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for the calculations of the amount being claimed) the Borrower will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain LIBOR Rate Loans), as reasonably determined by such Lender, as a result of (a) any payment or prepayment or conversion of any LIBOR Rate Loan of such Lender on a date other than the last day of an Interest Period for such Loan, or (b) any failure of the Borrower to borrow, continue or convert any Loans on a date specified therefor in a Borrowing Request or Continuation/Conversion Notice pursuant to this Agreement. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

     SECTION 7.6   Right of Lenders to Fund Through Other Offices. Each Lender
                   ----------------------------------------------
may, if it so elects, fulfill its Commitment as to any LIBOR Rate Loan by causing its Lending Office to make such Loan; provided that in such event for
                                              -------- ----
the purposes of this Agreement, such Loan shall be deemed to have been made by such Lender and the obligation of the Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

     SECTION 7.7   Discretion of Lenders as to Manner of Funding.
                   ---------------------------------------------
Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Rate Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

     SECTION 7.8   Conclusiveness of Statements; Survival of Provisions.
                   ----------------------------------------------------
Determinations and statements of any Lender pursuant to Sections 7.1 through
                                                        ------------
Section 7.5 shall be conclusive absent manifest error.  The provisions of
-----------
Sections 7.1 through Section 7.5 shall survive termination of this Agreement.
------------         -----------

                   SECTION 8.  COLLATERAL AND OTHER SECURITY

     SECTION 8.1   Security Documents.  Concurrently with or prior to the
                   ------------------
initial Borrowing or issuance of the initial Letter of Credit:

          (a)  Security Agreement.  The Borrower and each of its
               ------------------
     Subsidiaries shall execute and deliver to the Agent a security agreement, substantially in the form of Exhibit F (herein, as the same
                                             ---------
     may be amended or modified, called the "Security Agreement") covering, among other things, inventory, equipment, accounts, and general intangibles of the Borrower and its Subsidiaries.

          (b)  Borrower Trademark Security Agreement.  The Borrower shall
               -------------------------------------
     execute and deliver to the Agent the Borrower Trademark Security Agreement covering, among other things, all of the copyrights the Borrower.

          (c)  Borrower Pledge Agreement.  The Borrower shall execute and
               -------------------------
     deliver to the Agent a pledge agreement, substantially in the form of Exhibit G (herein, as the same may be amended or modified, called the
     ---------
     "Borrower Pledge Agreement"), covering, among other things, all of the issued and outstanding capital stock of each Subsidiary of the Borrower, including, without limitation, all the issued and outstanding capital stock of each of the Guarantors.

          (d)  Gibbs Pledge Agreement.  Gibbs shall execute and deliver to
               ----------------------
     the Agent a pledge agreement, substantially in the form of Exhibit H
                                                                ---------
     (herein, as the same may be amended or modified, called the "Gibbs Pledge Agreement"), covering, among other things, all of the issued and outstanding capital stock of each Subsidiary of Gibbs.

          (e)  Subsidiary Guaranty.  Each Subsidiary of the Borrower shall
               -------------------
     execute and deliver to the Agent a guaranty, substantially in the form of Exhibit J (herein, as the same may be amended or modified, called the "Subsidiary Guaranty") guarantying, among other things, the indefeasible payment in full of the Liabilities and each such Subsidiaries' obligations under the Subsidiary Guaranty.

     SECTION 8.2   Further Assurances.  The Borrower agrees that upon the
                   ------------------
request of the Agent (a) it shall forthwith deliver, or cause to be delivered to the Agent, in due form for transfer, all chattel paper, instruments, securities and documents of title, if any, at any time representing all or any of the Collateral, and (b) it shall forthwith execute and deliver or cause to be executed and delivered to the Agent, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary by the Agent), such further assignment agreements, security agreements, pledge agreements, instruments, consents, waivers, financing statements, stock or bond powers, searches, releases, and other documents, and do such other acts and things, all as the Agent may from time to time reasonably request to establish and maintain to the satisfaction of the Agent a valid first priority perfected Lien on all Collateral (free of all other Liens, except Permitted Liens) to secure payment of the Liabilities.

                   SECTION 9.  REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement and to make Loans and to issue or participate in Letters of Credit hereunder, the Borrower represents and warrants to the Agent and to each of the Lenders that:

     SECTION 9.1   Organization, etc.  The Borrower is a corporation duly
                   ------------------
organized, validly existing and in good standing under the laws of the State of Delaware; each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; and the Borrower and each such Subsidiary is duly qualified to transact business and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of its business makes such qualification necessary and where failure to so qualify reasonably could have a Material Adverse Effect. The shares of capital stock of the Borrower and each of its Subsidiaries are owned by the Persons set forth in Schedule 9.1 in the amounts set forth therein.
                                  ------------

     SECTION 9.2   Authorization.  The Borrower and each of its Subsidiaries (to
                   -------------
the extent it is a named party thereto) (a) has the corporate power to execute, deliver and perform this Agreement and the Related Documents, and (b) has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and the Related Documents.

     SECTION 9.3   No Conflict.  The execution, delivery and performance by the
                   -----------
Borrower and each of its Subsidiaries (to the extent it is a named party thereto), of this Agreement and the Related Documents does not and will not (a) contravene or violate any provision of any law, statute, rule or regulation, (b) contravene or conflict with, result in any breach of, or constitute a default under, any material agreement or instrument binding on it, (c) result in the creation or imposition of or the obligation to create or impose any Lien (except for Permitted Liens) upon any of the property or assets of the Borrower or any such Subsidiary, or (d) contravene or violate any provision of the certificate or articles of incorporation or by-laws of the Borrower or any such Subsidiary.

     SECTION 9.4   Governmental Consents.  No order, consent, approval, license,
                   ---------------------
authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Closing Date and except for filings or recordings of the UCC statements, the Fee Mortgages and any other documents contemplated to be filed or recorded by this Agreement or any Related Document with respect to the Collateral) or exemption by, any governmental or public body or authority, or any subdivision thereof, is required in connection with the execution, delivery and performance by the Borrower or any Subsidiary of the Borrower (to the extent it is a named party thereto) of this Agreement or the Related Documents, except those which have been made or obtained or will be made or obtained as and when required thereby.

     SECTION 9.5   Validity.  The Borrower and each of its Subsidiaries has duly
                   --------
executed and delivered this Agreement (to the extent it is a named party hereto) and will have duly executed as and when required hereby the Related Documents (to the extent it is named as a party thereto), and each of such documents constitutes, or when so delivered will constitute the legal, valid and binding obligation of the Borrower and each such Subsidiary party thereto, enforceable in accordance with its terms.

     SECTION 9.6   Financial Statements.  The Borrower's audited consolidated
                   --------------------
financial statements as at December 31, 1996 and its unaudited consolidated financial statements as at March 31, 1997, copies of which have been furnished to the Agent, have been prepared in conformity with GAAP (except in the case of such unaudited statements, for the absence of notes and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding Fiscal Year, except as disclosed therein, and accurately present in all material respects the financial condition of the Borrower and its Subsidiaries as at such dates and the results of operations for the periods then ended. The Borrower's pro forma financial statements for the periods ended December 31, 1996 through December 31, 2002, which were delivered to the Agent on March 14, 1997, are the most recent pro forma financial statements prepared by the Borrower and the projections and pro forma financial information contained therein are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts or guarantees and that actual results during the period or periods covered by any such projections may differ from the actual results.

     SECTION 9.7   Material Adverse Change.  No Material Adverse Change has
                   -----------------------
occurred since December 31, 1996.

     SECTION 9.8   Litigation and Contingent Obligations.  No Material
                   -------------------------------------
Litigation is pending or, to the Borrower's knowledge after due inquiry, threatened except as set forth (including good faith estimates of the Dollar amounts involved with respect thereto) in Schedule 9.8. Neither the Borrower
                                          ------------
nor any of its Subsidiaries has any material Contingent Obligations other than as provided for or disclosed on Schedule 9.8 or in the financial statements
                                ------------
referred to in Section 9.6.
               -----------

     SECTION 9.9   Liens.  None of the assets of the Borrower or any its
                   -----
Subsidiaries is subject to any Lien, except for Permitted Liens.

     SECTION 9.10  Subsidiaries.  The Borrower has no Subsidiaries, except as
                   ------------
set forth on Schedule 9.10.
             -------------

     SECTION 9.11  Pension and Welfare Plans.
                   -------------------------

          (a) During the twelve-consecutive-month period prior to the Effective Date of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate or completely or partially withdraw from any Pension Plan or Welfare Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien on any assets of the Borrower or its Subsidiaries under section 302(f) of ERISA;

          (b) no condition exists or event or transactions have occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any other member of the Controlled Group of any material liability, fine, Tax or penalty which reasonably could have a Material Adverse Effect;

          (c)  except as disclosed in Schedule 9.11 or the financial
                                      -------------
     statement referred to in Section 9.6, neither the Borrower nor any
                              -----------
     member of the Controlled Group has any vested or contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA;

          (d) with respect to each Pension Plan maintained or contributed to by the Borrower which is intended to qualify under Section 401(a) of the Code, a favorable determination letter has been received from the Internal Revenue Service stating that such Pension Plan so qualifies and nothing has occurred since the date of issuance of such determination letter which would cause any such Pension Plan to cease to qualify under Section 401(a) of the Code;

          (e) each fiduciary (as defined in section 3(21) of ERISA) with respect to any Pension Plan or Welfare Plan and any Person who handles funds of any Pension Plan or Welfare Plan is bonded to the extent required under section 412 of ERISA; and

          (f) no Pension Plan maintained by or contributed to by the Borrower or any other member of the Controlled Group and subject to section 302 of ERISA or section 412 of the Code has incurred an accumulated funding deficiency as defined in section 302(a)(2) of

     ERISA and Section 412(a) of the Code, whether or not waived.

     SECTION 9.12  Investment Company Act.  Neither the Borrower nor any
                   ----------------------
Subsidiary of the Borrower is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 9.13  Public Utility Holding Company Act.  Neither the Borrower nor
                   ----------------------------------
any Subsidiary of the Borrower is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 9.14  Margin Regulation.  Neither the Borrower nor any Subsidiary
                   -----------------
of the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G or Regulation U of the Board of Governors of the Federal Reserve System).

     SECTION 9.15  Collateral.  As security for the Liabilities, the Agent has
                   ----------
or upon the filing or recording of the Fee Mortgages and UCC financing statements in the offices set forth in Schedule 9.15 and the other documents
                                       -------------
contemplated to be filed or recorded under the Related Documents and possession by the Agent of all Collateral which consists of instruments or securities as defined in the UCC will have a valid, first-priority Lien on the Collateral, subject only to Permitted Liens. There are no Liens or UCC financing statements on file in favor of any Person with respect to the Borrower or any of its Subsidiaries, except for Permitted Liens or Liens in connection with the Indebtedness to be Refinanced (which will be released concurrently with the Closing Date).

     SECTION 9.16  Taxes.  The Borrower and each of its Subsidiaries has filed
                   -----
all tax returns and reports required by law to have been filed by them and have paid or provided adequate reserves for all Taxes thereby shown to be owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained in accordance with GAAP. There is no ongoing audit or, to the Borrower's knowledge, other governmental investigation of the tax liability of the Borrower or any of its Subsidiaries and there is no unresolved claim by a taxing authority concerning the Borrower's or of its Subsidiary's tax liability, for any period for which returns have been filed or were due. The liability stated for Taxes as of December 31, 1996 in the financial statements described in Section 9.6 is sufficient in all material respects for all Taxes as
             -----------
of such date.

     SECTION 9.17  Accuracy of Information.  All factual information heretofore
                   -----------------------
or contemporaneously furnished by or on behalf of the Borrower or any its Subsidiaries in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the Effective Date, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

     SECTION 9.18  Environmental Warranties.  Except as set forth in Schedule
                   ------------------------                          --------
9.18:
----

          (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws;

          (b) there have been no past, and there are no pending or, to the best knowledge of the Borrower, threatened (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii complaints, notices or inquiries as to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

          (c) there have been no releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, individually or in the aggregate, have had, or could have, a Material Adverse Effect;

          (d) the Borrower and each of its Subsidiaries has been issued and is in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters necessary for its business;

          (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to

     CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, individually, or in the aggregate, have had, or could have a Material Adverse Effect;

          (g) neither the Borrower nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or any of its Subsidiaries for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, individually or in the aggregate, has had, or could have, a Material Adverse Effect; and

          (i) to the best of Borrower's knowledge, no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law.

     SECTION 9.19  Proceeds.  The proceeds of the Term Loans and the initial
                   --------
Revolving Loans will be used (a) for the payment in part of the obligations of the Borrower in connection with the Stock Purchase Transactions or other Permitted Acquisitions (in an aggregate amount not to exceed $20,000,000 excluding the Stock Purchase Transactions), (b) for the costs, expenses, fees and Taxes incurred by Borrower and its Subsidiaries in connection with the Stock Purchase Transactions or other Permitted Acquisitions, the Equity Purchase Transaction referred to in clause (c) of the definition thereof, and this
                           ----------
Agreement, including, without limitation, costs, expenses, fees and Taxes incurred pursuant to Section 17.4; provided that the fees payable to Heller and
                     ------------
Electra in connection with their purchase and/or commitment to purchase Series D Preferred Stock of the Borrower on the Closing Date shall not exceed $200,000, (c) for payment in full (or in the case of letters of credit issued under the Provident Bank Credit Agreement, to back up such letters of credit with Letters of Credit) of the Indebtedness to be Refinanced, and (d) for working capital purposes.

     SECTION 9.20  Insurance.  Schedule 9.20 hereto sets forth a true and
                   ---------   -------------
correct summary of all insurance carried by the Borrower and its Subsidiaries (or on their behalf). The Borrower and its Subsidiaries are, to the Borrower's best knowledge, adequately insured for their benefit under policies issued by insurers of recognized responsibility. No notice of any pending or threatened cancellation or material premium increase has been received by the Borrower or any of its Subsidiaries with respect to any of such insurance policies. The Borrower and its Subsidiaries are in substantial compliance with all conditions contained in such insurance policies.

     SECTION 9.21  Securities Laws.  Neither the Borrower nor any Affiliate of
                   ---------------
the Borrower, nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in the Loans or any other Liabilities for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to, any Person that would subject the issuance or sale of the Loans or any other Liabilities to registration under the Securities Act of 1933, as amended.

     SECTION 9.22  Governmental Authorizations.  The Borrower and each of its
                   ---------------------------
Subsidiaries has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by them (including ownership and leasing the real and personal property owned and leased by them), except where failure to obtain such licenses, franchises, permits and other governmental authorizations could not have a Material Adverse Effect, and except such authorizations as are required to be obtained (it being understood that the Borrower hereby agrees to promptly obtain such authorizations) following consummation of the Stock Purchase transactions.

     SECTION 9.23  Stock Purchase Transaction.  The Borrower has furnished to
                   --------------------------
the Agent and each Lender a true and correct copy of the Gibbs Acquisition Agreement. At the time of the making of the Loans to fund the acquisition contemplated thereby: (a) the transactions contemplated by Gibbs Acquisition Agreement will have been, or concurrently with the making of the Loans with respect thereto will be, consummated in accordance with the terms of the Gibbs Acquisition Agreement without material modification or waiver of any such terms;
(b) all consents and approvals of, and filings and registrations with and all other actions in respect of, all Persons (including all governmental agencies, authorities or instrumentalities) required in order to consummate the transactions contemplated by Gibbs Acquisition Agreement will have been obtained, given, filed or taken and shall be in full force and effect, and all required waiting periods will have elapsed, except as provided in Section 9.22; and (c) all actions by the Borrower or any of its Subsidiaries pursuant to or in furtherance of the transactions contemplated by Gibbs Acquisition Agreement will have been taken in compliance with all requirements of law, except as provided in Section 9.22.

     SECTION 9.24  Representations in Other Agreements True and Correct.  Each
                   ----------------------------------------------------
of the representations and warranties contained in (a) Gibbs Acquisition Agreement, (b) the IAMD Acquisition Agreements, and (c) each Related Document (each as originally executed notwithstanding any amendment, modification or termination thereof except to the extent consented to by the Required Lenders) are true and correct; provided, however, to the extent any such representations and warranties in any of the Gibbs Acquisition Agreement or the IAMD Acquisition Agreements are made by a Person other than the Borrower or any of its Subsidiaries, the representations and warranties made pursuant to this Section
                                                                       -------
9.24 with respect thereto are limited to the Borrower's or such Subsidiaries'
----
best knowledge after due inquiry.

     SECTION 9.25  Business Locations; Trade Names.  Schedule 9.25 lists each of
                   -------------------------------   -------------
the locations where the Borrower or any of its Subsidiaries maintains an office, a place of business, any records or Collateral together with each corporate, fictitious or trade name under or by which the Borrower or any of its Subsidiaries conducts or has conducted its business.

     SECTION 9.26  Solvency.  The Borrower and each of its Subsidiaries is, and
                   --------
after consummation of the transactions contemplated by this Agreement and the Stock Purchase Transactions, and after giving effect to all Indebtedness incurred and Liens created by the Borrower and its Subsidiaries in connection herewith and therewith will be, Solvent.

     SECTION 9.27  Title IV Compliance.
                   -------------------

     With respect to each Education Institution which is subject to Title IV:

     (a) Each Educational Institution is (or, in the case of any Educational Institution acquired on or after the Closing Date, immediately prior to the acquisition such Educational Institution was, and in the ordinary course of review by the DOE, will be) an "eligible proprietary institution of higher education," as defined in 34 C.F.R. Section 600.5.

     (b) Each Educational Institution has (or, in the case of any Educational Institution acquired on or after the Closing Date, immediately prior to the acquisition such Educational Institution was, and in the ordinary course of review by the DOE, will be) received an eligibility notification, as that term is defined in 34 C.F.R. Section 600.21.

     (c) The Borrower has not changed, nor does the Borrower anticipate any change, in any of the information required by 34 C.F.R. Section 600.30 to be reported by each Educational Institution to the Secretary, except as provided in
Schedule 9.27(c).
----------------

     (d) Each Educational Institution has (or, in the case of any Educational Institution acquired on or after the Closing Date, immediately prior to the acquisition such Educational Institution was, and in the ordinary course of review by the DOE, will be) met the standards for participation in Title IV Programs as set forth in 34 C.F.R., Party 668, Subpart B, and has a current program participation agreement with the Secretary.

     (e) Each Educational Institution has at all times during which it has been owned by the Borrower or a Subsidiary of the Borrower, and to the Borrower's or any such Subsidiary's knowledge at all times prior thereto, acted with the competency and integrity necessary to qualify as a fiduciary in the administration of Title IV Programs, as provided by 34 C.F.R. Section 668.82.

     (f) To the best of the Borrower's and each of its Subsidiaries' knowledge, and except as disclosed on Schedule 9.27(f), the Borrower's and each such
                           ----------------
Subsidiary's operations with respect to each Educational Institution have, in all material respects, been conducted in all material respects in accordance with the Policy Guidelines and all relevant standards imposed by Accrediting Bodies, agencies administering state or federal government student aid programs in which any such Subsidiary participates, and all other applicable laws and regulations. The Borrower and each of its Subsidiaries have submitted all reports, audits and other information, whether periodic in nature or pursuant to specific requests, for each Educational Institution ("Compliance Reports") to all agencies or other entities with which such filings are required relating to its compliance with (i) applicable accreditation standards governing its activities or (ii) laws or regulations governing programs pursuant to which any Subsidiary or its students receive funding, and (iii) all articulation agreements, if any, with degree-granting colleges and universities in effect as of the date of this Agreement. To the best of the Borrower's and each such Subsidiary's knowledge after due inquiry, all such forms and records with respect to each Educational Institution have been prepared, completed, maintained and filed in all material respects in accordance with all applicable federal and state laws and regulations, and are true and correct in all material respects. To the best knowledge of the Borrower and each Subsidiary of the Borrower, all financial aid grants and loans, disbursements and record keeping relating thereto have been completed in substantial compliance with all federal and state requirements, and there are no material deficiencies in respect thereto. To the best of the Borrower's and each of its Subsidiaries' knowledge and except as previously disclosed in prior audits by DOE, no student at any Educational Institution has been funded prior to the date for which such student was eligible for funding, and such student's records conform in all material respects in form and substance to all relevant regulatory requirements.

     (g)  Schedule 9.27(g) sets forth the cohort default rate for each
          ----------------
Educational Institution, as calculated and published by the DOE, for each Educational Institution for the federal fiscal years ended December 31, 1993, 1994 and 1995. Except as set forth in the appeals described on Schedule
                                                                --------
9.27(f), to the best of the Borrower's and each of its Subsidiaries' knowledge,
-------
such schedule is materially accurate in all respects. To the best of the Borrower's and each of its Subsidiaries' knowledge, they have received no notice as to the calculation or publication of the cohort default rates for either Educational Institution for the federal fiscal year ended December 31, 1996.

     As used in this Section, all terms, unless otherwise defined herein, shall have the meanings as set forth in the citations referred to above or as otherwise defined in 34 C.F.R., Part 600 or Part 668, as the context requires.

     Section 9.28   No Burdensome Restrictions.  Neither the Borrower nor any of
                    --------------------------
its Subsidiaries is a party to or bound by any agreement, or subject to any restriction in its charter, by-laws or any other organizational document, or any federal, state or local law, rule or regulation, which could have a Material Adverse Effect.

     Section 9.29   Copyrights, Patents, Trademarks and Licenses, etc.  The
                    -------------------------------------------------
Borrower and each of its Subsidiaries owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, to Borrower's best knowledge without conflict with or violation of the rights of any other Person. To the best knowledge of the Borrower and its Subsidiaries, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 9.29, no Litigation
                                             -------------
regarding any of the foregoing is pending or to the Borrower's and its Subsidiaries' best knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower or such Subsidiary, proposed, which, in either case, could have a Material Adverse Effect.

     SECTION 9.30   Title to Assets; Leases.  The Borrower or its Subsidiaries,
                    -----------------------
as the case may be, has good, sufficient and legal title to, or leasehold interest in, all the property and assets reflected as owned in the financial statements provided under Section 9.6, except such property and assets as have
                          -----------
been disposed of in the ordinary course of business since the relevant dates thereof. The Borrower or its Subsidiaries, as the case may be, enjoys peaceful and undisturbed possession of all material property subject to leases and all such leases are valid and in full force and effect. All leases in effect on the Closing Date are set forth in Schedule 9.30.
                              -------------

     SECTION 9.31   Labor Disputes.  There are no strikes or other labor
                    --------------
disputes or grievances pending or, to the best knowledge of the Borrower, threatened against the Borrower or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.


                      SECTION 10.  AFFIRMATIVE COVENANTS

     The Borrower agrees that, on and after the Effective Date and for so long thereafter as any Lender has any Commitment hereunder or any of the Liabilities remain unpaid or outstanding, the Borrower will:

     SECTION 10.1   Reports, Certificates and Other Information.  Unless
                    -------------------------------------------
otherwise provided herein, furnish or cause to be furnished to the Agent and each Lender:

          10.1.1    Audit Report.  As soon as available, but in any event
                    ------------
     within ninety (90) days after the end of each Fiscal Year of the
     Borrower: (a) copies of the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related statements of earnings, stockholders' equity and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case setting forth the figures for the previous year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein, certified, without Qualification by Arthur Anderson, L.L.P. (or such other independent certified public accountants of recognized standing reasonably acceptable to the Required Lenders); (b) a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in
     Section 12, and to the effect that, in making the examination
     ------- --
     necessary for the signing of the annual audit report of the Borrower and its Subsidiaries by such accountants, they have not become aware of any non-compliance by the Borrower or any of its Subsidiaries, or any Default or Event of Default, under this Agreement or the Related Documents; and (c) a letter addressed to the Borrower from such accountants stating that such accountants have been informed that a primary intent of the Borrower was for the professional services such accountants provided to the Borrower and its Subsidiaries in preparing the financial statements and the certificate referred to above to benefit or influence the Agent and the Lenders, and identifying the Agent and the Lenders as parties that the Borrower has indicated intend to rely on such professional services provided to the Borrower and its Subsidiaries by such accountants;

          10.1.2    Quarterly Reports.  As soon as available, but in any
                    -----------------
     event within forty-five (45) days after the end of each Fiscal Quarter of the Borrower, copies of the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related unaudited statements of earnings, stockholders' equity and cash flow for such Fiscal Quarter and the portion of the Fiscal Year through such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding periods of the previous Fiscal Year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial officer of the Borrower as presenting fairly the financial condition and results of operations of the Borrower and its Subsidiaries (subject to normal year-end audit adjustments and absence of footnotes);

          10.1.3    Monthly Reports.  As soon as available, but in any
                    ---------------
     event within thirty (30) days after the end of each calendar month, copies of the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such month and the related unaudited statements of earnings, stockholders' equity and cash flow for such month and the portion of the Fiscal Year through such month, in each case setting forth in comparative form the figures for the corresponding periods of the previous Fiscal Year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial officer of the Borrower as presenting fairly the financial condition and results of operations of the Borrower and its Subsidiaries (subject to normal year-end audit adjustments and absence of footnotes);

          10.1.4    Compliance Certificate.  Contemporaneously with the
                    ----------------------
     furnishing of a copy of each set of the statements and reports provided for in Sections 10.1.1 and 10.1.2, a duly completed
                     ---------------     ------
     certificate, substantially in the form of Exhibit O (the "Compliance
                                               ---------
     Certificate"), signed by the chief financial officer of the Borrower, containing, among other things, (a) a computation of, and showing compliance with, each of the applicable financial ratios and restrictions contained in Section 12, (b) setting forth the most
                               ------- --
     recent cohort default rate for each Educational Institution, as calculated and published by the DOE, (c) setting forth the Funded Debt to Consolidated EBITDA Ratio, (d) such other financial ratios required by the DOE including revenue breakdowns, acid test (annually only), profitability and 85/15 ratios with respect to each Educational Institution, and (e) to the effect that as of such date no Default or Event of Default has occurred and is continuing;

          10.1.5    Auditors' Materials.  Promptly upon receipt thereof,
                    -------------------
     copies of all detailed financial and management reports regarding the Borrower or any of its Subsidiaries submitted to the Borrower or any such Subsidiary by independent public accountants in connection with each annual or interim audit report made by such accountants of the books of the Borrower or any of its Subsidiaries;

          10.1.6    Business Plan.  As soon as available, but in any event:
                    -------------
     (a) within 30 days after the beginning of each Fiscal Year of the Borrower, a copy of the plan and forecast (including a projected closing consolidated and consolidating balance sheet, income statement and funds flow statements) of the Borrower and its Subsidiaries for such Fiscal Year; and (b) within 30 days after the end of the second Fiscal Quarter of the Borrower in each Fiscal Year, an update of each plan and forecast delivered with respect to the Fiscal Year in which such Fiscal Quarter occurs, reflecting changes in such plan resulting from actual and then anticipated results and forecasts;

          10.1.7    Reports to SEC and to Stockholders.  Promptly upon the
                    ----------------------------------
     filing or making thereof, copies of each filing and report made by the Borrower or any of its Subsidiaries with or to any securities exchange or the Securities and Exchange Commission and of each communication from the Borrower or to stockholders generally;

          10.1.8    Notice of Default, Litigation and License Matters.
                    -------------------------------------------------
     Promptly upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Borrower with respect thereto: (a) the occurrence of a Default or Event of Default, (b) the institution of any Material Litigation or the occurrence of any Material Litigation Development, (c) the commencement of any dispute which might lead to the material modification, transfer, revocation, suspension or termination of any Related Document, (d) any Material Adverse Change, or (e) the termination or suspension of an Educational Institution's participation in Title IV Program, as set forth in 34 C.F.R. Section 668.26;

          10.1.9    Insurance Reports.  (a) within ninety (90) days after
                    -----------------
     the end of each Fiscal Year of the Borrower, a certificate signed by a Responsible Officer that summarizes the insurance policies carried by the Borrower or any of its Subsidiaries (such certificate to be in form and substance satisfactory to the Agent), (b) written notification thirty (30) days prior to any cancellation or material change of any such insurance by the Borrower or any of its Subsidiaries and within five (5) days after receipt of any notice (whether formal or informal) of cancellation or change by any of its insurers;

          10.1.10   ERISA Liability.  Promptly upon learning of the
                    ---------------
     occurrence of the following, written notice thereof describing the same and the steps being taken by the Borrower with respect thereto:
     (a) the failure of any member of the Controlled Group to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien on the assets of the Borrower or any of its Subsidiaries under section 302(f)(1) or accumulated funding deficiency under section 302 of ERISA, (b) the institution of any steps by any member of the Controlled Group to withdraw from, or the institution of any steps by the Borrower to terminate, any Pension Plan, (c) the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower or any of its Subsidiaries furnish a bond or other security to the Pension Benefit Guaranty Corporation or such Pension Plan, or (d) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any liability, fine, Tax or penalty or any increase in the vested or contingent liability of the Borrower or any of its Subsidiaries with respect to any post-retirement Welfare Plan benefit if such penalty or increased liability would exceed $250,000;

          10.1.11   Pension Plan Withdrawals.  With respect to each Pension
                    ------------------------
     Plan which is a "multi-employer plan," as defined in section 4001 of ERISA as to which any member of the Controlled Group may incur any liability, (a) no less frequently than annually, a written estimate (which shall be based on information received from each such plan, it being expressly understood that the Borrower shall take all reasonable steps to obtain such information) of the withdrawal liability that would be incurred by the Controlled Group in the event that all members of the Controlled Group were to completely withdraw from such plan, and (b) written notice thereof, as soon as it has reason to believe (on the basis of the most recent information available to it) that the sum of (i) the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all multi-employer plans as to which any member of the Controlled Group has an obligation to contribute, and (ii) the aggregate amount of the outstanding withdrawal liability (without unaccrued interest) incurred by the Controlled Group to multi-employer plans exceeds $250,000;

          10.1.12   Other Information Concerning the Borrower and its
                    -------------------------------------------------
     Subsidiaries.  Promptly upon learning thereof, written notice of (a)
     ------------
     the occurrence with respect to the Borrower or any Subsidiary of the Borrower of any of the events the occurrence of which in relation to the Borrower would constitute an Event of Default under Sections
                                                             --------
     14.1.3 or 14.1.4; (b) the execution of any agreement by the Borrower
     ------    ------
     or any of its Subsidiaries to merge with or consolidate into or with, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, or for the sale, transfer, lease or conveyance by the Borrower or any of its Subsidiaries of all or any substantial part of its assets or sale or assignment without recourse of any of its receivables; and (c) any action which may reasonably be expected to result in a Change in Control provided that nothing contained herein shall be deemed to permit any breach or violation of any other provision of this Agreement or any Related Document;

          10.1.13   Environmental Liabilities.  Promptly upon learning
                    -------------------------
     thereof, written notice (together with copies, if available) of all written claims, complaints, notices or inquiries relating to the Borrower's or any of its Subsidiaries' (a) properties or facilities, or (b) alleged non-compliance with Environmental Laws, together with a description of the steps being taken by the Borrower or such Subsidiary with respect thereto;

          10.1.14   List of Officers and Directors.  As soon as available,
                    ------------------------------
     but in any event (a) within 10 Business Days after each anniversary date of the initial Loan, a complete list of the officers and directors of the Borrower and each of its Subsidiaries to the extent changed from the prior Fiscal Year, and (b) within 15 Business Days of any change in such list, written notice of such change;

          10.1.15   Excess Cash Flow Certificate.  Contemporaneously with
                    ----------------------------
     the furnishing of a copy of each set of the statements and reports provided for in Section 10.1.1, a duly completed certificate,
                     --------------
     substantially in the form attached hereto as Exhibit Q, signed by a
                                                  ---------
     Responsible Officer of the Borrower, containing, among other things, a computation of Excess Cash Flow for the previous Fiscal Year; and

          10.1.16   Other Information.  From time to time such other
                    -----------------
     information and certifications concerning the Borrower and any Subsidiary of the Borrower as the Agent or the Lender may reasonably request.

     SECTION 10.2   Corporate Existence; Foreign Qualification.  Do, and cause
                    ------------------------------------------
to be done at all times, all things necessary to (a) maintain and preserve the corporate existence of the Borrower and each Subsidiary of the Borrower, (b) be, and ensure that the Borrower and each Subsidiary of the Borrower is, duly qualified to do business and in good standing as foreign corporations in each jurisdiction where the nature of their business makes such qualification necessary and where failure to so qualify could have a Material Adverse Effect, and (c) comply, and cause its Subsidiaries to comply, with all contractual obligations and requirements of law binding upon such entity, except to the extent that the failure to comply therewith could not individually or in the aggregate have a Material Adverse Effect.

     SECTION 10.3   Books, Records and Inspections.  (a) Maintain, and cause
                    ------------------------------
each of its Subsidiaries to maintain, complete and accurate books and records;
(b) permit, and cause each of its Subsidiaries to permit, access at reasonable times by the Agent to its books and records; (c) permit, and cause each of its Subsidiaries to permit, the Agent to inspect at reasonable times its properties and operations; and (d) permit, and cause each of its Subsidiaries to permit, the Agent to discuss its business, operations and financial condition with its officers and internal and external accountants.

     SECTION 10.4   Insurance.  Maintain, and cause each of its Subsidiaries to
                    ---------
maintain, with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

     SECTION 10.5   Taxes and Liabilities.  Pay, and cause each of its
                    ---------------------
Subsidiaries to pay, when due all Taxes and other material liabilities, except as contested in good faith and by appropriate proceedings with respect to which reserves have been established, and are being maintained, in accordance with GAAP if, and so long as, forfeiture of any part of the Collateral will not result from the failure to pay any such Taxes or other material liabilities during the period of any such contest.

     SECTION 10.6   Pension Plans and Welfare Plans.  Maintain, and cause each
                    -------------------------------
of its Subsidiaries to maintain, each Pension Plan and Welfare Plan as to which it may have any liability, in compliance in all material respects with all applicable requirements of law (including any rules and regulations promulgated thereunder).

     SECTION 10.7   Compliance with Laws.  Comply, and cause each of its
                    --------------------
Subsidiaries to comply, with all federal, state and local laws, rules and regulations related to its businesses (including, without limitation, all such laws, rules and regulations relating to Hazardous Materials or the disposal thereof) if the failure so to comply could have a Material Adverse Effect.

     SECTION 10.8   Title IV Compliance.  The Borrower and each of its
                    -------------------
Subsidiaries will:

          (a) other than actions for continued DOE and Accrediting Body approvals obtained in connection with an Acquisition, take no action which would cause any Educational Institution to fail to qualify as an "eligible institution," as defined in 34 C.F.R. Section 600.2, including, without limitation, under 34 C.F.R. Section 600.40;

          (b) take no action which would cause any Educational Institution to fail to qualify as a Proprietary Institution of Higher Education in accordance with 34 C.F.R. Section 600.5;

          (c) not permit more than eighty five percent (85%) of each Educational Institution's revenues during the most recent twelve-month period to be derived from Title IV Program funds based on the formula set forth in 34 C.F.R. Section 600.5(d) except that with respect to the Al Collins Graphic Design School, during the first Loan Year such rate shall not exceed eighty-five percent (85%) and with respect to any Educational Institution acquired after the Closing Date, the Borrower shall have a period of 12 months to bring such Educational Institution in compliance with the first clause of this Section
                                                                    -------
10.8(c);
-------

          (d) submit to the Agent, for each Educational Institution, within one hundred twenty (120) days following the end of each Fiscal Year of such Educational Institution, the certified public accountant's report required by 34 C.F.R. Section 600.5(e), except that the report shall certify that the percentage of revenue derived from Title IV Program funds is not more than the amount of its revenue allowable under Section 10.8(c);
                                      ---------------

          (e) other than actions for continued DOE and Accrediting Body approvals obtained in connection with an acquisition, maintain each Educational Institution as an accredited institution, as defined in 34 C.F.R. Section 600.2;

          (f) except as provided in 34 C.F.R. Section 600.7(b)(3), take no action which would cause or permit, for the latest complete award year (i) more than forty percent (40%) of each Educational Institution's courses to be "correspondence courses" as calculated based on 34 C.F.R. Section 600.7(b) and defined in 34 C.F.R. Section 600.2; (ii) forty percent (40%) or more of each Educational Institution's regular enrolled students to be enrolled in correspondence courses; (iii) twenty percent (20%) or more of each Educational Institution's regular enrolled students to be incarcerated; (iv) forty percent (40%) or more of each Educational Institution's regular enrolled students to have neither a high school diploma nor the recognized equivalent of a high school diploma in cases where the Educational Institution provides a four-year or two-year educational program for which it awards a bachelor's degree or associate's degree, respectively;

          (g) take no action to commence, consent to, or acquiescence in any case, proceeding, or other action relating to bankruptcy, insolvency, reorganization or similar relief of any Subsidiary;

          (h) notify the Secretary and the Agent within ninety (90) days prior to the expiration of any Educational Institution's program participation agreement and submit a materially completed application for a renewal of certification to the Secretary at least ninety (90) days prior to the expiration of such Educational Institution's current period of participation or, in the event of the Secretary's selection of an Educational Institution for recertification, submit a materially completed application for renewal to the Secretary on or before the date specified in the notice of selection for recertification;

          (i)  comply with the application procedures set forth in 34 C.F.R.
Section 600.20 and Section 668.12;

          (j)  notify the Secretary and the Agent in writing no later than seven
(7) days after a change occurs in any of the information provided in any Educational Institution's eligibility application, as set forth in 34 C.F.R.
Section 600.30;

          (k) unless such action is contingent upon approval of or a ruling from the Secretary under 34 C.F.R. Section 600.31, take no action that would cause any Educational Institution to undergo a change of ownership that would result in a change of control, as set forth in 34 C.F.R. Section 600.31;

          (l) cause each Educational Institution to meet the standards for participation in Title IV Programs in 34 C.F.R., Part 668, Subpart B, and to have a current program participation agreement with the Secretary or in the case of an Acquired Person, immediately following its approval by the DOE, take such action as is necessary to comply with the foregoing;

          (m) cause not less than eighty percent (80%) of the tuition revenue derived from the programs provided at each Educational Institution to be derived from programs which qualify as eligible programs pursuant to 34 C.F.R. Section 668.8;

          (n) cause each Educational Institution to comply with all of the factors of financial responsibility set forth in 34 C.F.R. Section 668.15, except that (i) all payments of existing debt obligations shall be made within ninety (90) days; and (ii) no Educational Institution shall have operating losses for the two (2) latest fiscal years that result in a decrease in Consolidated Tangible Net Worth in excess of eight percent (8%) of such Educational Institution's Tangible Net Worth at the beginning of the first year of the two-year period (operating losses and tangible net worth being defined as set forth in 34 C.F.R. Section 668.15(B)(7);

          (o) monitor and prevent the Federal Stafford loan and Federal SLS published cohort default rate for each Educational Institution from exceeding twenty-five percent (25%) for any two consecutive 12-month periods or thirty percent (30%) for any twelve month period;

          (p) cause each Educational Institution to comply with the standard of conduct required by each fiduciary in the administration of Title IV Programs, as set forth in 34 C.F.R. Section 668.82.

     As used in this Section, all terms shall have the meanings as set forth in the citations referred to above or as otherwise defined in 34 C.F.R., Part 600 or Part 668, as the context requires.

     SECTION 10.9   Maintenance of Permits.  Maintain, and cause each of its
                    ----------------------
Subsidiaries to maintain, all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality (including, without limitation, any such license, consent or permit relating to Hazardous Materials or the disposal thereof) if the failure to maintain such licenses, permits and consents could have a Material Adverse Effect.

     SECTION 10.10  Environmental Compliance.  Maintain, and cause each of its
                    ------------------------
Subsidiaries to maintain, (a) all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and use and operate all of its facilities and properties in material compliance with all Environmental Laws, and (b) appropriate procedures for the handling of all Hazardous Materials in material compliance with all applicable Environmental Laws, and comply in all material respects with such procedures at all times.


                        SECTION 11.  NEGATIVE COVENANTS

     The Borrower agrees that, on and after the Effective Date and for so long thereafter as any Lender has any Commitment hereunder or any of the Liabilities remains unpaid or outstanding, the Borrower will:

     SECTION 11.1   Limitation on Indebtedness.  Not, and not permit any of its
                    --------------------------
Subsidiaries to, incur or at any time be liable with respect to any Indebtedness except:

          (a) Indebtedness outstanding under this Agreement in respect of the Loans and other Liabilities;

          (b) Subordinated Debt in an aggregate principal amount at any time outstanding not to exceed $5,000,000 without duplication of Indebtedness permitted by Section 11.1(c); provided that such
                               ---------------  -------- ----
     Subordinated Debt (i) is unsecured, (ii) principal payments thereon are not paid or scheduled for payment prior to six months after the Term Loan Termination Date and the Revolving Loan Termination Date, and
     (iii) does not contain any event of default, affirmative, negative or financial covenant that is more onerous than those provided in this Agreement;

          (c)  Indebtedness outstanding on the Effective Date described on
     Schedule 11.1; provided that Indebtedness permitted by this clause (c)
     -------------  -------- ----                                ----------
     does not include any extension, renewal or refunding of any such outstanding Indebtedness; and provided, further, that the Indebtedness
                                   --------  -------  ----
     to be Refinanced shall be repaid (or in the case of letters of credit issued under the Provident Bank Credit Agreement, be backed up with Letters of Credit) with the proceeds of the initial Borrowing and shall not thereafter be outstanding;

          (d) Indebtedness of Subsidiaries of the Borrower owing to the Borrower and unsecured Indebtedness of the Borrower owing to its Subsidiaries; provided that such Indebtedness is evidenced by promissory notes which are pledged to the Agent concurrently with the incurrence of such Indebtedness by such Subsidiary, for the benefit of the Lenders, under the Borrower Pledge Agreement or Gibbs Pledge Agreement, as the case may be;

          (e)  Indebtedness secured by a Permitted Lien;

          (f) Indebtedness with respect to Contingent Obligations outstanding on the Effective Date and described on Schedule 11.1 and
                                                        -------------
     other Contingent Obligations in an aggregate principal amount not exceeding $1,000,000 per year (excluding any Contingent Obligation with respect to Indebtedness permitted by Section 11.7 and not set
                                               ------------
     forth on Schedule 11.1);
              -------------

          (g)  Indebtedness in respect of deferred Taxes;

          (h) unsecured Indebtedness in respect of current accounts payable arising in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Obligations), except, without duplication, to the extent permitted by clause (f)
                                                             ----------
     above;

          (i) Indebtedness in respect of non-current accounts payable which the Borrower is contesting in good faith and by appropriate proceedings, and with respect to which reserves have been established, and are being maintained, in accordance with GAAP; and

          (j) Indebtedness in the nature of seller holdbacks issued by the Borrower with respect to any Educational Institution acquired after the Closing Date for the period from such Acquisition until receipt of DOE approval of such Acquisition.

     SECTION 11.2   Liens.  Not, and not permit any Subsidiary of the Borrower
                    -----
to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for the following (collectively called "Permitted Liens"):

          (a) Liens in favor of the Agent, for the benefit of the Lenders, pursuant to this Agreement and the Related Documents and, until released in accordance herewith, Liens evidencing the Indebtedness to be Refinanced;

          (b) Liens for current Taxes not delinquent or for Taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (c) Liens in connection with the acquisition of fixed or capital assets after the date hereof to the extent permitted under Section
                                                                -------
     12.4 and attaching only to the property being acquired, provided the
     ----
     Indebtedness secured thereby does not exceed one hundred percent (100%) of the fair market value of such property at the time of acquisition thereof nor $500,000 in the aggregate at any one time outstanding;

          (d)  Liens shown on Schedule 11.2;
                              -------------

          (e) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to some obligations on surety or appeal bonds; and

          (f) Liens of mechanics, carriers, materialmen and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP.

     SECTION 11.3   Consolidation, Merger, etc.  Not, and not permit any of its
                    ---------------------------
Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except:

          (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other
     Subsidiary of the Borrower; and

          (b) so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, any Permitted Acquisition, if permitted by Section 12.4 if made as a
                                            ------------
     Consolidated Capital Expenditure.

     SECTION 11.4   Asset Disposition, etc.  Not, and not permit any of its
                    -----------------------
Subsidiaries to, sell, assign, lease, transfer, contribute, convey or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets to any Person, unless:

          (a) such sale, assignment, transfer, lease, contribution, conveyance or other disposition constitutes bona fide sales of inventory in the ordinary course of its business or obsolete equipment or other property no longer used or useful in the business; or

          (b) the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by the Borrower or any of its Subsidiaries pursuant to this clause since the Effective Date, does not exceed $500,000.

; provided that (i) the consideration received is at least equal to the fair market value of such assets, (ii) the Net Proceeds received in connection with any such asset disposition are applied as required by Section 6.4(b) and (iii)
                                                      --------------
no Default exists prior to or results from the consummation of such sale of assets.

     SECTION 11.5   Dividends, etc.  Except with respect to (a) dividends paid
                    ---------------
to the Borrower to pay the Liabilities, (b) so long as no Default exists, the Electra Permitted Cash Dividends, and (c) if the purchase of IAMD (U.S.) and IAMD (Canada) is not consummated, the redemption of Series D Preferred Stock of the Borrower held by Heller, EIT and William Klettke issued on the

Closing Date in an aggregate amount not to exceed $4,125,000, not (i) declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or any option, warrant or other right to acquire shares of the Borrower's capital stock (other than any such payment pursuant to stock appreciation rights granted and exercised in accordance with applicable rules and regulations of the Securities and Exchange Commission); and (ii) make any deposit for any of the foregoing purposes.

     SECTION 11.6   Investments.  Not, and not permit any of its Subsidiaries
                    -----------
to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a)  Investments existing on the Effective Date and identified in
     Schedule 11.6;
     -------------

          (b)  Cash Equivalent Investments;

          (c) without duplication, Investments permitted as Indebtedness pursuant to Section 11.1;
                 ------------

          (d) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital or loans or advances;

          (e) other Investments in an aggregate amount at any one time not to exceed $100,000; and

          (f)  Investments in connection with any Permitted Acquisition;

provided, however, that no Investment otherwise permitted by clause (d), (e) and
                                                             ----------  ---
(f) shall be permitted to be made if, immediately before or after giving effect
---
thereto, any Default or Event of Default shall exist.

     SECTION 11.7   Rental Obligations.  Not, and not permit any of its
                    ------------------
Subsidiaries to, enter into at any time any arrangement which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements then in effect, will not require the payment of an aggregate amount of rentals by the Borrower and its Subsidiaries in excess of $14,000,000 for any Fiscal Year or $60,000,000 during the full remaining term of such arrangements;

     SECTION 11.8   Subordinated Debt.  Not, and not permit any of its
                    -----------------
Subsidiaries to:

          (a) make any payment (whether of principal, interest or otherwise) on any Subordinated Debt prior to the later of the Term Loan Termination Date and the Revolving Loan Termination Date, other than regularly scheduled payments of interest thereon so long as no Default or Event of Default exists; or

          (b) make any payment on any Subordinated Debt in contravention or violation of the subordination provisions thereof; or

          (c) prepay, redeem, purchase or defease any Subordinated Debt, or make any deposit for any of the foregoing purposes; or

          (d) enter into any amendment, supplement or modification of any Subordinated Debt, which results in a violation of the foregoing provisions of this Section or which adversely affects the interests or rights of any of the Borrower, any of its Subsidiaries, the Agent or the Lenders.

     SECTION 11.9   Take or Pay Contracts.  Not, and not permit any of its
                    ---------------------
Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or any Subsidiary of the Borrower regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

     SECTION 11.10  Regulations G and U.  Not, and not permit any of its
                    -------------------
Subsidiaries to, use or permit any proceeds of the Loans or LC Obligations to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying margin stock" within the meaning of Regulations G and U of the Board of Governors of the Federal Reserve System, as amended from time to time.

     SECTION 11.11  Subsidiaries.  Notwithstanding any provision of this
                    ------------
Agreement to the contrary, not, and not permit any of its

Subsidiaries to, create or permit to exist any Subsidiary other than the Subsidiaries of the Borrower listed on Schedule 9.10 unless (a) such new
                                       -------------
Subsidiary shall promptly execute and deliver to the Agent, for the benefit of the Lenders, a supplement to the Subsidiary Guaranty and the Security Agreement, whereby such new Subsidiary agrees to be bound under each such agreement as a "Guarantor" and a "Subsidiary Grantor", respectively, and (b) (i) if any stock of such new Subsidiary is owned by another Subsidiary of the Borrower, such other Subsidiary shall promptly execute and deliver to the Agent, for the benefit of the Lenders, a pledge agreement, in the form of the Borrower Pledge Agreement, whereby such other Subsidiary pledges, to secure payment of the Liabilities and its obligations under the Subsidiary Guaranty, a first priority security interest (subject only to Permitted Liens) in all the outstanding capital stock of such new Subsidiary owned by such other Subsidiary, and (ii) if any stock of such new Subsidiary is owned by the Borrower or Gibbs, the Borrower or Gibbs, as the case may be, shall promptly pledge such stock under the Borrower Pledge Agreement or the Gibbs Pledge Agreement, as the case may be; the documents contemplated by each of the foregoing clauses (a) and (b) shall be in
                                                -------------------
form and substance satisfactory to the Agent and shall be accompanied by such other documents, agreements, filings, opinions or certificates reasonably requested by the Agent, including, without limitation, such other deliveries requested by the Agent pursuant to Section 8.2.
                                   -----------

     SECTION 11.12  Other Agreements.  Not, and not permit any of its
                    ----------------
Subsidiaries to, enter into any agreement containing any provision which (a) would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith, (b) prohibits or restricts the creation or assumption of any Lien upon its properties, revenues or assets (whether now owned or hereafter acquired) as security for the Liabilities hereunder, (c) prohibits or restricts the ability of any Subsidiary of the Borrower to make dividends or advances or payments to the Borrower, or (d) prohibits or restricts the ability of the Borrower or any of its Subsidiaries to amend or otherwise modify this Agreement or any other document executed in connection herewith, except in each case, to the extent required to comply in Title IV or other applicable laws, regulations, rules and guidelines of governmental authorities and Accreditating Bodies.

     SECTION 11.13  Business Activities.  Not, and not permit any of its
                    -------------------
Subsidiaries to, (a) engage in any type of business except the businesses which the Borrower and its Subsidiaries are presently engaged in, or (b) substantially alter the methods by which the Borrower or its Subsidiaries conduct such business.

     SECTION 11.14  Change of Location or Name.  Not, and not permit any of its
                    --------------------------
Subsidiaries to, change (a) the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs, or (b) its name or the name under or by which it conducts its business, in each case without first giving the Agent at least thirty (30) days' advance written notice thereof and having taken any and all action reasonably required or desirable to maintain and preserve the first perfected Lien on Collateral in favor of the Agent free and clear of any other Lien whatsoever (except for Permitted Liens); provided,
                                                                 --------
however, that notwithstanding the foregoing, neither the Borrower nor any of its
-------
Subsidiaries shall change the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs to any place outside the contiguous continental United States of America or, with respect to IAMDC (Canada), Canada.

     SECTION 11.15  Transactions with Affiliates.  Except for loans made by the
                    ----------------------------
Borrower to officers of the Borrower in an aggregate principal amount not to exceed $150,000 which are evidenced by notes which have been pledged to the Agent pursuant to the Borrower Pledge Agreement, not, and not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement (a) is fair and equitable to the Borrower or such Subsidiary, (b) is of a sort which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates, and (c) is on terms which are not less favorable to the Borrower or such Subsidiary than are obtainable from a Person which is not one of its Affiliates.

     SECTION 11.16  Bank Accounts.  Except as provided on Schedule 11.16, the
                    -------------                         --------------
Borrower and its Subsidiaries have no bank accounts and hereby agree that neither the Borrower nor any of its Subsidiaries shall open, maintain or otherwise have any bank account, except to the extent the Borrower notifies the Agent prior to opening any other bank account and (a) such bank account is a petty cash, payroll, restricted cash and other like accounts or accounts required under Title IV or other applicable standards or (b) the Borrower or its Subsidiary, as the case may be, promptly grants the Agent, for the benefit of the Lenders, a perfected security interest in such bank accounts subject to no Liens (other than Permitted Liens).

     SECTION 11.17  Limitation on Sales and Leasebacks.  Not, and not permit its
                    ----------------------------------
Subsidiaries to, at any time, directly or indirectly, sell and thereafter lease back any of their respective assets or properties.

     SECTION 11.18  Modification of Certain Documents.  The Borrower will not
                    ---------------------------------
consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, its charter, by-laws or other organizational documents, the Gibbs Acquisition Agreements, the IAMD Acquisition Agreements, or the Equity Purchase Documents, without the prior written consent of the Required Lenders if such amendment, supplement or other modification could have an adverse effect on the Borrower, or any of its Subsidiaries, the Agent or the Lenders or any rights of the Agent or Lenders under this Agreement or any of the Related Documents.


                       SECTION 12.  FINANCIAL COVENANTS

     The Borrower agrees that, on and after the Effective Date and for so long thereafter as any Lender has any Commitment hereunder or any of the Liabilities remain unpaid or outstanding, it will:

     SECTION 12.1  Minimum Fixed Charge Coverage Ratio.  Not permit the Fixed
                   -----------------------------------
Charge Coverage Ratio, at the end of any Fiscal Quarter (for the four Fiscal Quarters then ended) during any Fiscal Year of the Borrower, to be less than 1.25:1.00.

     SECTION 12.2  Minimum Interest Coverage Ratio.  Not permit the Interest
                   -------------------------------
Coverage Ratio, at the end of any Fiscal Quarter (for the four Fiscal Quarters then ended) during any Fiscal Year of the Borrower, to be less than 3.00:1.00.

     SECTION 12.3  Maximum Leverage Ratio.  Not permit the Funded Debt to
                   ----------------------
Consolidated EBITDA Ratio to exceed, at the end of any Fiscal Quarter (for the four Fiscal Quarters then ended) during any period set forth below, the applicable ratio set forth below opposite such period:

          Period Ending                Maximum Ratio
          -------------                -------------
            6/30/97-6/30/98               3.75:1.00
            6/30/98-6/30/99               3.00:1.00
            6/30/99 and thereafter           2.50:1

     SECTION 12.4  Maximum Capital Expenditures.  Not permit Consolidated
                   ----------------------------
Capital Expenditures to exceed in any Fiscal Year of the Borrower an amount equal to four percent (4%) of the consolidated revenues of the Borrower and its Subsidiaries for the immediately preceding Fiscal Year; provided, that to the
                                                        --------  ----
extent that Consolidated Capital Expenditures in any such Fiscal Year are less than the applicable maximum amount set forth above, the maximum amount set forth above for any subsequent Fiscal Year may be increased (but not to more than 50% of the amount set forth above) by the amount of such shortfall.

     SECTION 12.5  Minimum Tangible Net Worth.  Not permit Consolidated Tangible
                   --------------------------
Net Worth, at the end of any Fiscal Quarter during any Fiscal Year of the Borrower, to be less than $7,500,000, plus (a) 50% of Consolidated Net Income, plus (b) 35% of the Net Proceeds received by the Borrower or its Subsidiaries in connection with the private or public sale of equity securities after the Closing Date.

     Notwithstanding the foregoing, for the purposes of Sections 12.1, 12.2 and
                                                        -------------------
12.3, Consolidated EBITDA shall be calculated for the Fiscal Quarters ending (a)
----
June 30, 1997, based on the then ending Fiscal Quarter and shall be annualized by multiplying Consolidated EBITDA for such Fiscal Quarter by 4, and (b) September 30, 1997, based on the then ending Fiscal Quarter and the immediately preceding Fiscal Quarter and shall be annualized by multiplying the Consolidated EBITDA for such two Fiscal Quarters by 2.


                            SECTION 13.  CONDITIONS

     The obligation of each of the Lenders to make its Loans and of the Agent to issue Letters of Credit is subject to the performance by the Borrower of all of its obligations under this Agreement and to the satisfaction of the following conditions precedent or concurrent:

     SECTION 13.1  Initial Borrowing.  In the case of the initial Borrowing, the
                   -----------------
Agent shall have received all of the following, each, except to the extent otherwise specified below, duly executed by a Responsible Officer of the applicable party, dated the date of such Loan or Letter of Credit (or such earlier date as shall be satisfactory to the Agent), in form and substance reasonably satisfactory to the Agent, and each in sufficient number of signed counterparts to provide one for each Lender:

          13.1.1 Evidence that the Borrower shall have paid (or the in the case of letters of credit issued under the Provident Bank Credit Agreement, shall have backed up such letters of credit with Letters of Credit), and caused to have been paid, in full all obligations (other than the Letters of Credit issued under the Provident Bank Credit Agreement) with respect to the Indebtedness to be Refinanced, together with UCC-3 termination statements releasing all Liens relating to such Indebtedness;

          13.1.2 For each Lender, an appropriately completed Term Note, payable to the order of such

     Lender in the principal amount of such Lenders Term Loan Commitment;

          13.1.3 For each Lender, an appropriately completed Revolving Note, payable to the order of such Lender in the principal amount of such Lender's Revolving Loan Commitment;

          13.1.4   An appropriately completed Borrowing Request;

          13.1.5   The Security Agreement;

          13.1.6   The Borrower Trademark Security Agreement;

          13.1.7   The Post-Closing Agreement;

          13.1.8 The Borrower Pledge Agreement, together with (a) the stock certificates evidencing all shares pledged under such Pledge Agreement, and (b) appropriate undated stock powers for such shares signed in blank;

          13.1.9 The Gibbs Pledge Agreement, together with (a) the stock certificates evidencing all shares pledged under such Pledge
     Agreement, and (b) appropriate undated stock powers for such shares signed in blank;

          13.1.10  The Subsidiary Guaranty;

          13.1.11  The Subordination Agreement;

          13.1.12 A favorable opinion of Messrs. D'Ancona & Pflaum, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit T hereto, and addressing such other legal matters as
             ---------
     the Agent or its counsel reasonably may require;

          13.1.13 An officer's certificate of the Borrower and its Subsidiaries, substantially in the form of Exhibits K-1 and K-2 hereto
                                                ------------     ---
     and dated as of the date hereof, signed by the president or a vice-president of the Borrower and each such Subsidiary, as the case may be, and attested to by its secretary, together with certified copies of the Borrower's, and each such Subsidiary's certificate or articles of incorporation, by-laws, resolutions, incumbency and any other documents pursuant to the terms thereof;

          13.1.14  Evidence of the good standing of the

     Borrower and each Subsidiary of the Borrower in the jurisdiction in which such Person is incorporated and any jurisdiction in which Collateral is located;

          13.1.15  A certificate, substantially in the form of Exhibit N
                                                               ---------
     hereto, signed by the chief financial officer of the Borrower to the effect that the Borrower is Solvent, together with copies of the pro forma financial statements;

          13.1.16 Evidence that the Borrower and the Subsidiaries of the Borrower have obtained the insurance policies required by this Agreement and the Related Documents, or such policies have been obtained on the Borrower's or such Subsidiary's behalf;

          13.1.17 Evidence that the Borrower shall have paid to the Agent the fees and expenses provided for herein and in the Fee Letter;

          13.1.18 A letter from the Process Agent agreeing to receive service of process on behalf of the Borrower and each of its
     Subsidiaries pursuant to Section 17.11 hereof, unless a registered
                              -------------
     agent exists in the State of Illinois for such party;

          13.1.19 Evidence of each filing, registration or recordation (and payment of any necessary fee, Tax or expense relating thereto) with respect to each document (including, without limitation, any UCC financing statement) required by the Related Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of the Agent, for the benefit of the Lenders, a perfected first Lien on the Collateral (subject to Permitted Liens);

          13.1.20 A calculation of the Funded Debt to Consolidated EBITDA Ratio as of the Closing Date certified by the chief financial officer of the Borrower; and

          13.1.21 Such other information and documents as may reasonably be required by the Agent and the Agent's counsel.

     SECTION 13.2  Conditions of each Letter of Credit.  The obligation of the
                   -----------------------------------
Agent to issue each Letter of Credit is subject to the conditions precedent that
(a) the Agent shall have received the related LC Application and, (b) the conditions set forth in Sections 13.1 and 13.3 have been satisfied.
                        -------------     ----

     SECTION 13.3  All Loans and Letters of Credit.  The obligation of each
                   -------------------------------
Lender to make each Loan and of the Agent to issue each Letter of Credit is subject to the following further conditions precedent that:

          13.3.1 The Agent and each Lender shall have received a Borrowing Request or an LC Application;

          13.3.2 No Default or Event of Default exists or will result from the making of such Loan or issuance of such Letter of Credit;

          13.3.3 The representations and warranties of the Borrower contained in Section 9 (except, with respect to Loans made or Letters
                  ---------
     of Credit issued after the Effective Date, Sections 9.7 and 9.8) are
                                                ------------     ---
     true and correct with the same effect as though made on the date of the making of such Loan or issuance of such Letter of Credit (except to the extent they expressly relate solely to an earlier date, in which case, as of such date);

          13.3.4   No Material Litigation exists except as disclosed on
     Schedule 9.8, and since the Effective Date of this Agreement no
     ------------
     Material Litigation Development has occurred with respect to any Litigation so disclosed on Schedule 9.8; and
                                ------------

          13.3.5 No Material Adverse Change has occurred since the date of the most recent financial statements delivered or required to be delivered pursuant to Section 9.6.
                           -----------

     SECTION 13.4  Loans for Stock Purchase Transactions.  In addition to the
                   -------------------------------------
satisfaction of the conditions precedent in Sections 13.1 through 13.3, the
                                            -------------         ----
obligation of the Lenders to make Loans to consummate any Stock Purchase Transaction permitted by this Agreement is subject to the following further conditions precedent:

          13.4.1 The Borrower shall have delivered to the Agent in form and detail satisfactory to the Agent,

               (a) evidence that (i) the respective Stock Purchase Agreement has been duly executed, and (ii) the transactions contemplated by the respective Acquisition Agreement shall have been duly consummated in accordance with its terms, without material modification or waiver of any of such terms; and

               (b) evidence that the Borrower shall have received not less than a total of (i) at least $15,000,000, in the case of the acquisition of Gibbs, and (ii) at least $5,500,000 in the case of the acquisition of IAMD, in net cash proceeds from the Equity Purchase Transaction set forth in clause (a) of the definition
                                            ----------
          thereof in accordance with the terms of the respective Equity Purchase Documents, without material modification or waiver of any such terms, execution copies of which shall have been delivered to the Agent; and

          13.4.2 The Borrower shall have delivered to the Agent and the Lenders such other information and documents as may reasonably be required or requested by the Agent, the Required Lenders and the Agents's counsel.

     SECTION 13.5  Loans for Permitted Acquisitions.  In addition to the
                   --------------------------------
satisfaction of the conditions precedent in Sections 13.1, 13.2, and 13.3 (as
                                            -------------------      ----
applicable), the obligation of the Lenders to make Loans to consummate any Permitted Acquisition is subject to the following further conditions precedent:

          13.5.1 The Borrower shall have delivered to the Agent in form and detail satisfactory to the Agent and the Required Lenders,

               (a) at least thirty (30) days prior to any requested Borrowing, a duly executed preliminary financing request, substantially in the form of Exhibit V, outlining the aggregate principal amount of any
                  ---------
          requested Borrowing which the Borrower will request to facilitate or consummate such Permitted Acquisition and containing pro forma financial projections of the Borrower and its Subsidiaries for the three years immediately following such acquisition and after giving effect thereto;

               (b) certified copies of any acquisition agreements, letters of intent, asset purchase agreements, stock purchase agreements or other related documentation or instruments proposed to be executed and delivered in connection therewith as the Agent shall reasonably request and all other documents required to be delivered pursuant to clause (i) of the definition of "Permitted Acquisition"; and
          ----------

               (c)  evidence of compliance with Section 9.19 both before and
                                                ------------
          after giving effect to the requested Loans; and

          13.5.2 The Borrower shall have delivered to the Agent and the Lenders such other information and documents as may reasonably be required or requested by the Agent, the Required Lenders and the Agents's counsel.


          SECTION 14.  EVENTS OF DEFAULT AND THEIR EFFECT

     SECTION 14.1  Events of Default.  An "Event of Default" shall exist if any
                   -----------------
one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

          14.1.1   Non-Payment of Loans, etc. (a) Default in the payment or
                   -------------------------
     prepayment when due of any principal on any Loan; or (b) default in the payment or prepayment when due of any reimbursement obligation with respect to any LC Obligation; or (c) default and continuance for three (3) days in the payment when due of any other amount owing by the Borrower or any other Person pursuant to this Agreement.

          14.1.2   Non-Payment of Other Indebtedness. Default in the
                   ---------------------------------
     payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of the Borrower or any Subsidiary of the Borrower (other than Indebtedness in respect of this Agreement) in an amount in excess of $250,000 in the aggregate, or default in the performance or observance of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

          14.1.3   Bankruptcy, Insolvency, etc. The Borrower or any
     Subsidiary of the Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Borrower or any such Subsidiary applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for the Borrower or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors, or, in the absence of such application, consent or acquiescence; a trustee, receiver or other custodian is appointed for the Borrower or any such Subsidiary or for a substantial part of the property of any thereof and is not discharged within forty five (45) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Borrower or any such Subsidiary and if such case or proceeding is not commenced by the Borrower or such Subsidiary, it is consented to or acquiesced in by the Borrower or such Subsidiary or remains for forty five (45) days undismissed; or the Borrower or any such Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

          14.1.4   Defaults Under this Agreement. Failure by the Borrower
                   -----------------------------
     to comply with or perform any of the covenants or agreements of the Borrower set forth in Sections 10, 11 and 12.
                           -----------  --     --

          14.1.5   Other Noncompliance with this Agreement. Failure by the
                   ---------------------------------------
     Borrower or any Subsidiary of the Borrower to comply with or perform any other provision of this Agreement or the Related Documents applicable to it (other than those listed in Sections 14.1.4 or those
                                                  ---------------
     constituting an Event of Default under any of the other provisions of this Section 14) and continuance of such failure for fifteen (15) days
          ----------
     after notice thereof to the Borrower from the Agent or any Lender.

          14.1.6   Representations and Warranties. Any representation or
                   ------------------------------
     warranty made by the Borrower, or any Subsidiary of the Borrower herein or in any of the Related Documents is false or misleading in any material respect as of the date hereof or as of the date hereafter certified, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Borrower, or any such Subsidiary to the Agent or any Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

          14.1.7   Pension Plans and Welfare Plans. With respect to any
                   -------------------------------
     Pension Plan as to which the Borrower or any Subsidiary of the Borrower may have any liability, there shall exist a deficiency of more than $250,000 in the Pension Plan assets available to satisfy the benefits guaranteeable under ERISA with respect to such Pension Plan, and steps are undertaken to terminate such plan or such Pension Plan is terminated or the Borrower or such Subsidiary withdraws from or institutes steps to withdraw from such Pension Plan or any material Reportable Event with respect to such Pension Plan shall occur. With respect to any Welfare Plans as to which the Borrower may have any liability, there shall occur any event which could result in the incurrence by the Borrower of any increase in excess of $250,000 in the vested or contingent liability of the Borrower or with respect to any post-retirement Welfare Plan benefit.

          14.1.8   Adverse Judgment. One or more final judgments or decrees
                   ----------------
     shall be entered against the Borrower or any of its Subsidiaries involving, in the aggregate, a liability (not covered by collectible insurance) of $250,000 or more and all such judgments or decrees shall not have been vacated, satisfied, discharged or stayed or bonded pending appeal within thirty (30) days from the entry thereof.

          14.1.9   Related Documents. Any of the Related Documents shall
                   -----------------
     fail to remain in full force and effect or any action shall be taken by the Borrower or any Subsidiary of the Borrower to discontinue any of the Related Documents or to assert the invalidity of any thereof.

          14.1.10   Change in Control. The occurrence of a Change in
                    -----------------
     Control.


          14.1.11   Material Adverse Change. The occurrence of a Material
                    -----------------------
     Adverse Change.

     SECTION 14.2  Effect of Event of Default.  If any Event of Default
                   --------------------------
described in Section 14.1.3 shall occur and be continuing, the Commitments (if
             --------------
they have not theretofore terminated) shall immediately terminate and all Liabilities shall become immediately due and payable, all without notice, demand, presentment or protest of any kind; and, in the case of any other Event of Default, the Agent may (or shall, upon the written request of the Required Lenders) declare the Commitments (if they have not theretofore terminated) to be terminated and all Liabilities to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and all Liabilities shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Borrower and each Lender of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing or any provision of Section 17.1, the effect as an Event of Default of any event
             ------------
described in Section 14.1.3 may be waived only by the written concurrence of the
             --------------
Lenders holding 100% of the aggregate unpaid principal amount of the Loans and LC Obligations, and the effect as an Event of Default of any other event described in this Section 14 may be
                                                            ----------
waived as provided in Section 17.1.
                      ------------

                            SECTION 15.  THE AGENT

     SECTION 15.1  Authorization and Action.  Each Lender hereby appoints and
                   ------------------------
authorizes the Agent to take such action as agent on its behalf and to exercise such powers to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith, together with such other action as may be reasonably incidental thereto. As to matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of this Agreement or any Related Document) the Agent shall not be required to exercise any discretion, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders and such instructions shall be binding upon all Lenders. Under no circumstances shall the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or to the Related Documents or applicable law.

     SECTION 15.2  Liability of the Agent.  Neither the Agent nor any of its
                   ----------------------
directors, officers, agents or employees shall be liable to any Lender or any of such Lender's Affiliates for any action taken or omitted to be taken by it or them under or in connection with this Agreement and the Related Documents, except for its or their own gross negligence or willful misconduct as finally judicially determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent (a) may treat the payee of any Note as the holder thereof until the Agent receives an executed Assignment Agreement entered into between a Lender and an Eligible Assignee pursuant to Section 16.1;
                                                                   ------------
(b) may consult with legal counsel (including counsel for the Borrower or any of its Subsidiaries), independent public accountants and other experts or consultants selected by it; (c) shall not be liable for any action taken or omitted to be taken in good faith by the Agent in accordance with the advice of counsel, accountants, consultants or experts; (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations, whether written or oral, made in or in connection with this Agreement or the Related Documents; (e) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, obligations, covenants or conditions of this Agreement on the part of the Borrower or any of its Subsidiaries or to inspect the property (including, without limitation, any books and records) of the Borrower or any Subsidiary of the Borrower; (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Related Document, any Collateral or other support or security, or any other document furnished in connection with any of the foregoing; and (g) shall incur no liability under or in respect of this Agreement or any Related Document by action upon any written notice, statement, certificate, order, telephone message, facsimile or other document which the Agent believes in good faith to be genuine and correct and to have been signed, sent or made by the proper Person.

     SECTION 15.3  LaSalle and Affiliates.  With respect to the Loans made by it
                   ----------------------
and Letters of Credit issued by it, LaSalle shall have the same rights and powers under this Agreement and the other Related Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include LaSalle in its individual capacity. LaSalle and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if LaSalle were not the Agent and without any duty to account therefor to the Lenders.

     SECTION 15.4  Lender Credit Decision.  Each Lender acknowledges that it
                   ----------------------
has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 9.6 and such other
                                                 -----------
documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 15.5  Indemnification.  The Lenders agree to indemnify the Agent
                   ---------------
(to the extent not reimbursed by the Borrower), ratably according to their Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or assessed against the Agent in any way relating to or arising out of this Agreement or the Related Documents, or any action taken or omitted by the Agent under this Agreement or the Related Documents; provided that no Lender shall be
                                               --------
liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct as finally judicially determined by a court of competent jurisdiction. Without limiting any of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Percentage of any out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement or the Related Documents to the extent that the Agent is not reimbursed for such expenses by the Borrower. All obligations provided for in this Section 15.5
                                                               ------------
shall survive termination of this Agreement.

     SECTION 15.6  Successor Agent.  The Agent may resign at any time by giving
                   ---------------
written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations in its capacity as Agent under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any
                              ----------
actions taken or omitted to be taken by it while it was Agent under this Agreement.

     SECTION 15.7  Collateral Matters.  (a) The Agent is authorized on behalf of
                   ------------------
all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Related Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Related Documents.

          (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans, LC Obligations and all other Liabilities known to the Agent and payable under this Agreement or any Related Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Borrower or any of its Subsidiaries owned no interest at the time such Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower or any of its Subsidiaries under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in Section 17.1. Upon request by the Agent at any time, the
                   ------------
Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 15.7.
                                              ------------


                  SECTION 16.  ASSIGNMENTS AND PARTICIPATIONS

     SECTION 16.1  Assignments.  (a) Each Lender shall have the right at any
                   -----------
time to assign, to any Eligible Assignee, all or any part of such Lender's rights and obligations under this Agreement and each Related Document including its rights in respect of Loans, Notes, Letters of Credit and LC Obligations and its obligations in respect of Commitments to make Loans or participate in Letters of Credit. Any such assignment shall be pursuant to an assignment agreement, substantially in the form of Exhibit U (an "Assignment Agreement"),
                                        ---------
duly executed by such Lender and the Eligible Assignee, and acknowledged by the Agent. Although its failure to do so will not affect any of the rights or obligations provided for therein or herein, the Borrower agrees to duly acknowledge any Assignment Agreement executed by any assigning Lender promptly after its receipt of the same. No assignment by the Agent shall relieve it from its obligations in respect of the Letters of Credit, it being understood that any assignment by the Agent as to Letters of Credit shall be deemed to automatically constitute an assignment by the Agent and the purchase by the Eligible Assignee of a participating interest in such Letters of Credit.

     (b) Each assignment shall be pro rata with respect to all rights and obligations of the assigning Lender including the Loans, Notes, LC Obligations and Commitments of the assigning Lender. Each assignment, if to a Person other than a Lender or its Affiliate, shall be in an amount equal to or in excess of $5,000,000 (except for assignments of the entire unpaid balance of a Lender and if less than $5,000,000). In the case of any such assignment, the satisfaction or waiver of the conditions specified in clause (c) below, this Agreement shall
                                         ----------
be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such Eligible Assignee, and the Eligible Assignee shall for all purposes be a Lender party hereto and shall have, to the extent of such assignment, the same rights and obligations as a Lender hereunder, including the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Lenders or the Required Lenders, as the case may be, and the obligations to make Loans and to participate in Letters of Credit.

     (c) An assignment shall become effective hereunder when all of the following shall have occurred:

          (i) the Assignment Agreement shall have been executed by the assigning Lender and the Eligible Assignee,

          (ii) the Assignment Agreement shall have been acknowledged by the Agent and consented to by Borrower (which consent shall not be unreasonably withheld or delayed),

          (iii) either the assigning Lender or the Eligible Assignee shall have paid a processing fee of $3,500 to the Agent for its own account (other than in connection with an assignment to an Affiliate of such Lender), and

          (iv) the assigning Lender and the Agent shall have agreed upon a date upon which the Assignment shall become effective. Upon the Assignment becoming effective, the Agent shall forward all payments of interest, principal, fees and other amounts that would have been made to the assigning Lender, in proportion to the percentage of the assigning Lender's rights transferred, to the Eligible Assignee.

     (d) Upon the effectiveness of any assignment, the assigning Lender shall be relieved from its obligations hereunder to the extent of the obligations so assigned (except, (i) obligations of the Agent in respect of the Letters of Credit issued by it, and (ii) to the extent, if any, that the Borrower, any other Lender or the Agent has rights against such assigning Lender as a result of any default by such Lender under this Agreement) and appropriate arrangements shall be made so that, if required, replacement Notes are issued to such assigning Lender and new Notes or, as appropriate, replacement Notes are issued to the Eligible Assignee, in each case in principal amounts reflecting their outstanding Loans as adjusted pursuant to such Assignment Agreement. Promptly following the consummation of each assignment, the Agent shall furnish to the Borrower and each Lender, a revised Schedule 2.1, revised to reflect such
                                    ------------
assignment.

     SECTION 16.2  Participations.  Each Lender may grant participations in all
                   --------------
or any part of its Loans, Notes, Letters of Credit and LC Obligations to any commercial lender or other financial institution. A participant not shall have any rights under this Agreement or any other document delivered in connection herewith (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto, which agreement with respect to such participation shall not restrict such Lender's ability to make any modification, amendment or waiver to this Agreement without the consent of the participant except that the consent of such participant may be required in connection with matters requiring the consent of all of the Lenders under Section 17.1). All amounts payable by
                                        ------------
the Borrower under this Agreement shall be determined as if the Lender had not sold such participation. In the event of any such sale by a Lender of participating interests to a participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any obligation for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     SECTION 16.3  Disclosure of Information.  The Borrower authorizes each
                   -------------------------
Lender to disclose to any participant, assignee or Eligible Assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Lender's possession concerning the Borrower and any of its Subsidiaries which has been delivered to such Lender by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender's credit evaluation of the Borrower prior to entering into this Agreement or which has been delivered to such Lender by or on behalf of the Borrower or any of its Subsidiaries pursuant to this Agreement; provided that each Lender agrees that it shall hold all non-public, confidential and proprietary information obtained pursuant to the requirements of this Agreement (the "Information") confidential in accordance with safe and sound banking and business practices and may only make disclosure reasonably required by a Transferee or a prospective Transferee in connection with the contemplated transfer of any portion of the Loans. Notwithstanding anything to the contrary herein, any Lender may disclose
Information: (a) that consists of information that has been filed with, and made public and generally available by, any governmental agency, or which has otherwise been publicly disclosed, (b) to regulatory authorities having jurisdiction to examine its books and records, (c) pursuant to subpoena or other legal process or as otherwise required by law, and (d) to its counsel and auditors in connection with matters concerning the transactions contemplated by this Agreement.

     SECTION 16.4  Foreign Transferees.  If, pursuant to this Section 16, any
                   -------------------                        ----------
interest in this Agreement or any Loan, Letter of

Credit, Note or LC Obligation is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee (other than any participant), and may cause any participant, concurrently with the effectiveness of such transfer, (a) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent, and the Borrower) that under applicable law and treaties no Taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, Notes, Letters of Credit or LC Obligations,
(b) to furnish to the transferor Lender, the Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such transfer claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (c) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.


                          SECTION 17.  MISCELLANEOUS

     SECTION 17.1  Waivers and Amendments.  The provisions of this Agreement and
                   ----------------------
of each Related Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided that no such amendment, modification
                                   -------- ----
or waiver:

          (a) which would modify any requirement hereunder that any particular action be taken by all Lenders or by the Required Lenders, shall be effective without the consent of each Lender;

          (b)  which would modify this Section 17.1, change the definition
                                       ------------
     of "Required Lenders," change any Percentage for any Lender (except pursuant to an Assignment Agreement), reduce any fees (other than any fees payable to the Agent for its sole account), extend the Revolving Loan Termination Date, or subject any Lender to any additional obligations, shall be effective without the consent of each Lender;

          (c) which would permit the release of all or substantially all of the Collateral other than a release in connection with a disposition permitted hereunder or otherwise permitted under the terms of the Related Documents, shall be effective without the consent of each Lender;

          (d) which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan or any reimbursement obligation, interest or fees with respect to any LC Obligation, shall be effective without the consent of the holder of such Loan or LC Obligation; or

          (e) which would affect adversely the interests, rights or obligations of the Agent (in its capacity as the Agent), shall be effective without consent of the Agent.

     SECTION 17.2  Notices.  All notices, requests and other communications to
                   -------
any party hereunder shall be in writing (including bank wire, telex or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective
(a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate answerback is received, (b) if given by certified mail or overnight mail (via a reputable courier), 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section, provided that notices to the Agent under Sections 3, 4 and 15 shall not be effective until received by the
            ----------  -     --
Agent.

     SECTION 17.3  Regulation U.  Each Lender represents that it in good faith
                   ------------
is not relying, either directly or indirectly, upon any margin stock (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

     SECTION 17.4  Payment of Costs and Expenses.  The Borrower agrees to pay on
                   -----------------------------
demand all reasonable expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agent and of local counsel, if any, who may be retained by counsel to the Agent) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each Related Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any Related Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated,

          (b) the filing, recording, refiling or rerecording of any of the Related Documents (including the Fee Mortgages, the Borrower Pledge Agreement, the Gibbs Pledge Agreement, the Security Agreement, and the Borrower Trademark Security Agreement) and/or any Uniform Commercial Code financing statements or Uniform Commercial Code, judgement, tax or other lien searches relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Related Documents, and

          (c) the preparation and/or review of the form of any document or instrument relevant to this Agreement or any Related Document.

The Borrower further agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other Taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the issuance of the Notes, Letters of Credit or any other Related Documents. The Borrower also agrees to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Agent or such Lender in connection with the enforcement of any Liabilities and the consideration of legal issues relevant to such enforcement. All obligations of the Borrower provided for in this Section 17.4 shall survive termination of this Agreement.
                     ------------

     SECTION 17.5  Indemnity.  The Borrower agrees to indemnify the Agent and
                   ---------
each Lender and hold each Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Lender or the Agent) in connection with any investigative, administrative or judicial proceedings whether or not such Lender shall be designated a party thereto, which may be incurred by such Lender (or by the Agent in connection with its actions as Agent hereunder), relating to or arising out of this Agreement or any actual or proposed use of the proceeds of the Loans or LC Obligations hereunder; provided that neither the Agent nor any Lender shall have the right to be
-------- ----
indemnified hereunder for its own gross negligence or willful misconduct as finally judicially determined by a court of competent jurisdiction. All obligations of the Borrower provided for in this Section 17.5 shall survive termination of
                                     ------------
this Agreement.

     SECTION 17.6  Subsidiary References.  The provisions of this Agreement
                   ---------------------
relating to Subsidiaries shall apply only during such times as the Borrower have one or more Subsidiaries.

     SECTION 17.7  Captions.  Section captions used in this Agreement are for
                   --------
convenience only, and shall not affect the construction of this Agreement.

     SECTION 17.8  Governing Law.  This Agreement, the Notes and each Loan and
                   -------------
Letter of Credit and each other Related Document shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. All obligations of the Borrower and rights of the Agent and the Lenders expressed herein or in the Related Documents shall be in addition to and not in limitation of those provided by applicable law.

     SECTION 17.9  Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. When counterparts executed by all the parties shall have been lodged with the Agent (or, in the case of any Lender as to which an executed counterpart shall not have been so lodged, the Agent shall have received telegraphic, facsimile, telex or other written confirmation from such Lender of execution of a counterpart hereof by such Lender), this Agreement shall become effective as of the Effective Date hereof, and at such time the Agent shall notify the Borrower and each Lender.

     SECTION 17.10  SUBMISSION TO JURISDICTION; WAIVER OF VENUE.  THE BORROWER,
                    -------------------------------------------
ON BEHALF OF ITSELF AND EACH SUBSIDIARY OF THE BORROWER (A) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY ILLINOIS STATE OR FEDERAL COURT SITTING IN CHICAGO, ILLINOIS OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR FEDERAL COURT, AND (B) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST THE AGENT OR ANY LENDER OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT, IN ANY COURT OTHER THAN AS HEREINABOVE SPECIFIED IN THIS SECTION 17.10. THE BORROWER, ON BEHALF OF
                                      -------------
ITSELF AND EACH SUBSIDIARY, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED OF THE BORROWER BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY ACTION OR PROCEEDING (WHETHER BROUGHT BY

THE BORROWER, ANY SUBSIDIARY, THE AGENT, ANY LENDER, OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS SECTION 17.10 AS WELL AS ANY RIGHT IT MAY NOW OR
                              -------------
HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE BORROWER
                                ----- --- ----------
ON BEHALF OF ITSELF AND EACH SUBSIDIARY OF THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

     SECTION 17.11  Service of Process.  The Borrower on behalf of itself and
                    ------------------
each Subsidiary of the Borrower hereby irrevocably appoints C.T. Corporation (the "Process Agent"), with an office on the date hereof at 208 South LaSalle Street, Chicago, Illinois 60604, United States, as its agent to receive on behalf of the Borrower and its Subsidiaries and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding, in each case, in the event it has no other duly appointed registered agent in Illinois, provided that a copy of such process is also mailed by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 17.2. Such service may be made by
                                  ------------
mailing or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Borrower agrees to indemnify such Process Agent in connection with all matters relating to its appointment as agent of the Borrower for such purposes, to enter into any agreement relating to such appointment which such Process Agent may customarily require, and to pay such Process Agent's customary fees upon demand. As an alternative method of service, the Borrower for itself and its Subsidiaries also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of the Borrower at its address specified pursuant to Section 17.2. Nothing in this Section 17.11 shall
                              -------------                 -------------
affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

     SECTION 17.12  WAIVER OF JURY TRIAL.  THE BORROWER (ON BEHALF OF ITSELF AND
                    --------------------
EACH OF ITS SUBSIDIARIES), THE AGENT AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY RELATED DOCUMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY;

THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

     SECTION 17.13  Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that: (a) the Borrower may
                                  --------  -------  ----
not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and (b) the rights of the Lenders to make assignments or grant participations are subject to the provisions of
Section 16.
----------

     Delivered at Chicago, Illinois, as of the day and year first above written.

                              CAREER EDUCATION CORPORATION

                              By: /s/ WILLIAM A. KLETTKE
                                  ------------------------------
                              Name: William A. Klettke
                                    ----------------------------
                              Title: Senior Vice President
                                     ---------------------------

                              Address: _________________________
                              Attention: _______________________
                              Telephone: _______________________
                              Facsimile: _______________________


                              LASALLE NATIONAL BANK, in its
                               individual corporate capacity and
                               as Agent

                              By: /s/ MICHAEL FOSTER
                                  ------------------------------
                              Name: Michael Foster
                                    ----------------------------
                              Title: Senior Vice President
                                    ----------------------------

                              Notice Information
                              Address: _________________________
                              Attention: _______________________
                              Telephone: _______________________
                              Facsimile: _______________________


                              Lending Office (Base Rate Loans)

                              Address: _________________________
                              Attention: _______________________
                              Telephone: _______________________
                              Facsimile: _______________________


                              Lending Office (LIBOR Rate Loans)

                              Address: _________________________
                              Attention: _______________________
                              Telephone: _______________________
                              Facsimile: _______________________

                                 June 5, 1997

CAREER EDUCATION CORPORATION
2800 W. Higgins Road; Suite 790
Hoffman Estates, IL 60195

          Re:  Amendment No. 1 to Credit Agreement
               -----------------------------------

Ladies and Gentlemen:

          We make reference to that certain Credit Agreement (as amended or modified, the "Credit Agreement") dated as of May 30, 1997 among Career Education Corporation ("CEC"), the lenders party thereto (the "Lenders") and LaSalle National Bank, as agent for the Lenders (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Credit Agreement.

          We understand that CEC is currently negotiating a Stock Purchase Agreement with the shareholders of International Academy of Merchandising and Design (Canada), Limited, an Ontario corporation ("IAMD Canada"), pursuant to which CEC will acquire all of the issued and outstanding shares in the capital of IAMD Canada. We also understand that IAMD Acquisition I, Ltd., a Delaware corporation and a wholly-owned subsidiary of CEC ("IAMD Acquisition"), is currently negotiating a Stock Purchase Agreement with the shareholders of IAMD, Limited, an Illinois corporation ("IAMD U.S."), pursuant to which IAMD Acquisition will acquire all of the issued and outstanding shares of capital stock of IAMD U.S.

          In order to consummate the above referenced acquisitions of the shares of IAMD Canada and IAMD U.S., CEC and IAMD Acquisition will be required to deliver letters of credit to the sellers in an aggregate face amount in excess of the LC Commitments ($10,000,000). CEC has requested that the Agent and the Lenders agree to increase the aggregate LC Commitments to $20,000,000 to accommodate this obligation.

          The Agent and the Lenders agree that, effective as of the date first written above, Section 2.5 of the Credit Agreement is amended by deleting the number $10,000,000 from the second sentence thereof and replacing it with $20,000,000.

          Except as amended and modified by this letter, the Credit Agreement remains in full force and effect. CEC confirms that its representations, warranties, agreements and covenants contained in, and obligations and liabilities under, the Credit Agreement and the Related Documents are true and correct in all material respects as if made on the date hereof, except where such representation, warranty, agreement or covenant speaks as of a specified date. CEC also represents and warrants that no Default exists.

          If the foregoing is in accordance with your understanding and is acceptable to you, please so indicate by executing this letter in the space provided below and returning it to our counsel, Michael L. Boykins, at McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606.

                                             Very truly, yours,

                                             LaSalle National Bank, in its
                                             individual corporate capacity and
                                             as Agent


                                             By: /s/ MICHAEL FOSTER
                                                -------------------------------
                                             Name: Michael Foster
                                                  -----------------------------
                                             Its:  SVP
                                                  -----------------------------


Agreed and Accepted this 5th
day of June, 1997:

CAREER EDUCATION CORPORATION

By: /s/ WILLIAM A. KLETTKE
    -------------------------------
Name: William A. Klettke
      -----------------------------
Its:  Sr VP & CFO
      -----------------------------

                                 June 20, 1997


CAREER EDUCATION CORPORATION
2800 W. Higgins Road; Suite 790
Hoffman Estates, IL 60195

          Re:  Amendment No.2 to Credit Agreement
               ----------------------------------

Ladies and Gentlemen:

          We make reference to that certain Credit Agreement (as amended or modified, the "Credit Agreement") dated as of May 30, 1997, as amended as of June 5, 1997, among Career Education Corporation ("CEC"), the lenders party thereto (the "Lenders") and LaSalle National Bank, as agent for the Lenders (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Credit Agreement.

          We understand that CEC is currently negotiating a Stock Purchase Agreement with the shareholders of International Academy of Merchandising and Design (Canada), Limited, an Ontario corporation ("IAMD Canada"), pursuant to which CEC will acquire all of the issued and outstanding shares in the capital of IAMD Canada. As a result of such acquisition, CEC be the ultimate parent of Academie Internationale du Design Inc. (a/k/a International Academy of Design, Inc.), a Quebec Corporation and a Subsidiary of IAMD Canada (the "Quebec Subsidiary").

          Section 11.11 of the Credit Agreement requires each Subsidiary of CEC to execute and deliver a security agreement and a guaranty to secure the full payment of the Liabilities. Nonetheless, Quebec law limits the amount of liabilities that a subsidiary guarantor may guaranty, such that after giving effect to such guaranty the book of value of the subsidiary guarantor's assets would not thereby be less than the sum of its liabilities and its issued and paid-up share capital account.

          Accordingly, notwithstanding the provisions of Section 11.11 of the Credit Agreement, the Lenders agree that the Quebec Subsidiary's security agreement and guaranty shall be limited to secure the payment of Liabilities of CEC not exceeding $1,000,000 (Canadian). In consideration of such limitation:

          (i) Section 11.4(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

          "    (d)  Indebtedness of Subsidiaries of the Borrower owing to the
          Borrower and unsecured Indebtedness of the Borrower owing to its Subsidiaries; provided that such Indebtedness is evidenced by promissory notes which are pledged to the Agent concurrently with the incurrence of such Indebtedness by such Subsidiary, for the benefit of the Lenders, under the Borrower Pledge Agreement, Gibbs Pledge Agreement, or such other pledge agreement which is in form and substance to the Agent, as the case may be; and provided, further, Indebtedness of Academie Internationale du Design Inc. (a/k/a International Academy of Design, Inc.), a Quebec Corporation (the "Quebec Subsidiary") to the Borrower and/or any of its Subsidiaries shall at no time exceed $[1,000,000] in the aggregate minus the aggregate amount of Investments then made by the Borrower and/or any of its Subsidiaries in the Quebec Subsidiary pursuant to Section
                                                                   -------
          11.6(d);"
          -------

           (ii) Section 11.6(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

          "    (d)  in the ordinary course of business, Investments by the
          Borrower in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital or loans or advances; provided, however, neither the Borrower nor any of its Subsidiaries shall make Investments in the Quebec Subsidiary which at any time exceeds $[1,000,000] in the aggregate minus the aggregate amount of Indebtedness of the Quebec Subsidiary then owing to the Borrower and/or any of its Subsidiaries pursuant to Section 11.1(d);"
                                                              ---------------

          Except as amended and modified by this letter, the Credit Agreement remains in full force and effect. CEC confirms that its representations, warranties, agreements and covenants contained in, and obligations and liabilities under, the Credit Agreement and the Related Documents are true and correct in all material respects as if made on the date hereof, except where such representation, warranty, agreement or covenant speaks as of a specified date. CEC also represents and warrants that no Default exists.

          If the foregoing is in accordance with your understanding and is acceptable to you, please so indicate by executing this letter in the space provided below and returning it to our counsel, Michael L. Boykins, at McDermott, Will & Emery, 227 West Monroe Street, Chicago Illinois 60606.


                                   Very truly yours,

                                   LaSalle National Bank, in its
                                   individual corporate capacity and
                                   as Agent


                                   By: /s/ MICHAEL FOSTER
                                       ------------------------------
                                   Name: Michael Foster
                                         ----------------------------
                                   Its:  SVP
                                         ----------------------------


Agreed and Accepted this 20
day of June, 1997:


CAREER EDUCATION CORPORATION


By: /s/ WILLIAM A. KLETTKE
    ----------------------------
Name: William A. Klettke
      --------------------------
Its:  Vice President
      --------------------------

          (b) A new definition called "Consolidated Net Worth" shall be added to Section 1.1 of the Existing Credit Agreement in appropriate alphabetical order and shall read in its entirety as follows:

               "Consolidated Net Worth" shall mean the consolidated net worth of the Borrower and its Subsidiaries.

          (c) The definition of Consolidated EBITDA set forth in Section 1.1 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

               "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus (a) Consolidated Interest Expense for such period, plus (b) the aggregate amounts deducted in determining Consolidated Net Income in respect of (i) cash Income Taxes paid, (ii) depreciation and amortization, and (iii) interest income, plus or minus, (c) without duplication, any Non-Recurring Items to the extent agreed to by the Agent in its sole and absolute discretion, plus (d) without duplication, Acquired Person Adjusted Earnings of each Acquired Person acquired within the last four (4) Fiscal Quarters of the Borrower (calculated for the four (4) Fiscal Quarters then ended of such Acquired Person).

          (d) Clause (a) (ii) of the definition of Fixed Charge Coverage Ratio set forth in Section 1.1 of the Existing Credit Agreement is amended by deleting the word "plus" at the end thereof and replacing it with the word "minus".

          (e) The second sentence of the definition of "Net Proceeds" set forth in Section 1.1 of the Existing Credit Agreement is amended by moving the following words therein and inserting such words at the end of clause (b) of the first sentence thereof:

          ", and (c) any reserves required in accordance with GAAP relating to any liabilities assumed or incurred by the Borrower in connection with any transaction resulting in Net Proceeds under Section 6.4(b) or 6.4(c)".

          (f) Clause (i) of the definition of Permitted Acquisition set forth in Section 1.1 of the Existing Credit Agreement is amended by

               (i)  deleting the word "and" at the end of clause (iv) thereof,

               (ii) deleting the "." at the end of clause (v) thereof and replacing it with "; and", and

         AMENDMENT NO. 3 TO CREDIT AGREEMENT, DATED AS OF MAY 30, 1997


     This Amendment No. 3 (this "Amendment") , dated as of September 24, 1997, is made by and among CAREER EDUCATION CORPORATION, a Delaware corporation (the "Borrower"), the financial institutions party hereto (the "Lenders"), and LASALLE NATIONAL BANK, as agent for the Lenders (in such capacity, the "Agent"). Terms defined in the Credit Agreement shall have the same respective meanings when used herein and the provisions of Sections 1.2 and 1.3 of the Credit Agreement shall apply, mutatis mutandis, to this Amendment.

                             W I T N E S S E T H :

     WHEREAS, the parties hereto are parties to that certain Credit Agreement, dated as of May 30, 1997, as amended (as in effect on the date hereof, the "Existing Credit Agreement" and as amended and modified by this Amendment, the "Credit Agreement");

     WHEREAS, the Borrower has requested that the Lenders and the Agent agree to amend and modify the Existing Credit Agreement as described herein; and

     WHEREAS, the Lenders and the Agent are willing to amend and modify the Existing Credit Agreement on the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which is hereby acknowledged), the parties hereto, intending legally to be bound, hereby agree as follows:

     1.   Amendments.   Subject to the satisfaction of the conditions precedent
set forth in Section 5 below, the Existing Credit Agreement is hereby amended as follows:

          (a) A new definition called "Acquired Person Adjusted Earnings" shall be added to Section 1.1 of the Existing Credit Agreement in appropriate alphabetical order and shall read in its entirety as follows:

               ""Acquired Person Adjusted Earnings" shall mean for any Acquired Person, for any period, Consolidated Net Income of such Acquired Person for such period, plus (a) Consolidated Interest Expense of such Acquired Person for such period, plus (b) the aggregate amounts deducted in determining consolidated Net Income in respect of (i) cash Income Taxes paid by such Acquired Person, (ii) depreciation and amortization, and (iii) interest income, plus or minus (c) without duplication, any Non-Recurring Items of such Acquired Person to the extent agreed to by the Agent in its sole and absolute discretion."

               (iii) adding a new clause (vi) thereto which shall read in its entirety as follows:

               "(vi) copies of the consolidated and consolidating balance sheet of each Acquired Person and its Subsidiaries as at the end of its most recent Fiscal Year and the related statements of earnings, stockholders' equity and cash flow of such Acquired Person and its Subsidiaries for such Fiscal Year, in each case setting forth the figures for the previous year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein, certified, without Qualification by independent certified public accountants of recognized national standing reasonably acceptable to the Agent, and such other interim financial statements of such Acquired Person as the Agent or the Required Lenders shall request."

          (g) The first sentence of Section 2.3 of the Existing Credit Agreement is deleted in its entirety and replaced with the following;

               "The Borrower has requested that the aggregate Term Loan Commitments and Revolving Loan Commitments be increased pro rata by an aggregate maximum principal amount of $30,000,000 ($27,500,000 with respect to the Revolving Loan Commitments and $2,500,000 with respect to the Term Loan Commitments) (the amount of such increase called the "Commitment increase")."

          (h) Clause (e) of Section 2.3 of the Existing Credit Agreement is deleted in its entirety and replaced with the following;

               "(e) in no event shall the aggregate Term Loan Commitments and Revolving Loan Commitments (after giving effect to such Commitment Increase) exceed $15,000,000 and $65,000,000, respectively;"

          (i) Section 2.4 of the Existing Credit Agreement is amended by deleting the number $5,000,000 therefrom and replacing it with $10,000,000.

          (j) The second paragraph of Section 5.1 of the Existing Credit Agreement is amended by inserting the following phrase after the word "follows" in the third line thereof:

     "(rounded upward to the nearest hundredth)".

          (k) Section 5.4 of the Existing Credit Agreement is amended by adding the following sentence to the end thereof:

               "NotwithstandIng the foregoing, if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry each Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day."

          (l) Clause (e) of Section 5.7 of the Existing Credit Agreement is amended by deleting the first proviso contained therein in its entirety and replacing it with the following:

               "provided that, notwithstanding the foregoing, the Commitment Fee and the LC Commitment Fee for the period commencing on the Closing Date and ending September 30, 1997 shall be .375% per annum and 2.00% per annum, respectively;"

          (m) Clause (e) of Section 5.7 of the Existing Credit Agreement is amended by inserting the following phrase after the word "follows" in the first sentence:

     "(rounded upward to the nearest hundredth)".

          (n) A new clause (f) shall be added to Section 5.7 of the Existing Credit Agreement and shall read in its entirety as follows;

               (f) On the Commitment Increase Date, (i) the Borrower agrees to pay to the Agent, for its own account, the fees set forth in that certain fee letter, dated as of September 24, 1997 (the "Additional Fee Letter") from the Agent addressed to and accepted by the Borrower, and (ii) the Borrower agrees to pay to the Agent, for the benefit of the Lenders, a fee of $105,000.

          (o) The second sentence of Section 7.3 of the Existing Credit Agreement is amended by adding the following proviso at the end thereof:

     "; provided that in the case of clause (b), no such condition then exists with respect to any Lender".

          (p)  The word "and" at the end of Section 10.1.15 is deleted;

          (q)  Section 10.1.16 is renumbered Section 10.1.17 and a new Section
     10.1.16 shall be added to Section 10 and shall read in its entirety as follows:

               "As soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, each annual compliance report prepared by the Company's independent public accountants and delivered to the DOE; and

          (r) A new Section 10.11 shall be added to Section 10 of the Existing Credit Agreement and shall read in its entirety as follows:

               "Section 10.11 Interest Hedge Agreements. On or prior to December 31, 1997, the Borrower shall have entered into Hedging Obligations, with counterparties satisfactory to the Agent, on terms and conditions (which terms and conditions shall not include the granting of collateral to any Person other than a Lender) reasonably acceptable to the Agent having (i) an aggregate notional principal amount of at least $7,500,000 and (ii) a maturity of at one year, which one year period will be automatically renewed for two additional one year periods."

          (s) Section 12.5 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

               "SECTION 12.5. Minimum Net Worth. Not permit Consolidated Net Worth, at the end of any Fiscal Quarter during any Fiscal Year of the Borrower (commencing June 30, 1997), to be less than $34,000,000, plus
          (a) 100% of Consolidated Net Income (if positive), plus (b) 35% of the Net Proceeds received by the Borrower or its Subsidiaries in connection with the private or public sale of equity securities after the Closing Date, minus (c) Electra Permitted Cash Dividend."

          (t) A new Section 12.6 shall be added to the Existing Credit Agreement immediately prior to the last paragraph of Section 12 and shall read in its entirety as follows:

               "Section 12.6 Consolidated Tangible Net Worth. Not permit Consolidated Tangible Net Worth, at any time, to be less than $1.00."

          (u) The final paragraph of Section 12 of the Existing Credit Agreement shall be deleted in its entirety and replaced with the following:

               "Notwithstanding the foregoing, for the purposes of Sections 12.1, 12.2 and 12.3, Consolidated EBITDA shall be calculated for the four (4) Fiscal Quarters then ended."

          (v) Clause (c)(ii) of Section 16.1 shall be amended by adding the following proviso at the end thereof:

          "; provided, that the consent of the Borrower shall not be required if a default or Event of Default shall exist at the time of such Assignment".

          (w) Clause (c) of 17.1 is amended by deleting the words "all or substantially all" in the first and second line thereof and replacing such words with the word "any".

          (x)  Section 17.1 of the Existing Credit Agreement is amended by:

               (i)   deleting the word "or" at the end of clause (d) thereof;

               (ii) deleting the "." at the end of clause (e) thereof and replacing it with ";", and

               (iii) adding new clause (f) and (g) thereto which will read in their entirety as follows:

                     "(f)  would increase the Revolving Loan Commitment or Term
               Loan Commitment of any Lender, without the consent of such Lender;

                      (g) which would permit the release of any guaranty of any guarantor other than in connection with a disposition permitted hereunder or otherwise permitted under the terms of the Related Documents, shall be effective without the consent of each Lender."

          (y) Exhibit O to the Existing Credit Agreement is deleted in its entirety and replaced with Exhibit A attached hereto.

     2. Documents Remain in Effect. Except as amended and modified by this Amendment, the Existing Credit Agreement remains in full force and effect and the Borrower confirms that its representations, warranties, agreements and covenants contained in, and obligations and liabilities under, the Credit Agreement and each of the other Related Documents are true and correct in all material respects as if made on the date hereof, except where such representation, warranty, agreement or covenant speaks as of a specified date.

     3. References in Other Documents. References to the Existing Credit Agreement in any other document shall be deemed to include a reference to the Credit Agreement, whether or not reference is made to this Amendment.

     4. Representations. The Borrower hereby represents and warrants to the Lenders and the Agent that:

          (a) The execution, delivery and performance of this Amendment is within the Borrower's corporate authority, has been duly authorized by all necessary corporate action, has received all necessary consents and approvals (if any shall be required), and does not and will not contravene or conflict with any provision of law or of the Certificate of Incorporation or By-laws of the Borrower or its Subsidiaries, or of any other agreement binding upon the Borrower or its Subsidiaries or their respective property;

          (b) This Amendment constitutes the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms; and

          (c) no Default has occurred and is continuing or will result from this Amendment.

     5. Conditions Precedent. The effectiveness of this Amendment is subject to the receipt by the Agent of each of the following, each appropriately completed and duly executed as required and otherwise in form and substance satisfactory to the Agent:

          (a) Certified copies of resolutions of the Board of Directors of the Borrower authorizing or ratifying the execution, delivery and performance by the Borrower of this Amendment;

          (b) A certificate of the President or a Vice-President of the Borrower that all necessary consents or approvals with respect to this Amendment have been obtained;

          (c) A certificate of the Secretary or Assistant Secretary of the Borrower, certifying the name(s) of the officer(s) of the Borrower authorized to sign this Amendment and the documents related hereto on behalf of the Borrower;

          (d) An opinion of Katten Muchin & Zavis covering those matters set forth in clauses (a) and (b) of Section 4 and such other legal matters as the Agent or its counsel may request; and

          (e) Such other instruments, agreements and documents as the Administrative Agent may reasonably request, in each case duly executed as required and otherwise in form and substance satisfactory to the Lenders.

     6.   Miscellaneous.

          (a) Section headings used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.

          (b) This Amendment and any amendment hereof or supplement hereto may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

          (c) This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois, without giving effect to principles of conflicts of laws.

          (d) All obligations of the Borrower and rights of the Lenders and the Agent, that are expressed herein, shall be in addition to and not in limitation to those provided by applicable law.

          (e) Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

          (f) This Amendment shall be binding upon the Borrower, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors and assigns.

                                *      *      *

     IN WITNESS WHEREOF, the parties hereto have caused the execution and delivery hereof by their respective representatives thereunto duly authorized as of the date first herein appearing.

                                       CAREER EDUCATION CORPORATION


                                       By:  /s/ WILLIAM A. KLETTKE
                                          --------------------------------------
                                       Name:  William A. Klettke
                                            ------------------------------------
                                       Title:  Sr. VP & CFO
                                             -----------------------------------


                                       LASALLE NATIONAL BANK, in its individual corporate capacity and as Agent


                                       By:  /s/ MICHAEL FOSTER
                                          --------------------------------------
                                       Name:  Michael Foster
                                            ------------------------------------
                                       Title:  SVP
                                             -----------------------------------